Execution Copy Dated 24 June 2022 Facility Agreement between Moy Park Holdings (Europe) Limited as Company The members of the Group listed herein as Original Borrowers and Original Guarantors The Governor and Company of the Bank of Ireland as Arranger The Financial Institutions listed herein as Original Lenders and The Governor and Company of the Bank of Ireland as Agent

1 1. Definitions and Interpretation .......................................................................................................... 1 2. The Facility .................................................................................................................................... 27 3. Purpose ........................................................................................................................................... 30 4. Conditions of Utilisation ................................................................................................................ 31 5. Utilisation ....................................................................................................................................... 32 6. Optional Currencies ....................................................................................................................... 33 7. Ancillary Facilities ......................................................................................................................... 34 8. Repayment of Loans ...................................................................................................................... 39 9. Prepayment and Cancellation ........................................................................................................ 40 10. Rate Switch .................................................................................................................................... 44 11. Interest ........................................................................................................................................... 47 12. Interest Periods .............................................................................................................................. 49 13. Changes to the Calculation of Interest ........................................................................................... 49 14. Fees ................................................................................................................................................ 51 15. Tax Gross-Up and Indemnities ...................................................................................................... 52 16. Increased Costs .............................................................................................................................. 63 17. Other Indemnities........................................................................................................................... 64 18. Mitigation by the Lenders .............................................................................................................. 65 19. Costs and Expenses ........................................................................................................................ 66 20. Representations .............................................................................................................................. 69 21. Information Undertakings .............................................................................................................. 74 22. Financial Covenants ....................................................................................................................... 78 23. General Undertakings .................................................................................................................... 82 24. Events of Default ........................................................................................................................... 90 25. Changes to the Lenders .................................................................................................................. 94 26. Changes to the Obligors ................................................................................................................. 99 27. Restriction on Debt Purchase Transactions ................................................................................. 101 28. Role of the Agent and the Arranger ............................................................................................. 101 29. Conduct of Business by the Finance Parties ................................................................................ 109 30. Sharing among the Finance Parties .............................................................................................. 110 31. Payment Mechanics ..................................................................................................................... 111 32. Set-Off ......................................................................................................................................... 114 33. Notices ......................................................................................................................................... 115 34. Calculations and Certificates ....................................................................................................... 117 35. Partial Invalidity .......................................................................................................................... 117

36.	Remedies and Waivers	117
37.	Amendments and Waivers	117
38.	Confidential Information	121
39.	Confidentiality of Funding Rates	125
40.	Bail-In	126
41.	Counterparts	128
42.	Governing Law	128
43.	Enforcement	128
44.	Electronic signature	128
Schedule 1	**The Original Parties**	**130**
Part 1	The Original Obligors	130
Part 2	The Original Lenders	1
Schedule 2	**Conditions Precedent**	**2**
Part 1	Conditions Precedent to Initial Utilisation	2
Part 2	Conditions Precedent Required to be Delivered by an Additional Obligor	4
Schedule 3	**Utilisation Request**	**6**
Schedule 4	**Form of Ancillary Lender Accession Undertaking**	**7**
Schedule 5	**Form of Transfer Certificate**	**8**
Schedule 6	**Form of Assignment Agreement**	**11**
Schedule 7	**Form of Accession Letter**	**14**
Schedule 8	**Form of Resignation Letter**	**15**
Schedule 9	**Form of Compliance Certificate**	**16**
Schedule 10	**LMA Form of Confidentiality Undertaking**	**17**
Schedule 11	**Timetables**	**23**
Schedule 12	**Form of Increase Confirmation**	**24**
Schedule 13	**Reference Rate Terms**	**27**
Part 1	US Dollars	27
Part 2	Sterling	31
Schedule 14	**Daily Non-Cumulative Compounded RFR Rate**	**34**
Schedule 15	**Cumulative Compounded RFR Rate**	**36**

2

1 This Agreement is made on 24 June 2022 Between: (1) Moy Park Holdings (Europe) Limited, a company incorporated in Northern Ireland with registered number NI070325 (the “Company”); (2) The members of the Group listed in Part 1 of Schedule 1 as original borrowers (the “Original Borrowers”); (3) The members of the Group listed in Part 1 of Schedule 1 as original guarantors (together with the Company, the “Original Guarantors”); (4) The Governor and Company of the Bank of Ireland as mandated lead arranger (the “Arranger”); (5) The Financial Institutions listed in Part 2 of Schedule 1 as lenders (the “Original Lenders”); and (6) The Governor and Company of the Bank of Ireland as agent of the other Finance Parties (the “Agent”). It is agreed as follows: 1. Definitions and Interpretation 1.1 Definitions In this Agreement: “Acceptable Bank” means: (a) the Original Lenders and their Affiliates; or (b) a bank or financial institution which has a rating for its long-term unsecured and non credit- enhanced debt obligations of BBB+ or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or Baal or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency; or (c) any other bank or financial institution approved by the Agent (acting on the instructions of the Majority Lenders). “Accession Letter” means a document substantially in the form set out in Schedule 7 (Form of Accession Letter). “Accounting Principles” means generally accepted accounting principles in the jurisdiction of incorporation or organisation of the entity providing such accounts. “Additional Borrower” means a company which becomes an Additional Borrower in accordance with Clause 26 (Changes to the Obligors). “Additional Business Day” means any day specified as such in the applicable Reference Rate Terms. “Additional Guarantor” means a company which becomes an Additional Guarantor in accordance with Clause 26 (Changes to the Obligors).

2 “Additional Obligor” means an Additional Borrower or an Additional Guarantor. “Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. Notwithstanding the foregoing, in relation to National Westminster Bank Plc (trading as Ulster Bank)/Ulster Bank Ireland DAC, the term “Affiliate” shall not include (i) the UK government or any member or instrumentality thereof, including Her Majesty's Treasury and UK Financial Investments Limited (or any directors, officers, employees or entities thereof) or (ii) any persons or entities controlled by or under common control with the UK government or any member or instrumentality thereof (including Her Majesty's Treasury and UK Financial Investments Limited) and which are not part of NatWest Group plc and its subsidiaries or subsidiary undertakings. “Agent’s Spot Rate of Exchange” means: (a) the Agent’s spot rate of exchange; or (b) (if the Agent does not have an available spot rate of exchange) any other publicly available spot rate of exchange selected by the Agent (acting reasonably), for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day. “Ancillary Commencement Date” means, in relation to an Ancillary Facility, the date on which that Ancillary Facility is first made available, which date shall be a Business Day within the Availability Period for the Facility. “Ancillary Commitment” means, in relation to an Ancillary Lender and an Ancillary Facility, the maximum Base Currency Amount which that Ancillary Lender has agreed (whether or not subject to satisfaction of conditions precedent) to make available from time to time under an Ancillary Facility and which has been authorised as such under Clause 7 (Ancillary Facilities), to the extent that amount is not cancelled or reduced under this Agreement or the Ancillary Documents relating to that Ancillary Facility. “Ancillary Document” means each document relating to or evidencing the terms of an Ancillary Facility. “Ancillary Facility” means any ancillary facility made available by an Ancillary Lender in accordance with Clause 7 (Ancillary Facilities),. “Ancillary Lender” means each Lender (or Affiliate of a Lender) which makes available an Ancillary Facility in accordance with Clause 7 (Ancillary Facilities). “Ancillary Lender Accession Undertaking” means: (a) an undertaking substantially in the form set out in Schedule 4 (Form of Ancillary Lender Accession Undertaking); or (b) a Transfer Certificate, Assignment Agreement, Increase Confirmation (provided that it contains an accession to this Agreement which is substantially in the form set out in Schedule 4 (Form of Ancillary Lender Accession Undertaking).

3 “Ancillary Outstandings” means, at any time, in relation to an Ancillary Lender and an Ancillary Facility then in force the aggregate of the equivalents (as calculated by that Ancillary Lender) in the Base Currency of the following amounts outstanding under that Ancillary Facility: (a) the principal amount under each overdraft facility (net of any Available Credit Balance); (b) the face amount of each guarantee, bond and letter of credit under that Ancillary Facility; and (c) the amount fairly representing the aggregate exposure (excluding interest and similar charges) of that Ancillary Lender under each other type of accommodation provided under that Ancillary Facility, in each case as determined by such Ancillary Lender, acting reasonably in accordance with its normal banking practice and in accordance with the relevant Ancillary Document. “Anti-Money Laundering Laws” means all applicable laws or regulations in any jurisdiction in which any Obligor is located or doing business that relate to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto. “Article 55 BRRD” has the meaning given to that term in Clause 40.2 (Bail-In Definitions). “Assignment Agreement” means an agreement substantially in the form set out in Schedule 6 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee. “Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration. “Availability Period” means the period from and including the date of this Agreement to and including the date falling one month prior to the Termination Date. “Available Commitment” means a Lender’s Commitment minus: (a) the Base Currency Amount of its participation in any outstanding Loans and the Base Currency Amount of the aggregate of its (and its Affiliates’) Ancillary Commitments; and (b) in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Loans that are due to be made on or before the proposed Utilisation Date and the Base Currency Amount of its Ancillary Commitment in relation to any new Ancillary Facility that is due to be made available on or before the proposed Utilisation Date. For the purposes of calculating a Lender’s Available Commitment in relation to any proposed Utilisation under the Facility only, the following amounts shall not be deducted from that Lender’s Commitment: (i) that Lender’s participation in any Utilisations that are due to be repaid or prepaid on or before the proposed Utilisation Date; and (ii) that Lender’s (and its Affiliates’) Ancillary Commitments to the extent that they are due to be reduced or cancelled on or before the proposed Utilisation Date. “Available Credit Balance” means, in relation to an Ancillary Facility, credit balances on any account of any Borrower of that Ancillary Facility with the Ancillary Lender making available that

4 Ancillary Facility to the extent that those credit balances are freely available to be set off by that Ancillary Lender against liabilities owed to it by that Borrower under that Ancillary Facility. “Available Facility” means the aggregate for the time being of each Lender’s Available Commitment. “Bail-In Action” has the meaning given to that term in Clause 40.2 (Bail-In Definitions). “Bail-In Legislation” has the meaning given to that term in Clause 40.2 (Bail-In Definitions). “Bank Levy” means: (a) a bank levy charged pursuant to Section 73 and Schedule 19 to the Finance Act 2011; and/or (b) any other Tax of a similar nature or with a similar purpose in any jurisdiction. “Base Currency” means Sterling. “Base Currency Amount” means: (a) in relation to a Loan, the amount specified in the Utilisation Request delivered by a Borrower for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request); and (b) in relation to an Ancillary Commitment, the amount specified as such in the notice delivered to the Agent by the Company pursuant to Clause 7.2 (Availability) (or, if the amount specified is not denominated in the Base Currency, that amount converted in the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three (3) Business Days before the Ancillary Commencement Date for that Ancillary Facility or, if later, the date the Agent receives the notice of the Ancillary Commitment in accordance with the terms of this Agreement), each time as adjusted to reflect any repayment or prepayment of a Loan, or (as the case may be) cancellation or reduction of an Ancillary Facility. “Bilateral Facilities” means any of the following facilities provided by an Original Lender (or their Affiliates) or any other lender: (a) an overdraft facility; (b) a guarantee, bonding, documentary or stand-by letter of credit facility; (c) a short term loan facility; or (d) credit cards (and each a “Bilateral Facility”). “Bilateral Facility Limit” means £30,000,000 “Borrower” means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 26 (Changes to the Obligors).

5 “Borrowings” has the meaning given to such term in Clause 22.1 (Financial Definitions). “Break Costs” means any amount specified as such in the applicable Reference Rate Terms. “Budget” means: (a) in relation to the Financial Year ending December 2021, the budget to be delivered by the Company to the Agent pursuant to Clause 4.1 (Initial Conditions Precedent); and (b) in relation to any other period, any budget delivered by the Company to the Agent in respect of that period pursuant to Clause 22.4 (Budget). “Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Belfast, Dublin and London and: (a) (in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; (b) (in relation to any date for payment or purchase of euro) which is a TARGET Day; and (c) (in relation to: (i) the fixing of an interest rate in relation to a Term Rate Loan; (ii) any date for payment or purchase of an amount relating to a Compounded Rate Loan; or (iii) the determination of the first day or the last day of an Interest Period for a Compounded Rate Loan, or otherwise in relation to the determination of the length of such an Interest Period), which is an Additional Business Day relating to that Loan or Unpaid Sum. “Business Day Conventions” has the meaning given to that term in Schedule 13 (Reference Rate Terms). “Cash” means, at any time, cash denominated in Sterling, euro or dollars in hand or at bank and (in the latter case) credited to an account in the name of an Obligor with an Acceptable Bank and to which an Obligor is alone (or together with other Obligors) beneficially entitled and for so long as: (a) that cash is repayable on demand; (b) repayment of that cash is not contingent on the prior discharge of any other indebtedness of any member of the Group or of any other person whatsoever or on the satisfaction of any other condition; (c) there is no Security over that cash except for any Permitted Security constituted by a netting or set-off arrangement entered into by members of the Group in the ordinary course of their banking arrangements; and (d) the cash is freely immediately available to be applied in repayment or prepayment of the Facility,

6 but, for the avoidance of doubt, this shall not prohibit or restrict an Obligor from holding cash in any account which is subject to a time deposit or other fixed term deposit so long as such cash can be accessed immediately (whether subject to a break cost, penalty fee or otherwise). “Central Bank Rate” has the meaning given to that term in the applicable Reference Rate Terms. “Central Bank Rate Adjustment” has the meaning given to that term in the applicable Reference Rate Terms. “Change of Control” has the meaning given to that term in Clause 9.2 (Change of Control). “Chief Financial Officer” means any of the chief financial officers of the Company, Pilgrim’s Food Masters UK Limited, Pilgrim’s Food Masters Ireland Limited, Pilgrim’s Pride Ltd or Moy Park Limited. “Code” means the US Internal Revenue Code of 1986. “Commitment” means: (a) in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Commitment” in Part 2 of Schedule 1 (The Original Parties) and the amount of any other Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and (b) in relation to any other Lender, the amount in the Base Currency of any Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement. “Compliance Certificate” means a certificate substantially in the form set out in Schedule 9 (Form of Compliance Certificate). “Compounded Rate Currency” means Sterling, US Dollars and any other currency which is not a Term Rate Currency. “Compounded Rate Interest Payment” means the aggregate amount of interest that: (a) is, or is scheduled to become, payable under any Finance Document; and (b) relates to a Compounded Rate Loan. “Compounded Rate Loan” means any Loan or, if applicable, Unpaid Sum in a Compounded Rate Currency. “Compounded Reference Rate” means, in relation to any RFR Banking Day during the Interest Period of a Compounded Rate Loan, the percentage rate per annum which is the aggregate of: (a) the Cumulative Compounded RFR Rate for that RFR Banking Day; and (b) the applicable Credit Adjustment Spread (if any), or, to the extent that the Company, the Agent (in its own capacity) and the Agent (acting on the instructions of the Majority Lenders) agree in writing that the Daily Non-Cumulative Compounding RFR Rate should be used for the calculation of interest of a Compounding Rate Loan under this

7 Agreement, which is, or becomes a “Compounding Rate Loan” pursuant to Clause 10.1 (Switch to Compounded Reference Rate). “Compounding Methodology Supplement” means, in relation to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate, a document which: (a) is agreed in writing by the Company, the Agent (in its own capacity) and the Agent (acting on the instructions of the Majority Lenders (acting reasonably)); (b) specifies a calculation methodology for that rate; and (c) has been made available to the Company and each Finance Party. “Confidential Information” means all information relating to the Company, any Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either: (a) any member of the Group or any of its advisers; or (b) another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes: (i) information that: (A) is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 38 (Confidential Information); or (B) is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or (C) is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (A) or (B) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and (ii) any Funding Rate. “Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA as set out in Schedule 10 (LMA Form of Confidentiality Undertaking) or in any other form agreed between the Company and the Agent. “Credit Adjustment Spread” means, in respect of any Compounded Rate Loan, any rate which is either: (a) specified as such in the applicable Reference Rate Terms; or

8 (b) determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology specified in the applicable Reference Rate Terms. “CTA” means the Corporation Tax Act 2009. “Cumulative Compounded RFR Rate” means, in relation to an Interest Period for a Compounded Rate Loan, the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 15 (Cumulative Compounded RFR Rate). “Daily Non-Cumulative Compounded RFR Rate” means, in relation to any RFR Banking Day during an Interest Period for a Compounded Rate Loan, the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 14 (Daily Non-Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement. “Daily Rate” means the rate specified as such in the applicable Reference Rate Terms. “Debt Purchase Transaction” means, in relation to a person, a transaction where such person: (a) Purchases by way of assignment or transfer; (b) Enters into any sub-participation in respect of; or (c) Enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of, any Commitment or amount outstanding under this Agreement. “Default” means an Event of Default or any event or circumstance specified in Clause 24 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default. “Defaulting Lender” means any Lender: (a) which has failed to make its participation in a Loan available (or has notified the Agent or the Company (which has notified the Agent) that it will not make its participation in a Loan available) by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ Participation); (b) which has otherwise rescinded or repudiated a Finance Document; or (c) with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of paragraph (a) above: (i) its failure to pay is caused by: (A) administrative or technical error; or (B) a Disruption Event; and (C) payment is made within 3 Business Days of its due date; or

9 (ii) the Lender is disputing in good faith whether it is contractually obliged to make the payment in question (and provided further that such Lender is using all reasonable endeavours to resolve such dispute). “Designated Gross Amount” means the amount notified by the Company to the Agent upon the establishment of a Multi-account Overdraft as being the maximum amount of Gross Outstandings that will, at any time, be outstanding under that Multi-account Overdraft. “Designated Net Amount” means the amount notified by the Company to the Agent upon the establishment of a Multi-account Overdraft as being the maximum amount of Net Outstandings that will, at any time, be outstanding under that Multi-account Overdraft. “Disruption Event” means either or both of: (a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or (b) the occurrence of any other event which results in a disruption (of a technical or systems- related nature) to the treasury or payments operations of a Party preventing that, or any other Party: (i) from performing its payment obligations under the Finance Documents; or (ii) from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted. “Distribution Conditions” means that, where required by the provisions of Clause 23.16 (Loans or Credit) and/or Clause 23.17 (Dividends, share redemption and Permitted Shareholder Loan repayments), the Obligors satisfy each of the following conditions in respect of any Shareholder Holding Company Loan and/or the taking of any Distribution Action: (a) from the date of this Agreement, all payments due to the Finance Parties under the Finance Documents have been made at the times and in the manner expressly provided for in this Agreement (except where any such payment obligation has been waived by the Agent (acting on the instructions of all of the Lenders)); (b) from the date of this Agreement, each of the financial covenants specified in Clause 24.2 (Financial Covenants) have been complied with at the times and in the manner expressly provided for in this Agreement (after taking into account the payment of the relevant Shareholder Holding Company Loan or Distribution Action) (except where any such financial covenant has been waived by the Agent (acting on the instructions of all of the Lenders)); and (c) in respect of each Shareholder Holding Company Loan and/or Distribution Action with the Compliance Certificate delivered pursuant to Clause 21.2 (Compliance Certificate) the Company delivers an additional certificate signed by any Chief Financial Officer or the Director of Finance Services, Pilgrim’s Shared Services Limited or in his/her absence as delegated by such Chief Financial Officer or Director of Finance Services, Pilgrim’s

10 Shared Services Limited, as applicable, to any other person (a “Distribution Certificate”), which certifies: (i) each of the matters referred to in paragraphs (a) and (b) above; (ii) the Distribution Action to be taken and/or Shareholder Holding Company Loan to be made and the date on which it is proposed to take such action or make such loan; (iii) that such Distribution Action and/or Shareholder Holding Company Loan is made in accordance with all applicable laws; (iv) that no Default is continuing or is reasonably expected to occur as a result of the relevant Distribution Action being taken and/or the Shareholder Holding Company Loan being made; (v) that all payments that are due to be paid to the Finance Parties under the Finance Documents for the 12 months occurring after the relevant Distribution Action and/or Shareholder Holding Company Loan are forecast to be met notwithstanding the relevant Distribution Action and/or Shareholder Holding Company Loan having been taken (and taking into account such Distribution Action and/or Shareholder Holding Company Loan); and (vi) each of the financial covenants specified in Clause 22 (Financial Covenants) for the next full Financial Year to occur are forecast to be met notwithstanding the relevant Distribuiton Action and/or Shareholder Holding Company Loan having been taken (and taking into account such Distribution Action and/or Shareholder Holding Company Loan). “EBITDA” has the meaning given to such term in Clause 22.1 (Financial Definitions). “Eligible Institution” means any Lender or other bank, financial institution, trust, fund or other entity selected by the Company and which, in each case, is not a member of the Group. “Environment” means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media: (a) air (including, without limitation, air within natural or man-made structures, whether above or below ground); (b) water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and (c) land (including, without limitation, land under water). “Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law. “Environmental Law” means any applicable law or regulation which relates to: (a) the pollution or protection of the Environment; (b) the conditions of the workplace; or

11 (c) the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste. “Environmental Permits” means any permit and other Authorisation and the filing of any notification, report or assessment” required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by any member of the Group. “EU Bail-In Legislation Schedule” has the meaning given to such term in Clause 40.2 (Bail-In Definitions). “EURIBOR” means, in relation to any Term Rate Loan in euro: (a) the applicable Screen Rate as of the Specified Time for euro and for a period equal in length to the Interest Period of that Loan; or (b) (if no Screen Rate is available for the Interest Period of that Loan) as otherwise determined pursuant to Clause 13 (Changes to the Calculation of Interest). and if, in either case, that rate is less than zero, EURIBOR shall be deemed to be zero. “Event of Default” means any event or circumstance specified as such in Clause 24 (Events of Default). “Facility” means the revolving loan facility made available under this Agreement as described in Clause 2 (The Facility). “Facility Office” means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement. “Fallback Interest Period” means in relation to a Loan, a period of (3) months. “FATCA” means: (a) sections 1471 to 1474 of the Code or any associated regulations; (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or (c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction. “FATCA Application Date” means: (a) in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or (b) in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

12 “FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA. “FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction. “Fee Letter” means: (a) any letter or letters dated on or about the date of this Agreement between the Arranger and the Company (or the Agent and the Company) setting out any of the fees referred to in Clause 14 (Fees); and (b) any agreement setting out fees payable to a Finance Party referred to in Clause 2.2 (Increase) or Clause 14.4 (Interest, Commission and Fees on Ancillary Facilities) or under any other Finance Document. “Finance Documents” means this Agreement, any Ancillary Document, any Fee Letter, any Subordination Deed, any Accession Letter, any Resignation Letter, any Reference Rate Supplement, any Compounding Methodology Supplement and any other document designated as such by the Agent and the Company. “Finance Lease” has the meaning given to such term in Clause 22.1 (Financial Definitions). “Finance Party” means the Agent, the Arranger, any Lender and any Ancillary Lender. “Financial Indebtedness” means any indebtedness for or in respect of: (a) moneys borrowed and debit balances at banks or other financial institutions; (b) any amount raised by acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent); (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument; (d) the amount of any liability in respect of any Finance Leases; (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis and meet any requirement for de-recognition under the Accounting Principles); (f) any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only any actual amount due as a result of the termination or close-out of that Treasury Transaction) shall be taken into account); (g) any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of (i) an underlying liability of an entity which is not a member of the Group which liability would fall within one of the other paragraphs of this definition or (ii) any liabilities of any member of the Group relating to any post-retirement benefit scheme; (h) any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before the Termination Date or are otherwise classified as borrowings under the Accounting Principles;

13 (i) any amount of any liability under an advance or deferred purchase agreement if the agreement is in respect of the supply of assets or services and payment is due more than 120 days after the date of supply; and (j) any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under the Accounting Principles. “Financial Quarter” has the meaning given to such term in Clause 22.1 (Financial Definitions). “Financial Year” has the meaning given to such term in Clause 22.1 (Financial Definitions). “Funding Rate” means any individual rate notified by a Lender to the Agent pursuant to paragraph (a)(ii) of Clause 13.4 (Cost of Funds). “GAAP” means generally accepted accounting principles in the United States. “Group” means each of the Company, Pilgrim’s Pride Ltd., Pilgrim’s Food Masters Ireland Limited, Pilgrim’s Food Masters UK Limited, Rollover Limited, Oakhouse Foods Limited, Consumer Foods Van Sales Ltd, Attleborough Foods Ltd, Spurway Foods Limited, Consumer Foods Van Sales (Ireland) Limited, Rye Valley Foods Limited, Noon Products Limited and Pilgrim’s Shared Services Limited and each of their Subsidiaries for the time being. “Gross Outstandings” means, in relation to a Multi-account Overdraft, the Ancillary Outstandings of that Multi-account Overdraft but calculated on the basis that the words “(net of any Available Credit Balance)” in paragraph (a) of the definition of “Ancillary Outstandings” were deleted. “Guarantor” means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 26 (Changes to the Obligors). “Historic Screen Rate” means, in relation to any Loan, the most recent applicable Screen Rate for a period equal in length to the Interest Period of that Loan and which is as of a day which is no more than five days before the Quotation Day. “Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary. “IBOR” means, in relation to any Loan or Unpaid Sum the applicable rate (being EURIBOR for EUR and the applicable rate for any other currency (other than a Compounded Rate Currency)), if any such rate is below zero at any time, IBOR shall be deemed to be zero. “Increase Confirmation” means a confirmation substantially in the form set out in Schedule 12 (Form of Increase Confirmation). “Increase Lender” has the meaning given to that term in Clause 2.2 (Increase). “Information Memorandum” means the five year financial forecasts concerning the Group which was prepared in relation to this transaction and refinancing. “Insolvency Event” in relation to an entity means that the entity: (a) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (b) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

14 (c) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (d) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official; (e) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and: (i) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or (ii) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (f) has exercised in respect of it one or more of the stabilisation powers pursuant to part 1 of the United Kingdom Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the United Kingdom Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the United Kingdom Banking Act 2009; (g) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or demerger); (h) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, examiner, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above); (i) has secured party take possession of all or substantially all of its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (j) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction has an analogous effect to any of the events specified in paragraphs (a) through (i) above; or (k) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts. “Interest Cover” has the meaning given to such term in Clause 22.1 (Financial Definitions).

15 “Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 12 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 11.4 (Default Interest). “Interpolated Screen Rate” means, in relation to any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between: (a) the most recent applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and (b) the most recent applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan, each for euro and each of which is as of a day which is no more than five (5) days before the Quotation Day. “Interpolated Screen Rate” means, in relation to any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between: (a) the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and (b) the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan, each as of the Specified Time for the currency of that Loan. “Irish Companies Act” means the Companies Act 2014 of Ireland. “Irish Obligor” means any Obligor incorporated under the laws of the Republic of Ireland. “ITA” means the Income Tax Act 2007. “JBS SA” means JBS S.A., a corporation (sociedade anonima) organized under the laws of the Federative Republic of Brazil, the details of which are set out in Part 1 of Schedule 1 (Original Obligors). “Joint Venture” means any joint venture entity, whether a company unincorporated firm, undertaking association, joint venture or partnership or other entity. “Legal Opinion” means any legal opinion delivered to the Agent under Clause 4.1 (Initial Conditions Precedent) or otherwise under the Finance Documents. “Legal Reservations” means: (a) the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors; (b) the time barring of claims under applicable limitation acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

16 (c) similar principles, rights and defences under the laws of the jurisdiction of incorporation of an Obligor or the jurisdiction(s) in which it conducts or carries on any trade or business; (d) the effect of any Sanctions or any similar measures adopted, implemented or effective in any applicable jurisdiction on the validity, enforceability or binding nature of any Finance Document or the ability of any member of the Group, Finance Party or any of their respective Affiliates to perform their respective obligations or exercise their respective rights under any Finance Document in each case arising as a result of such Finance Party or any of their respective Affiliates being (i) a person incorporated in, acting through, a Facility Office situated in, or which is a branch of an institution situated in a country or territory subject to country-wide or territory-wide Sanctions to the extent that a member of the Group or any of its Affiliates could be in breach of any applicable Sanctions as a result of such person being a Finance Party (including as a result of such payments to be made under the Finance Documents); or (ii) a Restricted Party; and (e) any general principles, reservations or qualifications, in each case as to matters of law as set out in any Legal Opinion. “Lender” means: (a) any Original Lender; and (b) any bank, financial institution, trust, fund or other entity which has become a Party as a “Lender” in accordance with Clause 2.2 (Increase) or Clause 25 (Changes to the Lenders), which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement. “Leverage” has the meaning given to such term in Clause 22.1 (Financial Definitions). “LMA” means the Loan Market Association. “Loan” means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan. “Lookback Period” means the number of days specified as such in the applicable Reference Rate Terms. “Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 66²/³ per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66²/³ per cent. of the Total Commitments immediately prior to the reduction). “Management Charges” has the meaning given to such term in Clause 23.19 (Management and other charges). “Margin” means in relation to any Loan: (a) from and including the date of this Agreement, up and until the date falling 5 Business Days after the receipt by the Agent of the first Compliance Certificate to be delivered by the Company in accordance with Clause 21.2 (Compliance Certificate), the Margin shall be 1.25 per cent per annum; and

17 (b) thereafter, if: (i) no Event of Default has occurred and is continuing; and (ii) Leverage in respect of the most recently completed Relevant Period is within a range set out below, then the Margin shall be the percentage per annum set out below in the column opposite that range in the table below: Leverage Margin (% p.a.) Less than 1.5x 1.25% Greater than or equal to 1.5x but less than 2.0x 1.50% Greater than or equal to 2.0x but less than 2.5x 1.75% Greater than or equal to 2.5x 2.00% However: (i) any increase or decrease in the Margin for a Loan shall take effect on the date which is five (5) Business Days after receipt by the Agent of the Compliance Certificate for that Relevant Period pursuant to Clause 21.2 (Compliance Certificate); (ii) if, following receipt by the Agent of the Compliance Certificate delivered at the same time as the annual financial accounts of each Financial Year, that Compliance Certificate does not confirm the basis for a reduced or increased Margin, then paragraph (b) of Clause 11.3 (Payment of Interest) shall apply and the Margin for that Loan shall be the percentage per annum determined using the table above and the revised Leverage calculated using the figures in that Compliance Certificate; (iii) while a Default is continuing (and, for the avoidance of doubt, only for the period of time during which such Default is continuing), the Margin for each Loan shall be the highest percentage per annum for such Loan set out in the table above; and (iv) for the purposes of determining the Margin, the Leverage and the Relevant Period shall be determined in accordance with Clause 22.1 (Financial Definitions). “Market Disruption Rate” means the rate (if any) specified as such in the applicable Reference Rate Terms. “Material Adverse Effect” means in the reasonable opinion of the Majority Lenders a material adverse effect on: (a) the business, operations, property, condition (financial or otherwise) or prospects of the Group taken as a whole in a manner which affects the ability of an Obligor to perform its obligations under the Finance Documents; or (b) the rights or remedies of any Finance Party under any of the Finance Documents.

18 “Material Subsidiary” means, at any time, a wholly owned member of the Group which satisfies any one or more of the following: (a) it contributes not less than five per cent. of EBITDA; (b) it contributes not less than five per cent. of gross assets; or (c) to which is transferred the whole or substantially the whole of the undertaking and assets of a Subsidiary of the Company which immediately before the transfer is a Material Subsidiary, in each case, calculated on a pro forma basis by reference to the latest consolidated financial statements of the Group. “Month” means, in relation to an Interest Period (or any other period for the accrual of commission or fees in a currency), a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, subject to adjustment in accordance with the rules specified as “Business Day Conventions” in the applicable Reference Rate Terms. “Multi-account Overdraft” means an Ancillary Facility which is an overdraft facility comprising more than one account. “Net Income” has the meaning given to such term in Clause 22.1 (Financial Definitions). “Net Interest Charge” has the meaning given to such term in Clause 22.1 (Financial Definitions). “Net Outstandings” means, in relation to a Multi-account Overdraft, the Ancillary Outstandings of that Multi-account Overdraft. “New Lender” has the meaning given to that term in Clause 25 (Changes to the Lenders). “Obligor” means a Borrower or a Guarantor. “Obligors’ Agent” means the Company, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.4 (Obligors’ Agent). “Optional Currency” means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions Relating to Optional Currencies). “Original Financial Statements” means in relation to the Company, the audited consolidated financial statements of the Group for the Financial Year ended on or about 31 December 2021. “Original Obligor” means an Original Borrower or an Original Guarantor. “Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union. “Party” means a party to this Agreement. “Permitted Acquisition” means an acquisition of all or any part of the issued share capital of a limited liability company or the entry into a Joint Venture that is permitted pursuant to the terms of Clause 23.14 (Acquisitions and Joint Ventures). “Permitted ID Facilities” means the invoice discounting facilities provided by GE Facto France to Moy Park France.

19 “Permitted Financial Indebtedness” means any Financial Indebtedness permitted to be incurred pursuant to Clause 23.15 (Financial Indebtedness). “Permitted Security” means any Security permitted to the terms of Clause 23.3 (Negative Pledge). “Permitted Shareholder Loan” means a loan advanced by any one of the Shareholder Holding Companies to any Obligor for general corporate purposes (including funding of Permitted Acquisitions). “Pilgrim’s Pride US” means Pilgrim’s Pride Corporation, a company incorporated in the State of Delaware, the details of which are set out in Part 1 of Schedule 1 (The Original Parties). “Primary Term Rate” means the rate specified as such in the applicable Reference Rate Terms. “Prohibited Party” means a person located in, organised under the laws of, or owned or controlled by, or acting on behalf of, a person located in or organised under the laws of a territory subject to comprehensive Sanctions (currently Crimea, Iran (to the extent prohibited by Sanctions), Russia, Sudan (excluding South Sudan), Syria, or North Korea). “Qualified Securitisation Facility” means any Securitisation Facility: (a) constituting a securitisation financing facility that meets the following conditions: (i) the Company will have determined in good faith that such Securitisation Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and the applicable Subsidiary or Securitisation Subsidiary, and (ii) all sales or contributions of Securitisation Assets and related assets to the applicable person or Securitisation Subsidiary are made at fair market value (as determined in good faith by the Company); or (b) constituting a receivables financing facility. “Qualifying Lender” has the meaning given to it in Clause 15 (Tax Gross-Up and Indemnities). “Quarter Date” has the meaning given to such term in Clause 22.1 (Financial Definitions). “Quotation Day” means the day specified as such in the applicable Reference Rate Terms. “Quoted Tenor” means, in relation to a Screen Rate or a RFR, any period for which that Screen Rate is customarily displayed on the relevant page or screen of an information service. “Reference Rate Supplement” means, in relation to any currency, a document which: (a) is agreed in writing by the Company, the Agent (in its own capacity) and the Agent (acting on the instructions of the Majority Lenders (acting reasonably)); (b) specifies for that currency the relevant terms which are expressed in this Agreement to be determined by reference to Reference Rate Terms; (c) specifies whether that currency is a Compounded Rate Currency or a Term Rate Currency; and (d) has been made available to the Company and each Finance Party. “Reference Rate Terms” means, in relation to: (a) a currency;

20 (b) a Loan or an Unpaid Sum in that currency; (c) an Interest Period for that Loan or Unpaid Sum (or other period for the accrual of commission or fees in a currency); or (d) any term of this Agreement relating to the determination of a rate of interest in relation to such a Loan or Unpaid Sum, the terms set out for that currency, and (where such terms are set out for different categories of Loan, Unpaid Sum or accrual of commission or fees in that currency) for the category of that Loan, Unpaid Sum or accrual, in Schedule 13 (Reference Rate Terms) or in any Reference Rate Supplement. “Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund. “Relevant Market” means: (a) subject to paragraph (b) below, in relation to EUR, the European interbank market, and, in relation to any other Term Rate Currency, the London interbank market; and (b) in relation to a Compounded Rate Currency, the market specified as such in the applicable Reference Rate Terms. “Relevant Period” has the meaning given to such term in Clause 22.1 (Financial Definitions). “Repeating Representations” means each of the representations set out in paragraphs (a) and (b) of Clause 20.1 (Status), Clause 20.2 (Binding Obligations), Clause 20.3 (Non-Conflict with Other Obligations), Clause 20.4 (Power and Authority), Clause 20.10 (No Default), Clause 20.13 (Pari Passu Ranking), Clause 20.14 (Security and Financial Indebtedness), Clause 20.15 (No Proceedings), Clause 20.17 (Anti-Corruption Law), Clause 20.19 (Anti-money laundering) and Clause 20.20 (Sanctions). “Reporting Day” means the day (if any) specified as such in the applicable Reference Rate Terms. “Reporting Time” means the relevant time (if any) specified as such in the applicable Reference Rate Terms. “Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian. “Resignation Letter” means a letter substantially in the form set out in Schedule 8 (Form of Resignation Letter). “Restricted Party” means a person: (a) listed on or owned or controlled by a person listed on any Sanctions List, or a person acting on behalf of such a person; (b) located in, organised under the laws of or owned or controlled by, or acting on behalf of, a person located in or organised under the laws of a country or territory which is a subject of country-wide or territory-wide Sanctions (including, without limitation, at the date of the

21 this Agreement, Russia, Crimea, Cuba, Iran (to the extent prohibited by Sanctions), Sudan, Syria (to the extent prohibited by Sanctions) or North Korea); or (c) otherwise a subject of Sanctions (“target of Sanctions” signifying a person with whom a US person or other national of a Sanctions Authority would be prohibited or restricted by Sanctions from engaging in trade, business or other activities). “Restructuring Charges” has the meaning given to such term in Clause 22.1 (Financial Definitions). “RFR” means the rate specified as such in the applicable Reference Rate Terms. “RFR Banking Day” means any day specified as such in the applicable Reference Rate Terms. “Rollover Loan” means one or more Loans: (a) made or to be made on the same day that a maturing Loan is due to be repaid; (b) the aggregate amount of which is equal to or less than the amount of the maturing Loan; (c) in the same currency as the maturing Loan (unless arising as a result of the operation of Clause 6.2 (Unavailability of a Currency)); and (d) made or to be made to the same Borrower for the purpose of refinancing that maturing Loan. “Sanctioned Lenders” has the meaning given to that term in paragraph (a)(v) of Clause 9.5 (Right of Replacement or Repayment and Cancellation in relation to a Single Lender). “Sanctions” means any trade, economic or financial sanctions laws, regulations, embargoes or restrictive measures administered, imposed, enacted or enforced by a Sanctions Authority whether directly or indirectly applicable. “Sanctions Authority” means: (a) the Security Council of the United Nations; (b) the United States; (c) the European Union (or any of its member states); (d) the United Kingdom; (e) any country to which any member of the Group is bound; and (f) the governments and official institutions or agencies of any of paragraphs (a) through (e) above, including the Office of Foreign Assets Control of the US (OFAC), the Office of Export Enforcement in the UK (OEE), the United States Department of State and Her Majesty’s Treasury (HMT). “Sanctions List” means: (a) the Specially Designated Nationals and Blocked Persons List, Sectoral Sanctions Identifications List and List of Foreign Sanctions Evaders Sanctioned Pursuant to Executive Order 13608 maintained by OFAC;

22 (b) “The Consolidated List of Financial Sanctions Targets” maintained by Her Majesty’s Treasury; or (c) any similar list maintained by, or public announcement of a Sanctions designation made by, a Sanctions Authority (without limitation to the generality of the foregoing, such lists as are maintained by (i) the European Union, (ii) the United Nations Security Council Committee or (iii) the United States Department of State), each as amended, supplemented or substituted from time to time. “Screen Rate” means, in relation to EURIBOR, the EUR interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Refinitiv screen (or any Refinitiv page which displays that rate), or, in each case, on the appropriate page of such other information service which publishes that rate from time to time in place of Refinitiv. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Company. “Securitisation Assets” means: (a) the accounts receivable, royalty or other revenue streams and other rights to payment and other assets related thereto subject to a Qualified Securitisation Facility and the proceeds thereof; and (b) contract rights, lockbox accounts and records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in a securitisation financing. “Securitisation Facility” means any transaction or series of securitization financings that may be entered into by the Borrowers or any Subsidiary pursuant to which such Borrower or any such Subsidiary may sell, convey or otherwise transfer, or may grant a security interest in, Securitisation Assets to either: (a) a person that is not a Borrower or a Subsidiary; or (b) a Securitisation Subsidiary that in turn sells such Securitisation Assets to a person that is not a Borrower or a Subsidiary, or may grant a security interest in, any Securitisation Assets of a Borrower or any of their Subsidiaries. “Securitisation Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in, one or more Qualified Securitisation Facilities and other activities reasonably related thereto. “Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect. “Shareholder Holding Companies” means each of Pilgrim’s Pride US, Granite Holdings SARL, ONIX Investments UK Limited, Sandstone Holdings SARL and Ivory Investments Luxembourg SARL “Shareholder Holding Company Loan” means a loan made or to be made to a Shareholder Holding Company in accordance with Clause 23.16 (Loans or Credit). “Specified Time” means a day or time determined in accordance with Schedule 11 (Timetables).

23 “Subordination Deed” means a subordination deed dated on or about the date hereof and entered into between Moy Park Limited as company, Pilgrim’s Pride US as subordinated creditor, National Westminster Bank Plc (Trading as Ulster Bank), Barclays Bank PLC and The Governor and Company of the Bank of Ireland as original lenders and The Governor and Company of the Bank of Ireland as agent or any other subordination deed entered into on substantially the same terms. “Subsidiary” means a subsidiary within the meaning of section 1159 of the Companies Act 2006 and in the case of an Irish Obligor, a subsidiary within the meaning of section 7 of the Irish Companies Act. “TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007. “TARGET Day” means any day on which TARGET2 is open for the settlement of payments in euro. “Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same). “Term Rate Currency” means: (a) euro; and (b) any currency specified as such in a Reference Rate Supplement relating to that currency, to the extent, (i) not specified otherwise in a subsequent Reference Rate Supplement and (ii) if such currency is a Rate Switch Currency, that currency is not, or has not become, a Compounded Rate Currency. “Term Rate Loan” means any Loan or, if applicable, Unpaid Sum in a Term Rate Currency to the extent that it is not, or has not become either: (a) a “Compounded Rate Loan” for its then current Interest Period pursuant to Clause 13.1 (Interest calculation if no Screen Rate); or (b) a “Compounded Rate Loan” pursuant to Clause 10 (Rate Switch). “Term Reference Rate” means, in relation to a Term Rate Loan: (a) the applicable Screen Rate; or (b) as otherwise determined pursuant to Clause 13.1 (Interest calculation if no Screen Rate), and if, in either case, that rate is less than zero, the Term Reference Rate shall be deemed to be zero. “Termination Date” means the date falling on the fifth anniversary of the date of this Agreement. “Third Party Bilateral Facility Limit” means £10,000,000.00 (ten million pounds). “Total Commitments” means the aggregate of the Commitments, being £150,000,000 (150 million pounds) at the date of this Agreement.

24 “Total Net Senior Debt” has the meaning given to such term in Clause 22.1 (Financial Definitions). “Transfer Certificate” means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company. “Transfer Date” means, in relation to an assignment or a transfer, the later of: (a) the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and (b) the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate. “Treasury Transactions” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price. “UK Bail-In Legislation” has the meaning given to such term in Clause 40.2 (Bail-In Definitions). “UK Obligor” means any Obligor incorporated under the laws of Northern Ireland or England and Wales. “United Kingdom” means the United Kingdom of Great Britain and Northern Ireland. “Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents. “US” means the United States of America. “US Tax Distribution” has the meaning given to such term in Clause 23.17 (Dividends, share redemption and Permitted Shareholder Loan repayments). “Utilisation” means a utilisation of the Facility. “Utilisation Date” means the date of a Utilisation, being the date on which a Loan is to be made or the relevant Ancillary Facility to be established. “Utilisation Request” means a notice substantially in the form set out in Schedule 3 (Utilisation Request). “VAT” means: (a) any value added tax imposed by the Value Added Tax Act 1994; (b) any tax imposed in compliance with the European Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (c) any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) or (b) above, or imposed elsewhere. “Write-down and Conversion Powers” has the meaning given to such term in Clause 40.2 (Bail- In Definitions).

25 1.2 Construction (a) Unless a contrary indication appears, any reference in this Agreement to: (i) the “Agent,” the “Arranger,” any “Finance Party,” any “Lender,” any “Obligor” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents; (ii) a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the Company and the Agent or, if not so agreed, is in the form specified by the Agent; (iii) “assets” includes present and future properties, revenues and rights of every description; (iv) a Lender’s “cost of funds” in relation to its participation in a Loan is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in that Loan for a period equal in length to the Interest Period of that Loan; (v) a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated; (vi) a “group of Lenders” includes all the Lenders; (vii) “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent; (viii) a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality); (ix) a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation; (x) a provision of law is a reference to that provision as amended or re-enacted from time to time; and (xi) a time of day is a reference to London time. (b) Section, Clause and Schedule headings are for ease of reference only. (c) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

26 (d) A Borrower providing “cash cover” for an Ancillary Facility means a Borrower paying an amount in the currency of the Ancillary Facility to an interest-bearing account in the name of the Borrower and the following conditions being met: (i) the account is with the Ancillary Lender for which that cash cover is to be provided; (ii) until no amount is or may be outstanding under that Ancillary Facility, withdrawals from the account may only be made to pay the relevant Finance Party amounts due and payable to it under this Agreement in respect of that Ancillary Facility; and (iii) the Borrower has executed a security document over that account, in form and substance satisfactory to the Finance Party with which that account is held, creating a first ranking security interest over that account. (e) A Borrower “repaying” or “prepaying” Ancillary Outstandings means: (i) that Borrower providing cash cover in respect of the Ancillary Outstandings; (ii) the maximum amount payable under the Ancillary Facility being reduced or cancelled in accordance with its terms; or (iii) the Ancillary Lender being satisfied that it has no further liability under that Ancillary Facility, and the amount by which the Ancillary Outstandings are, repaid or prepaid under paragraphs (i) and (ii) above is the amount of the relevant cash cover, reduction or cancellation. (f) A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default other than a default in payment or a breach of Clause 22 (Financial Covenants) is “continuing” if it has not been remedied to the satisfaction of the Lenders or waived and an Event of Default relating to a default in payment or a breach of Clause 22 (Financial Covenants) is “continuing” if it has not been waived. (g) An amount borrowed includes any amount utilised under an Ancillary Facility. (h) Amounts outstanding under this Agreement include amounts outstanding under or in respect of any Ancillary Facility. (i) An outstanding amount of a Letter of Credit at any time is the maximum amount that is or may be payable by the relevant Borrower in respect of that Letter of Credit at that time. (j) A Borrower’s obligation on Utilisations becoming “due and payable” includes the Borrower repaying any Ancillary Facility in accordance with paragraph (e) above. (k) A reference in this Agreement to a page or screen of an information service displaying a rate shall include: (i) any replacement page of that information service which displays that rate; and (ii) the appropriate page of such other information service which displays that rate from time to time in place of that information service, and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Agent after consultation with the Company.

27 (l) A reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate. (m) Any Reference Rate Supplement relating to a currency overrides anything relating to that currency in: (i) Schedule 13 (Reference Rate Terms); or (ii) any earlier Reference Rate Supplement. (n) A Compounding Methodology Supplement relating to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate overrides anything relating to that rate in: (i) Schedule 14 (Daily Non-Cumulative Compounded RFR Rate) or Schedule 13 (Cumulative Compounded RFR Rate), as the case may be; or (ii) any earlier Compounding Methodology Supplement. (o) The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement. (p) In this Agreement, where it relates to an Irish Obligor only: (i) “Examiner” means an examiner or interim examiner appointed pursuant to Section 509 of the Irish Companies Act and examinership shall be construed accordingly; (ii) Ireland means the island of Ireland, exclusive of Northern Ireland; and (iii) Inability to pay its debts shall be deemed to mean an inability to pay debts within the meaning of Section 509(3) or Section 570 of the Irish Companies Act 2014 1.3 Currency Symbols and Definitions “$,” “USD” and “dollars” denote the lawful currency of the United States of America, “£,” “GBP” and “sterling” denote the lawful currency of the United Kingdom, “€,” “EUR” and “euro” denote the single currency of the Participating Member States. 1.4 Third Party Rights (a) Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement. (b) Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time. 2. The Facility 2.1 The Facility (a) Subject to the terms of this Agreement, the Lenders make available to the Borrowers a multicurrency revolving loan facility in an aggregate amount equal to the Total Commitments.

28 (b) Subject to the terms of this Agreement (including, for the avoidance of doubt, Clause 5.5 (Limitations on Utilisations) and the Ancillary Documents, an Ancillary Lender may make all or part of its Total Commitments available to any Borrower as an Ancillary Facility, 2.2 Increase (a) The Company may by giving prior notice to the Agent by no later than the date falling 7 Business Days after the effective date of a cancellation of: (i) the Available Commitments of a Defaulting Lender in accordance with Clause 9.6 (Right of cancellation in relation to a Defaulting Lender); or (ii) the Commitment of a Lender in accordance with: (A) Clause 9.1 (Illegality); or (B) Clause 9.5 (Right of Replacement or Repayment and Cancellation in relation to a single Lender), (b) request that the Commitments be increased (and the Commitments shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Commitment so cancelled as follows: (i) the increased Commitments will be assumed by one or more Eligible Institutions (each an “Increase Lender”) each of which confirms in writing (whether in the relevant Increase Confirmation or otherwise) its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender in respect of those Commitments; (ii) each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume; (iii) each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume; (iv) the Commitments of the other Lenders shall continue in full force and effect; and (v) any increase in the Commitments shall take effect on the date specified by the Company in the notice referred to above or any later date on which the Agent executes an otherwise duly completed Increase Confirmation delivered to it by the relevant Increase Lender. (c) The Agent shall, subject to paragraph (d) below, as soon as reasonably practicable after receipt by it of a duly completed Increase Confirmation appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Increase Confirmation.

29 (d) The Agent shall only be obliged to execute an Increase Confirmation delivered to it by an Increase Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender. (e) Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as it would have been had it been an Original Lender. (f) The Company shall promptly on demand pay the Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with any increase in Commitments under this Clause 2.2. (g) The Increase Lender shall, on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee in an amount equal to the fee which would be payable under Clause 25.4 (Assignment or Transfer Fee) if the increase was a transfer pursuant to Clause 25.6 (Procedure for Transfer) and if the Increase Lender was a New Lender. (h) The Company may pay to the Increase Lender a fee in the amount and at the times agreed between the Company and the Increase Lender in a letter between the Company and the Increase Lender setting out that fee. A reference in this Agreement to a Fee Letter shall include any letter referred to in this paragraph (h). (i) Neither the Agent nor any Lender shall have any obligation to find an Increase Lender and in no event shall any Lender whose Commitment is replaced by an Increase Lender be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents. (j) Clause 25.5 (Limitation of Responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Lender as if references in that Clause to: (i) an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase; (ii) the “New Lender” were references to that “Increase Lender”; and (iii) a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment.” 2.3 Finance Parties’ Rights and Obligations (a) The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents. (b) The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the

30 Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in the Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor. (c) A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents. 2.4 Obligors’ Agent (a) Each Obligor (other than the Company) by its execution of this Agreement or an Accession Letter irrevocably appoints the Company (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises: (i) the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and (ii) each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Company, and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication. (b) Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail. 3. Purpose 3.1 Purpose (a) Each Borrower shall apply all amounts borrowed by it under the Facility towards the general corporate purposes and working capital requirements of the Group (including Permitted Acquisitions). (b) Each Borrower shall apply all amounts borrowed by it under an Ancillary Facility, towards the general corporate and working capital purposes of the Group.

31 3.2 Monitoring No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement. 4. Conditions of Utilisation 4.1 Initial Conditions Precedent (a) No Borrower may deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Part 1 of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Company and the Lenders promptly upon being so satisfied. (b) Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification. 4.2 Further Conditions Precedent The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ Participation) if on the date of the Utilisation Request and on the proposed Utilisation Date: (a) in the case of a Rollover Loan, no Event of Default is continuing in respect of which the Agent has served notice pursuant to Clause 24.14 (Acceleration) giving notice of cancellation and demanding prepayment of the outstanding Facilities or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and (b) the Repeating Representations to be made by each Obligor are true in all material respects. 4.3 Conditions Relating to Optional Currencies (a) A currency will constitute an Optional Currency in relation to a Loan if: (i) it is readily available in the amount required and freely convertible into the Base Currency in the wholesale market for that currency at the Specified Time and on the Utilisation Date for that Loan; (ii) it is Euro or US Dollar or it has been approved by the Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Agent of the relevant Utilisation Request for that Loan; and (iii) there are Reference Rate Terms for that currency to the extent such currency is a Compounded Rate Currency. (b) If the Agent has received a written request from the Company for a currency to be approved under paragraph (a)(ii) above, the Agent will confirm to the Company by the Specified Time: (i) whether or not the Lenders have granted their approval; and

32 (ii) if approval has been granted, the minimum amount (and, if required, integral multiples) for any subsequent Utilisation in that currency. 4.4 Maximum Number of Loans (a) A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation more than 10 Loans would be outstanding. (b) Any Loan made by a single Lender under Clause 6.2 (Unavailability of a Currency) shall not be taken into account in this Clause 4.4. 5. Utilisation 5.1 Delivery of a Utilisation Request A Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time. 5.2 Completion of a Utilisation Request (a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless: (i) the proposed Utilisation Date is a Business Day within the Availability Period; (ii) the currency and amount of the Utilisation comply with Clause 5.3 (Currency and Amount); and (iii) the proposed Interest Period complies with Clause 12 (Interest Periods). (b) Only one Loan may be requested in each Utilisation Request. 5.3 Currency and Amount (a) The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency. (b) The amount of the proposed Loan must be: (i) if the currency selected is the Base Currency, a minimum of £5,000,000 (five million pounds) or, if less, the Available Facility; or (ii) if the currency selected is Euro, a minimum of €5,000,000 (five million euro) or, if less, the Available Facility; or (iii) if the currency selected is USD, a minimum of USD5,000,000 (five million dollars) or, if less, the Available Facility; or (iv) if the currency selected is an Optional Currency (other than EUR or USD), the minimum amount (and, if required, integral multiple) specified by the Agent pursuant to paragraph (b)(ii) of Clause 4.3 (Conditions Relating to Optional Currencies) or, if less, the Available Facility; and (v) in any event, in each case, such that its Base Currency Amount is less than or equal to the Available Facility.

33 5.4 Lenders’ Participation (a) If the conditions set out in this Agreement have been met and subject to Clause 8 (Repayment of Loans) each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office. (b) The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan. (c) If a Utilisation is made to repay Ancillary Outstandings, each Lender’s participation in that Utilisation will be in an amount (as determined by the Agent) which will result as nearly as possible in the aggregate amount of its participation in the Utilisations then outstanding bearing the same proportion to the aggregate amount of the Utilisations then outstanding as its Commitment bears to the Total Commitments (d) The Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan, the amount of its participation in that Loan and, if different, the amount of that participation to be made available in accordance with Clause 31.1 (Payments to the Agent), in each case by the Specified Time. 5.5 Limitations on Utilisations The maximum aggregate amount of the Ancillary Commitments of all the Lenders shall not at any time exceed £40,000,000 (forty million pounds), provided that any Ancillary Lender’s Ancillary Commitment shall not exceed £20,000,000 (twenty million pounds). 5.6 Cancellation of Commitment The Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period. 6. Optional Currencies 6.1 Selection of Currency A Borrower (or the Company on behalf of a Borrower) shall select the currency of a Loan in a Utilisation Request. 6.2 Unavailability of a Currency If before the Specified Time: (a) a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or (b) a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it, the Agent will give notice to the relevant Borrower to that effect by the Specified Time. In this event, any Lender that gives notice pursuant to this Clause 6.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount or, in respect of a Rollover Loan, an amount equal to that Lender’s proportion of the Base

34 Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period. 6.3 Participation in a Loan Each Lender’s participation in a Loan will be determined in accordance with paragraph (b) of Clause 5.4 (Lenders’ Participation). 6.4 Revaluation of letters of credit (a) If any letters of credit are denominated in an Optional Currency, the Agent shall at six monthly intervals after the date of the letter of credit recalculate the Base Currency Amount of each letter of credit by notionally converting into the Base Currency the outstanding amount of that letter of credit on the basis of the Agent’s Spot Rate of Exchange on the date of calculation. (b) The Company shall, if requested by the Agent within three Business Days of any calculation under paragraph (a) above, ensure that within three Business Days sufficient Utilisations are prepaid to prevent the Base Currency Amount of the Utilisations exceeding the Total Commitments (after deducting the total Ancillary Commitments) following any adjustment to a Base Currency Amount under paragraph (a) above. 7. Ancillary Facilities 7.1 Type of Facility An Ancillary Facility may be by way of: (a) an overdraft facility; (b) a guarantee, bonding, documentary or stand-by letter of credit facility; or (c) any other facility or accommodation, (other than short term loan facilities or foreign exchange facilities), required in connection with the business of the Group and which is agreed by the Company with an Ancillary Lender. 7.2 Availability (a) If the Company and a Lender agree and except as otherwise provided in this Agreement, the Lender may provide all or part of its Commitment as an Ancillary Facility. (b) An Ancillary Facility shall not be made available unless, not later than 5 Business Days prior to the Ancillary Commencement Date for an Ancillary Facility, the Agent has received from the Company: (i) a notice in writing of the establishment of an Ancillary Facility and specifying: (A) the proposed Borrower(s) which may use the Ancillary Facility; (B) the proposed Ancillary Commencement Date and expiry date of the Ancillary Facility; (C) the proposed type of Ancillary Facility to be provided; (D) the proposed Ancillary Lender;

35 (E) the proposed Ancillary Commitment, the maximum amount of the Ancillary Facility and, in the case of a Multi-account Overdraft, its Designated Gross Amount and its Designated Net Amount; and (F) the proposed currency of the Ancillary Facility (if not denominated in the Base Currency); and (ii) any other information which the Agent may reasonably request in connection with the Ancillary Facility. (iii) The Agent shall promptly notify the Ancillary Lender and the other Lenders of the establishment of an Ancillary Facility. (c) Subject to compliance with paragraph (b) above: (i) the Lender concerned will become an Ancillary Lender; and (ii) the Ancillary Facility will be available, with effect from the date agreed by the Company and the Ancillary Lender. 7.3 Terms of Ancillary Facilities (a) Except as provided below, the terms of any Ancillary Facility will be those agreed by the Ancillary Lender and the Company. (b) Those terms: (i) must be based upon normal commercial terms at that time (except as varied by this Agreement); (ii) may allow only Borrowers to use the Ancillary Facility; (iii) may not allow the Ancillary Outstandings to exceed the Ancillary Commitment; (iv) may not allow a Lender’s Ancillary Commitment to exceed that Lender’s Available Commitment relating to the Facility (before taking into account the effect of the Ancillary Facility on that Available Commitment); and (v) must require that the Ancillary Commitment is reduced to zero, and that all Ancillary Outstandings are repaid not later than the Termination Date applicable to the Facility (or such earlier date as the Commitment of the relevant Ancillary Lender (or its Affiliate) is reduced to zero). (c) If there is any inconsistency between any term of an Ancillary Facility and any term of this Agreement, this Agreement shall prevail except for: (i) Clause 34.3 (Day Count Convention and Interest Calculation) which shall not prevail for the purposes of calculating fees, interest or commission relating to an Ancillary Facility; (ii) an Ancillary Facility comprising more than one account where the terms of the Ancillary Documents shall prevail to the extent required to permit the netting of balances on those accounts; and

36 (iii) where the relevant term of this Agreement would be contrary to, or inconsistent with, the law governing the relevant Ancillary Document, in which case that term of this Agreement shall not prevail. (d) Interest, commission and fees on Ancillary Facilities are dealt with in Clause 14.4 (Interest, commission and fees on Ancillary Facilities). 7.4 Repayment of Ancillary Facility (a) An Ancillary Facility shall cease to be available on the Termination Date applicable to the Facility or such earlier date on which its expiry date occurs or on which it is cancelled in accordance with the terms of this Agreement. (b) If an Ancillary Facility expires in accordance with its terms the Ancillary Commitment of the Ancillary Lender shall be reduced to zero. (c) No Ancillary Lender may demand repayment or prepayment of any Ancillary Outstandings prior to the expiry date of the relevant Ancillary Facility unless: (i) the Gross Outstandings of a Multi-account Overdraft to or towards an amount equal to its Net Outstandings; (ii) the Total Commitments have been cancelled in full or all outstanding Utilisations under the Facility have become due and payable in accordance with the terms of this Agreement; (iii) it becomes unlawful in any applicable jurisdiction for the Ancillary Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in its Ancillary Facility (or it becomes unlawful for any Affiliate of the Ancillary Lender for the Ancillary Lender to do so); or (iv) both: (A) the Available Commitments relating to the Facility; and (B) the notice of the demand given by the Ancillary Lender, would not prevent the relevant Borrower funding the repayment of those Ancillary Outstandings in full by way of Utilisation. (d) If a Utilisation is made to repay Ancillary Outstandings in full, the relevant Ancillary Commitment shall be reduced to zero. 7.5 Limitation on Ancillary Outstandings Each Borrower shall procure that: (a) the Ancillary Outstandings under any Ancillary Facility shall not exceed the Ancillary Commitment applicable to that Ancillary Facility; and (b) in relation to a Multi-account Overdraft: (i) the Ancillary Outstandings shall not exceed the Designated Net Amount applicable to that Multi-account Overdraft; and

37 (ii) the Gross Outstandings shall not exceed the Designated Gross Amount applicable to that Multi-account Overdraft. 7.6 Adjustment for Ancillary Facilities upon Acceleration (a) In this Clause 7.6: (i) “Revolving Outstandings” means, in relation to a Lender, the aggregate of the equivalent in the Base Currency of: (A) its participation in each Utilisation then outstanding (together with the aggregate amount of all accrued interest, fees and commission owed to it as a Lender under the Facility); and (B) if the Lender is also an Ancillary Lender, the Ancillary Outstandings in respect of Ancillary Facilities provided by that Ancillary Lender (or by its Affiliate) (together with the aggregate amount of all accrued interest, fees and commission owed to it (or to its Affiliate) as an Ancillary Lender in respect of the Ancillary Facility); and (ii) “Total Revolving Outstandings” means the aggregate of all Revolving Outstandings. (b) If the Agent exercises any of its rights under Clause 24.13 (Acceleration) (other than declaring Utilisations to be due on demand), each Lender and each Ancillary Lender shall (subject to paragraph (g) below) promptly adjust (by making or receiving (as the case may be) corresponding transfers of rights and obligations under the Finance Documents relating to Revolving Outstandings) their claims in respect of amounts outstanding to them under the Facility and each Ancillary Facility to the extent necessary to ensure that after such transfers the Revolving Outstandings of each Lender bear the same proportion to the Total Revolving Outstandings as such Lender’s Commitment bears to the Total Commitments, each as at the date the Agent exercises the relevant right(s) under Clause 24.13 (Acceleration). (c) If an amount outstanding under an Ancillary Facility is a contingent liability and that contingent liability becomes an actual liability or is reduced to zero after the original adjustment is made under paragraph (b) above, then each Lender and Ancillary Lender will make a further adjustment (by making or receiving (as the case may be) corresponding transfers of rights and obligations under the Finance Documents relating to Revolving Outstandings to the extent necessary) to put themselves in the position they would have been in had the original adjustment been determined by reference to the actual liability or, as the case may be, zero liability and not the contingent liability. (d) Any transfer of rights and obligations relating to Revolving Outstandings made pursuant to this Clause 7.6 shall be made for a purchase price in cash, payable at the time of transfer, in an amount equal to those Revolving Outstandings. (e) Prior to the application of the provisions of paragraph (b) above, an Ancillary Lender that has provided a Multi-account Overdraft shall set-off any Available Credit Balance on any account comprised in that Multi-account Overdraft. (f) All calculations to be made pursuant to this Clause 7.6 shall be made by the Agent based upon information provided to it by the Lenders and Ancillary Lenders and the Agent’s Spot Rate of Exchange.

38 (g) This Clause 7.6 shall not oblige any Lender to accept the transfer of a claim relating to an amount outstanding under an Ancillary Facility which is not denominated (pursuant to the relevant Finance Document) in either the Base Currency, a currency which has been an Optional Currency for the purpose of any Utilisation or in another currency which is acceptable to that Lender. 7.7 Information Each Borrower and each Ancillary Lender shall, promptly upon request by the Agent, supply the Agent with any information relating to the operation of an Ancillary Facility (including the Ancillary Outstandings) as the Agent may reasonably request from time to time. Each Borrower consents to all such information being released to the Agent and the other Finance Parties. 7.8 Affiliates of Lenders as Ancillary Lenders (a) Subject to the terms of this Agreement, an Affiliate of a Lender may become an Ancillary Lender. In such case, the Lender and its Affiliate shall be treated as a single Lender whose Commitment is the amount set out opposite the relevant Lender’s name in Part 2 of Schedule 1 (The Original Parties) and/or the amount of any Commitment transferred to or assumed by that Lender under this Agreement, to the extent (in each case) not cancelled, reduced or transferred by it under this Agreement. (b) The Company shall specify any relevant Affiliate of a Lender in any notice delivered by the Company to the Agent pursuant to paragraph (b) of Clause 7.2 (Availability). (c) An Affiliate of a Lender which becomes an Ancillary Lender and delivers an Ancillary Lender Accession Undertaking in the form set out in Schedule 4 (Form of Ancillary Lender Accession Undertaking) shall accede to this Agreement as an Ancillary Lender and any person which so accedes to this Agreement shall, at the same time, become a Party as an “Ancillary Lender.” (d) If a Lender assigns all of its rights and benefits or transfers all of its rights and obligations to a New Lender, its Affiliate shall cease to have any obligations under this Agreement or any Ancillary Document. (e) Where this Agreement or any other Finance Document imposes an obligation on an Ancillary Lender and the relevant Ancillary Lender is an Affiliate of a Lender which is not a party to that document, the relevant Lender shall ensure that the obligation is performed by its Affiliate. 7.9 Commitment Amounts Notwithstanding any other term of this Agreement, each Lender shall ensure that at all times its Commitment is not less than: (a) its Ancillary Commitment; or (b) the Ancillary Commitment of its Affiliate. 7.10 Amendments and Waivers - Ancillary Facilities No amendment or waiver of a term of any Ancillary Facility shall require the consent of any Finance Party other than the relevant Ancillary Lender unless such amendment or waiver itself relates to or gives rise to a matter which would require an amendment of or under this Agreement

39 (including, for the avoidance of doubt, under this Clause 7). In such a case, Clause 37 (Amendments and Waivers) will apply. 8. Repayment of Loans 8.1 Each Borrower which has drawn a Loan shall repay that Loan on the last day of its Interest Period. 8.2 Without prejudice to each Borrower’s obligation under Clause 8 above, if: (a) one or more Loans are to be made available to a Borrower: (i) on the same day that a maturing Loan is due to be repaid by that Borrower; (ii) in the same currency as the maturing Loan (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a Currency)); and (iii) in whole or in part for the purpose of refinancing the maturing Loan; and (b) the proportion borne by each Lender’s participation in the maturing Loan to the amount of that maturing Loan is the same as the proportion borne by that Lender’s participation in the new Loans to the aggregate amount of those new Loans, the aggregate amount of the new Loans shall, unless the Company notifies the Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Loan so that: (i) if the amount of the maturing Loan exceeds the aggregate amount of the new Loans: (A) the relevant Borrower will only be required to make a payment under Clause 31.1 (Payments to the Agent) in an amount in the relevant currency equal to that excess; and (B) each Lender’s participation in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Loan and that Lender will not be required to make a payment under Clause 31.1 (Payments to the Agent) in respect of its participation in the new Loans; and (ii) if the amount of the maturing Loan is equal to or less than the aggregate amount of the new Loans: (A) the relevant Borrower will not be required to make a payment under Clause 31.1 (Payments to the Agent); and (B) each Lender will be required to make a payment under Clause 31.1 (Payments to the Agent) in respect of its participation in the new Loans only to the extent that its participation in the new Loans exceeds that Lender’s participation in the maturing Loan and the remainder of that Lender’s participation in the new Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Loan.

40 8.3 Separate Loans (a) At any time when a Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender in the Loans then outstanding will be automatically extended to the Termination Date applicable to the Facility and will be treated as separate loans (the “Separate Loans”) denominated in the currency in which the relevant participations are outstanding. (b) If the Borrower makes a prepayment of a Loan pursuant to Clause 9.4 (Voluntary prepayment of Loans), a Borrower to whom a Separate Loan is outstanding may prepay that Loan by giving not less than five (5) Business Days’ prior notice to the Agent. The proportion borne by the amount of the prepayment of the Separate Loan to the amount of the Separate Loans shall not exceed the proportion borne by the amount of the prepayment of the Loan. The Agent will forward a copy of a prepayment notice received in accordance with this Clause 8.3 to the Defaulting Lender concerned as soon as practicable on receipt. (c) Interest in respect of a Separate Loan will accrue for successive Interest Periods selected by the Borrower by the time and date specified by the Agent (acting reasonably) and will be payable by that Borrower to the Agent (for the account of that Defaulting Lender) on the last day of each Interest Period of that Loan. (d) The terms of this Agreement relating to Loans generally shall continue to apply to Separate Loans other than to the extent inconsistent with paragraphs (a) through (c) above, in which case those paragraphs shall prevail in respect of any Separate Loan. 9. Prepayment and Cancellation 9.1 Illegality If, after the date of this Agreement or, if later, the date on which the relevant Lender became a Lender, in any applicable jurisdiction, it becomes unlawful for any Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan: (a) that Lender shall promptly notify the Agent upon becoming aware of that event; (b) upon the Agent notifying the Company, the Available Commitment of that Lender will be immediately cancelled; and (c) to the extent that the Lender’s participation has not been transferred pursuant to paragraph (d) of Clause 9.5 (Right of Replacement or Repayment and Cancellation in Relation to a Single Lender), each Borrower shall repay that Lender’s participation in the Loans and each Ancillary Lender’s participation in the Ancillary Facilities made to that Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment shall be immediately cancelled in the amount of the participations repaid. 9.2 Change of Control (a) If JBS SA and Pilgrim’s Pride US (taken together) cease to control the Company or any other person or group of persons acting in concert gains control of the Company, (i) the Company shall notify the Agent upon becoming aware of that event;

41 (ii) a Lender shall not be obliged to fund a Utilisation (except for a Rollover Loan); and (iii) if a Lender so requires, it shall, by not less than 30 days’ notice to the Company, cancel its Available Commitments and declare the participation of that Lender in all outstanding Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents immediately due and payable, whereupon the Commitments of that Lender shall immediately cease to be available for further utilisation and all such outstanding Loans, accrued interest and other amounts shall become immediately due and payable. (b) For the purpose of paragraph (a) above “control” means: (i) the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) or: (A) cast, or control the casting of, more than 49 per cent. of the maximum number of votes that might be cast at a general meeting of Pilgrim’s Pride US, or as applicable JBS SA; (B) appoint or remove all, or the majority, of the directors or other equivalent officers of Pilgrim’s Pride US, or as applicable JBS SA; or (C) give directions with respect to the operating and financial policies of Pilgrim’s Pride US with which the directors or other equivalent officers of such entities are obliged to comply; or (ii) hold beneficially more than 49 per cent. of the issued share capital of Pilgrim’s Pride US, or as applicable JBS SA, (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital). (c) For the purpose of paragraph (a) above “acting in concert” means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co- operate, through the acquisition directly or indirectly of shares in Pilgrim’s Pride US by any of them, either directly or indirectly, to obtain or consolidate control of Pilgrim’s Pride US, or as applicable JBL SA. 9.3 Voluntary Cancellation The Company may, if it gives the Agent not less than five Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of £5,000,000 (five million pounds)) of the Available Facility. Any cancellation under this Clause 9.3 shall reduce the Commitments of the Lenders rateably. 9.4 Voluntary Prepayment of Loans The Borrower to which a Loan has been made may, if it gives the Agent not less than: (a) in the case of a Term Rate Loan, five (5) Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice; or (b) in the case of a Compounded Rate Loan, five (5) RFR Banking Days’ (or such shorter period as the Majority Lenders and the Agent may agree) prior notice,

42 prepay the whole or any part of any Loan (but, if in part, being an amount that reduces the Base Currency Amount of the Loan by a minimum amount of £500,000 (five hundred thousand pounds)). 9.5 Right of Replacement or Repayment and Cancellation in Relation to a Single Lender (a) If: (i) any Lender becomes a Non-Consenting Lender or a Defaulting Lender; (ii) any sum payable to any Lender by an Obligor is required to be increased under paragraph (a) of Clause 15.2 (Tax Gross-Up); (iii) any Lender requests payment from any Borrower pursuant to Clause 13.3 (Market Disruption); (iv) any Lender claims indemnification from the Company under Clause 15.3 (Tax Indemnity) or Clause 16.1 (Increased Costs); or (v) any Lender is (i) a person incorporated in, acting through a Facility Office situated in, or which is a branch of an institution situated in, a country or territory subject to country-wide or territory-wide Sanctions to the extent that a member of the Group or any of its Affiliates would be in breach of any applicable Sanctions as a result of such person being a Lender (including as a result of such payments to be made under the Finance Documents; or (ii) a Restricted Party to the extent that a member of the Group or any of its Affiliates would be in breach of any applicable Sanctions as a result of such person being a Lender (including as a result of such payments to be made under the Finance Documents) (a “Sanctioned Lender”), the Company may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans or give the Agent notice of its intention to replace that Lender in accordance with paragraph (a) below. (b) On receipt of a notice of cancellation referred to in paragraph (a) above, the Available Commitment of that Lender shall be immediately reduced to zero. (c) On the last day of each Interest Period which ends after the Company has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Loan is outstanding shall repay that Lender’s participation in that Loan. (d) If: (i) any of the circumstances set out in paragraph (a) above apply to a Lender; or (ii) an Obligor becomes obliged to pay any amount in accordance with Clause 9.1 (Illegality) to any Lender, the Company may on 5 Business Days’ prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 25 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 25 (Changes to the Lenders) for a purchase price in cash payable

43 at the time of the transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest (to the extent that the Agent has not given a notification under Clause 25.10 (Pro Rata Interest Settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents. (e) The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions: (i) the Company shall have no right to replace the Agent; (ii) neither the Agent nor any Lender shall have any obligation to find a replacement Lender; (iii) in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and (iv) the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (d) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer. (f) A Lender shall perform the checks described in paragraph (e)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (d) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks. (g) In the event that: (i) the Company or the Agent (at the request of the Company) has requested the Lenders to consent to a waiver or amendment of any provisions of the Finance Documents; (ii) the waiver or amendment in question requires the consent of all the Lenders; and (iii) the Majority Lenders have consented to such waiver or amendment, then any Lender who does not and continues not to agree to such request, waiver or amendment shall be deemed a “Non-Consenting Lender.” 9.6 Right of cancellation in relation to a Defaulting Lender (a) If any Lender becomes a Defaulting Lender, the Company may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent five Business Days’ notice of cancellation of each Available Commitment of that Lender. (b) On the notice referred to in paragraph (a) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero. (c) The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders. 9.7 Restrictions (a) Any notice of cancellation or prepayment given by any Party under this Clause 8 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the

44 date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment. (b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty. (c) Unless a contrary indication appears in this Agreement, any part of the Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement. (d) The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement. (e) Subject to Clause 2.2 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated. (f) If the Agent receives a notice under this Clause 9 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate. (g) If all or part of any Lender’s participation in a Loan is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further Conditions Precedent)), an amount of that Lender’s Commitment (equal to the Base Currency Amount of the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment. (h) No more than 6 voluntary prepayments of a Compounded Rate Loan may be made by the Borrower pursuant to Clause 9.4 (Voluntary Prepayment of Loans) in any calendar year. 9.8 Application of Prepayments Any prepayment of a Loan pursuant to Clause 9.2 (Change of Control) or Clause 9.4 (Voluntary Prepayment of Loans) shall be applied pro rata to each Lender’s participation in that Loan. 10. Rate Switch 10.1 Switch to Compounded Reference Rate Subject to Clause 10.2 (Delayed Switch for Existing Term Rate Loans), on and from the Rate Switch Date for a Rate Switch Currency: (a) use of the Compounded Reference Rate will replace the use of the Term Reference Rate for the calculation of interest for Loans in that Rate Switch Currency; and (b) any Loan or Unpaid Sum in that Rate Switch Currency shall be a “Compounded Rate Loan” and Clause 11.2 (Calculation of Interest – Compounded Rate Loans) shall apply to each such Loan or Unpaid Sum. 10.2 Delayed Switch for Existing Term Rate Loans If the Rate Switch Date for a Rate Switch Currency falls before the last day of an Interest Period for a Term Rate Loan in that currency: (a) that Loan shall continue to be a Term Rate Loan for that Interest Period and Clause 11.1 (Calculation of Interest – Term Rate Loans) shall continue to apply to that Loan for that Interest Period; and

45 (b) on and from the first day of the next Interest Period (if any) for that Loan: (i) that Loan shall be a “Compounded Rate Loan”; and (ii) Clause 11.2 (Calculation of Interest – Compounded Rate Loans) shall apply to that Loan. 10.3 Early Termination of Interest Periods for Existing Term Rate Loans If: (a) an Interest Period for a Term Rate Loan would otherwise end on a day which falls after the Rate Switch Date for the currency of that Loan; and (b) prior to the date of selection of that Interest Period: (i) the Backstop Rate Switch Date for that currency was scheduled to occur during that Interest Period; or (ii) notice of a Rate Switch Trigger Event Date for that currency falling during that Interest Period had been given pursuant to paragraph (a)(ii) of Clause 10.4 (Notifications by Agent), that Interest Period will instead end on the Rate Switch Date for the currency of that Loan. 10.4 Notifications by Agent (a) Following the occurrence of a Rate Switch Trigger Event for a Rate Switch Currency, the Agent shall: (i) promptly upon becoming aware of the occurrence of that Rate Switch Trigger Event, notify the Company and the Lenders of that occurrence; and (ii) promptly upon becoming aware of the date of the Rate Switch Trigger Event Date applicable to that Rate Switch Trigger Event, notify the Company and the Lenders of that date. (b) The Agent shall, promptly upon becoming aware of the occurrence of the Rate Switch Date for a Rate Switch Currency, notify the Company and the Lenders of that occurrence. 10.5 Rate Switch Definitions In this Agreement: “Backstop Rate Switch Date” means in relation to a Rate Switch Currency: (a) the date (if any) specified as such in the applicable Reference Rate Terms; or (b) any other date agreed as such between the Agent, the Majority Lenders and the Company in relation to that currency. “Rate Switch Currency” means a Term Rate Currency: (a) which is specified as a “Rate Switch Currency” in the applicable Reference Rate Terms; and (b) for which there are Reference Rate Terms applicable to Compounded Rate Loans.

46 “Rate Switch Date” means: (a) in relation to a Rate Switch Currency, the earlier of: (i) the Backstop Rate Switch Date; and (ii) any Rate Switch Trigger Event Date, for that Rate Switch Currency; or (b) in relation to a Rate Switch Currency which: (i) becomes a Rate Switch Currency after the date of this Agreement; and (ii) for which there is a date specified as the “Rate Switch Date” in the applicable Reference Rate Terms, that date. “Rate Switch Trigger Event” means: (a) in relation to any Rate Switch Currency and the Screen Rate applicable to Loans in that Rate Switch Currency: (i) (A) the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent; or (B) information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate; (ii) the administrator of that Screen Rate publicly announces that it has ceased or will cease to provide that Screen Rate for any Quoted Tenor permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate for that Quoted Tenor; (iii) the supervisor of the administrator of that Screen Rate publicly announces that such Screen Rate has been or will be permanently or indefinitely discontinued for any Quoted Tenor; or (iv) the administrator of that Screen Rate or its supervisor publicly announces that that Screen Rate for any Quoted Tenor may no longer be used; and (b) the supervisor of the administrator of that Screen Rate publicly announces or publishes information stating that that Screen Rate for any Quoted Tenor is no longer, or as of a specified future date will no longer be, representative of the underlying market and the economic reality that it is intended to measure and that such representativeness will not be restored (as determined by such supervisor).

47 “Rate Switch Trigger Event Date” means, in relation to a Rate Switch Currency: (a) in the case of an occurrence of a Rate Switch Trigger Event for that Rate Switch Currency described in paragraph (a)(i) of the definition of “Rate Switch Trigger Event,” the date on which the relevant Screen Rate ceases to be published or otherwise becomes unavailable; and (b) in the case of an occurrence of a Rate Switch Trigger Event for that Rate Switch Currency described in paragraphs (a)(ii), (a)(iii) or (a)(iv) of the definition of “Rate Switch Trigger Event,” the date on which the relevant Screen Rate for the relevant Quoted Tenor ceases to be published or otherwise becomes unavailable; and (c) in the case of an occurrence of a Rate Switch Trigger Event for that Rate Switch Currency described in paragraph (b) of the definition of “Rate Switch Trigger Event,” the date on which the relevant Screen Rate for the relevant Quoted Tenor ceases to be representative of the underlying market and the economic reality that it is intended to measure (as determined by the supervisor of the administrator of such Screen Rate). 11. Interest 11.1 Calculation of Interest – Term Rate Loans The rate of interest on each Term Rate Loan for an Interest Period is the percentage rate per annum which is the aggregate of the applicable: (a) Margin; and (b) in relation to any Loan in Euro, EURIBOR. 11.2 Calculation of Interest – Compounded Rate Loans (a) The rate of interest on each Compounded Rate Loan for any day during an Interest Period is the percentage rate per annum which is the aggregate of the applicable: (i) Margin; and (ii) Compounded Reference Rate for that day. (b) If any day during an Interest Period for a Compounded Rate Loan is not an RFR Banking Day, the rate of interest on that Compounded Rate Loan for that day will be the rate applicable to the immediately preceding RFR Banking Day. 11.3 Payment of Interest (a) The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six-monthly intervals after the first day of the Interest Period). (b) If the Compliance Certificate received by the Agent which relates to the relevant Annual Financial Statements shows that a higher Margin should have applied during a certain period, then the Company shall (or shall ensure the relevant Borrower shall) promptly pay to the Agent any such amounts necessary to put the Agent and the Lenders in the position they would have been in had the appropriate rate of the Margin applied during such period.

48 11.4 Default Interest (a) If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is one (1) per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 11.4 shall be immediately payable by the Obligor on demand by the Agent. (b) If any overdue amount consists of all or part of a Term Rate Loan and which became due on a day which was not the last day of an Interest Period relating to that Loan: (i) the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and (ii) the rate of interest applying to the overdue amount during that first Interest Period shall be one (1) per cent. per annum higher than the rate which would have applied if the overdue amount had not become due. (c) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable. 11.5 Notifications (a) The Agent shall promptly notify the relevant Lenders and the relevant Borrower of the determination of a rate of interest relating to a Term Rate Loan. (b) The Agent shall promptly upon a Compounded Rate Interest Payment being determinable notify: (i) the relevant Borrower of that Compounded Rate Interest Payment; (ii) each relevant Lender of the proportion of that Compounded Rate Interest Payment which relates to that Lender’s participation in the relevant Compounded Rate Loan; and (iii) the relevant Lenders and the relevant Borrower of: (A) each applicable rate of interest relating to the determination of that Compounded Rate Interest Payment; and (B) to the extent it is then determinable, the Market Disruption Rate (if any) relating to the relevant Compounded Rate Loan. This paragraph (b) shall not apply to any Compounded Rate Interest Payment determined pursuant to Clause 14.4 (Interest, Commission and Fees on Ancillary Facilities). (c) The Agent shall promptly notify the relevant Borrower of each Funding Rate relating to a Loan. (d) This Clause 11.5 shall not require the Agent to make any notification to any Party on a day which is not a Business Day.

49 12. Interest Periods 12.1 Selection of Interest Periods (a) A Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan. (b) Subject to this Clause 12, a Borrower (or the Company) may select an Interest Period of one (1), three (3) or six (6) Months or of any other period agreed between the Company, the Agent and all the Lenders in relation to the relevant Loan. (c) An Interest Period for a Loan shall not extend beyond the Termination Date. (d) Each Interest Period for a Loan shall start on the Utilisation Date. (e) A Loan has one Interest Period only. (f) The length of an Interest Period of a Term Rate Loan shall not be affected by that Term Rate Loan becoming a “Compounded Rate Loan” for that Interest Period pursuant to Clause 13.1 (Interest Calculation if no Screen Rate). 12.2 Non-Business Days Any rules specified as “Business Day Conventions” in the applicable Reference Rate Terms for a Loan or Unpaid Sum shall apply to each Interest Period for that Loan or Unpaid Sum. 13. Changes to the Calculation of Interest 13.1 Interest Calculation if no Screen Rate (a) Interpolated Screen Rate: If no Screen Rate is available for EURIBOR for the Interest Period of a Term Loan, EURIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan. (b) Shortened Interest Period: if no Screen Rate is available for the relevant IBOR for: (i) EUR; or (ii) the Interest Period of a Term Rate Loan and it is not possible to calculate the Interpolated Screen Rate, the Interest Period of that Loan shall (if it is longer than the applicable Fallback Interest Period) be shortened to the applicable Fallback Interest Period and the applicable EURIBOR for that shortened Interest Period shall be determined pursuant to the definition of EURIBOR. (c) Shortened Interest Period and Historic Screen Rate: if the Interest Period of a Term Rate Loan is, after giving effect to paragraph (b) above, equal to or shorter than the applicable Fallback Interest Period and, in either case, no Screen Rate is available for the relevant IBOR for: (i) EUR; or (ii) the Interest Period of that Loan and it is not possible to calculate the Interpolated Screen Rate,

50 the applicable IBOR shall be the Historic Screen Rate for that Loan. (d) Shortened Interest Period and Interpolated Historic Screen Rate: if paragraph (c) above applies but no Historic Screen Rate is available for the Interest Period of the Term Rate Loan, the applicable IBOR shall be the Interpolated Historic Screen Rate for a period equal in length to the Interest Period of that Loan. (e) Cost of Funds: if paragraph (d) above applies but it is not possible to calculate the Interpolated Historic Screen Rate, the Interest Period of that Term Rate Loan shall, if it has been shortened pursuant to paragraph (b) above, revert to its previous length there shall be no IBOR for that Loan and Clause 13.4 (Cost of Funds) shall apply to that Term Rate Loan for that Interest Period. 13.2 Interest Calculation if no RFR or Central Bank Rate If: (a) there is no applicable RFR or Central Bank Rate for the purposes of calculating the Cumulative Compounded RFR Rate for an RFR Banking Day during an Interest Period for a Compounded Rate Loan; and (b) “Cost of funds will apply as a fallback” is specified in the Reference Rate Terms for that Loan, Clause 13.4 (Cost of Funds) shall apply to that Loan for that Interest Period. 13.3 Market Disruption If: (a) a Market Disruption Rate is specified in the Reference Rate Terms for a Loan; and (b) before the Reporting Time for that Loan the Agent receives notifications from a Lender or Lenders (whose participations in that Loan exceed 35 per cent. of that Loan) that its cost of funds relating to its participation in that Loan would be in excess of that Market Disruption Rate, then Clause 13.4 (Cost of Funds) shall apply to that Loan for the relevant Interest Period. 13.4 Cost of Funds (a) If this Clause 12.4 applies to a Term Loan for an Interest Period, than Clause 10.2 (Calculation of Interest – Term Rate Loans) shall not apply to that Term Rate Loan for that Interest Period and the rate of interest on that Term Rate Loan for that Interest Period shall be the percentage rate per annum which is the sum of: (i) the applicable Margin; and (ii) the rate notified to the Agent by that Lender as soon as practicable and in any event by the Reporting Time for that Compounded Rate Loan or the Quotation day for that Term Rate Loan, as applicable, to be that which expresses as a percentage rate per annum its cost of funds relating to its participation in that Loan. (b) If this Clause 13.4 applies and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

51 (c) Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties. (d) If this Clause 13.4 applies pursuant to Clause 13.3 (Market Disruption) and: (i) in relation to a Term Rate Loan: (A) a Lender’s Funding Rate is less than the applicable EURIBOR; or (B) a Lender does not supply a quotation by the time specified in paragraph (a)(ii) above, the cost to that Lender of funding its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be the applicable EURIBOR; and (ii) in relation to a Compounded Rate Loan: (A) a Lender’s Funding Rate is less than the relevant Market Disruption Rate; or (B) a Lender does not notify a rate to the Agent by the time specified in paragraph (a)(ii) above, that Lender’s cost of funds relating to its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be the Market Disruption Rate for that Loan. (e) Subject to paragraph (d) above if this Clause 13.4 applies but any Lender does not notify a rate to the Agent by the Reporting Time for the relevant Loan the rate of interest shall be calculated on the basis of the rates notified by the remaining Lenders. (f) If this Clause 13.4 applies the Agent shall, as soon as is practicable, notify the Company. 13.5 Break Costs (a) Each Borrower shall, within five Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs (if any) attributable to all or any part of that Term Loan or Unpaid Sum being paid by that Borrower on a day prior to the last day of an Interest Period for that Term Loan or Unpaid Sum. (b) Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of Break Costs for any Interest Period in respect of which they become, or may become, payable. 14. Fees 14.1 Commitment Fee (a) The Company shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of 30 per cent. of the applicable Margin per annum on that Lender’s Available Commitment for the Availability Period. (b) The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period

52 and, if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective. (c) No commitment fee is payable to the Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender. 14.2 Arrangement Fee The Company shall pay or shall procure that any other Obligor shall pay to the Agent for the account of the Original Lenders an arrangement fee in the amount of 0.50 per cent. of the Total Commitments, within 5 Business Days of the date on which the Agent confirms satisfaction of all the initial conditions precedent pursuant to Clause 4.1(a). 14.3 Agency Fee The Company shall pay or shall procure that any other Obligor shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter. 14.4 Interest, Commission and Fees on Ancillary Facilities The rate and time of payment of interest, commission, fees and any other remuneration in respect of each Ancillary Facility shall be determined by agreement between the relevant Ancillary Lender and the Borrower of that Ancillary Facility based upon normal market rates and terms. 15. Tax Gross-Up and Indemnities 15.1 Definitions In this Agreement: “Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2 duly completed and filed by the relevant Borrower, which: (a) where it relates to a Treaty Lender that is an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender’s name in Part 2 of Schedule 1 (The Original Parties), and (i) where the Borrower is an Original Borrower, is filed with HM Revenue & Customs within 30 days of the date of this Agreement; or (ii) where the Borrower is an Additional Borrower, is filed with HM Revenue & Customs within 30 days of the date on which that Borrower becomes an Additional Borrower; or (b) where it relates to a Treaty Lender that is not an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the documentation which it executes on becoming a Party as a Lender; and (i) where the Borrower is a Borrower as at the date on which that Treaty Lender becomes a Party as a Lender, is filed with HM Revenue & Customs within 30 days of that date; or (ii) where the Borrower is not a Borrower as at the date on which that Treaty Lender becomes a Party as a Lender, is filed with HM Revenue & Customs within 30 days of the date on which that Borrower becomes an Additional Borrower.

53 “Change of Law” means any change which occurs after the date of this Agreement or, if later, after the date on which the relevant Lender became a Lender under this Agreement (as applicable) in any law, regulation or treaty (or in the interpretation, administration or application of any law, regulation or treaty) or any practice or concession of any relevant tax authority other than a change that occurs pursuant to or in connection with the adoption, ratification, approval or acceptance of the MLI in any jurisdiction. “Irish Qualifying Lender” means a Lender which is beneficially entitled to the interest payable to that Lender in respect of an advance under a Finance Document and: (a) which is a bank within the meaning of section 246 of the TCA which is carrying on a bona fide banking business in Ireland for the purposes of section 246(3)(a) of the TCA or (b) which is a company (within the meaning of section 246 of the TCA) (i) which, by virtue of the law of a Relevant Territory is resident in the Relevant Territory for the purposes of tax and that jurisdiction imposes a tax that generally applies to interest receivable in that jurisdiction by companies from sources outside that jurisdiction or (ii) in receipt of interest under a Finance Document which: (A) is exempted from the charge to Irish income tax under an Irish Treaty entered into between Ireland and another jurisdiction that is in force on the date the relevant interest is paid or (B) would be exempted from the charge to Irish income tax under an Irish Treaty entered into between Ireland and another jurisdiction signed on or before the date on which the relevant interest is paid but not in force on that date, assuming that treaty had the force of law on that date provided that, in the case of both (i) and (ii) above, such company does not provide its commitment in connection with a trade or business which is carried on in Ireland through a branch or agency in Ireland or (c) which is a U.S. corporation that is incorporated in the U.S.A. and is subject to U.S. federal income tax on its worldwide income provided that such U.S. corporation does not provide its commitment in connection with a trade or business which is carried on in Ireland through a branch or agency in Ireland or (d) which is a U.S. LLC, where the ultimate recipients of the interest payable to that LLC satisfy the requirements set out in (b) or (c) above and the business conducted through the LLC is so structured for market reasons and not for tax avoidance purposes, provided that such LLC does not provide its commitment in connection with a trade or business which is carried on by it in Ireland through a branch or agency in Ireland or (e) which is a company (within the meaning of section 246 of the TCA) (i) which advances money in the ordinary course of a trade which includes the lending of money (ii) in whose hands any interest payable in respect of money so advanced is taken into account in computing the trading income of that company and

54 (iii) which has complied with the notification requirements set out in section 246(5)(a) of the TCA or (f) which is a qualifying company (within the meaning of section 110 of the TCA) or (g) which is an investment undertaking (within the meaning of section 739B of the TCA) or (h) which is an exempt approved scheme within the meaning of section 774 of the TCA) or (i) which is an Irish Treaty Lender. “Irish Treaty Lender” means a Lender (other than a Lender falling within paragraph (b), (c) or (d) of the definition of Irish Qualifying Lender): (a) is treated as resident of an Irish Treaty State for the purposes of the relevant Irish Treaty; and (b) does not carry on a business in Ireland through a permanent establishment with which that Lender’s participation in the Loan is effectively connected. “Irish Treaty State” means a jurisdiction having a double taxation agreement (Irish Treaty) with Ireland which makes provision for full exemption from tax imposed by Ireland on interest “MLI” means the Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting of 24 November 2016. “Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document. “Relevant Territory” means: (a) a member state of the European Communities (other than Ireland) or (b) to the extent not a member state of the European Communities, a jurisdiction with which Ireland has entered into a double taxation treaty that either has the force of law by virtue of section 826(1) of the TCA or which will have the force of law on completion of the procedures set out in section 826(1) of the TCA. “Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either: (a) a company resident in the United Kingdom for United Kingdom tax purposes; (b) a partnership each member of which is: (i) a company so resident in the United Kingdom; or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest

55 payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company. “Tax Credit” means a credit against, relief or remission for, or repayment of, or on account of, any Tax. “Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction. “Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 15.2 (Tax Gross-Up) or a payment under Clause 15.3 (Tax Indemnity). “TCA” means the Irish Taxes Consolidation Act 1997. “UK Qualifying Lender” means: (a) a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is: (i) a Lender: (A) which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or (B) in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or (ii) a Lender which is: (A) a company resident in the United Kingdom for United Kingdom tax purposes; (B) a partnership each member of which is: (1) a company so resident in the United Kingdom; or (2) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; (C) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

56 (iii) a UK Treaty Lender; or (b) a Lender which is a building society (as defined for the purpose of section 880 of the ITA) making an advance under a Finance Document. “UK Treaty Lender” means a Lender which: (a) is treated as a resident of a UK Treaty State for the purposes of the UK Treaty; and (b) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected. “UK Treaty State” means a jurisdiction having a double taxation agreement (a “UK Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest. Unless a contrary indication appears, in this Clause 15 a reference to “determines” or “determined” means a determination made in the reasonable discretion of the person making the determination, acting in good faith. 15.2 Tax Gross-Up (a) Each Obligor shall make all payments under each Finance Document to be made by it without any Tax Deduction, unless a Tax Deduction is required by law. (b) The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Company and that Obligor. (c) If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. (d) A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by the United Kingdom with respect to the UK Obligors, if on the date on which the payment falls due: (i) the payment could have been made to the relevant Lender without a Tax Deduction on account of Tax imposed by the United Kingdom if the Lender had been a UK Qualifying Lender, but on that date that Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any Change of Law; (ii) the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of “UK Qualifying Lender” and: (A) an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the Obligor making the payment or from the Company a certified copy of that Direction; and

57 (B) the payment could have been made to the Lender without any Tax Deduction on account of Tax imposed by the United Kingdom if that Direction had not been made; or (iii) the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of “UK Qualifying Lender” and: (A) the relevant Lender has not given a Tax Confirmation to the Company; and (B) the payment could have been made to the Lender without any Tax Deduction on account of Tax imposed by the United Kingdom if the Lender had given a Tax Confirmation to the Company, on the basis that the Tax Confirmation would have enabled the Company to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or (iv) the relevant Lender is a UK Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction on account of Tax imposed by the United Kingdom had that Lender complied with its obligations under paragraph (h) or (i) (as applicable) below. (e) Any payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by Ireland, if on the date on which the payment falls due (i) the payment could have been made to the relevant Lender without a Tax Deduction on account of Tax imposed by Ireland if the Lender has been an Irish Qualifying Lender, but on that date that Lender is not or has ceased to be an Irish Qualifying Lender other than as a result of any Change of Law or (ii) the relevant Lender is an Irish Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without a Tax Deduction on account of Tax imposed by Ireland had that Lender complied with its obligations under paragraph (l) below. (f) If an Obligor is required by law to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed by law and in the minimum amount required by law. (g) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor who made that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment has been made to the relevant taxing authority. (h) (i) Subject to paragraph (ii) below, a UK Treaty Lender and each Obligor which makes a payment to which that UK Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction on account of Tax imposed by the United Kingdom.

58 (ii) (A) A UK Treaty Lender which is an Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Part 2 of Schedule 1 (The Original Parties); and (B) a UK Treaty Lender which is not an Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the documentation which it executes on becoming a Party as a Lender, and, having done so, that Lender shall be under no obligation pursuant to paragraph (ii) above. (i) If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (h)(ii) above and: (i) a Borrower making a payment to that Lender has not made a Borrower DTTP Filing in respect of that Lender; or (ii) a Borrower making a payment to that Lender has made a Borrower DTTP Filing in respect of that Lender but: (A) that Borrower DTTP Filing has been rejected by HM Revenue & Customs; or (B) HM Revenue & Customs has not given the Borrower authority to make payments to that Lender without a Tax Deduction on account of Tax imposed by the United Kingdom within 60 days of the date of the Borrower DTTP Filing; or (C) HM Revenue & Customs has given the Borrower authority to make payments to that Lender without a Tax Deduction on account of Tax imposed by the United Kingdom but such authority has subsequently been revoked or expired, and in each case, the Borrower has notified that Lender in writing, that Lender and the Borrower shall co-operate in completing any additional procedural formalities necessary for that Borrower to obtain authorisation to make that payment without a Tax Deduction on account of Tax imposed by the United Kingdom. (j) If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (h)(ii) above, no Obligor shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment or its participation in any Loan unless the Lender otherwise agrees. (k) A Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Agent for delivery to the relevant Lender. (l) An Irish Treaty Lender and each Obligor which makes a payment to which that Irish Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for

59 that Obligor to obtain authorisation to make that payment without a Tax Deduction on account of Tax imposed by Ireland (including for the avoidance of doubt such Irish Treaty Lender providing, on the reasonable request from the relevant Obligor, any self- certification forms prescribed by the Irish tax authorities (currently, “Form 8-3-6 Interest”) to the relevant Obligor in advance of such payment being made. (m) Following a request in writing from the relevant Obligor, an Original Lender shall promptly provide such information as shall be reasonably requested to enable an Irish resident Obligor to comply with the provisions of section 891A of the Taxes Act (and any regulations made in respect of or in connection with such sections). 15.3 Tax Indemnity (a) The Company shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document. (b) Paragraph (a) above shall not apply: (i) with respect to any Tax assessed on a Finance Party: (A) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or (B) under the law of the jurisdiction in which that Finance Party’s Facility Office (including a permanent establishment and/or a permanent representative, in each case with which that Lender’s participation in the Loan is effectively connected) is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or (ii) if and to the extent that a loss, liability or cost: (A) is compensated for by an increased payment under Clause 15.2 (Tax Gross-Up); (B) would have been compensated for by an increased payment under Clause 15.2 (Tax Gross-Up) but was not so compensated solely because one of the exclusions in paragraph (d) or (e) of Clause 15.2 (Tax Gross- Up) applied; (C) is compensated for by an increased payment under Clause 15.6 (Stamp Taxes), or would have been compensated for by an increased payment under Clause 15.6 (Stamp Taxes) but was not so compensated solely because one of the exclusions therein applied; (D) is or relates to VAT and is compensated for by a payment under Clause 15.7 (VAT); (E) relates to a FATCA Deduction required to be made by a Party; or

60 (F) is a payment of any Bank Levy at the relevant rate in force as at the date of this Agreement. (c) A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company. (d) A Protected Party shall, on receiving a payment from an Obligor under this Clause 15.3, notify the Agent. 15.4 Tax Credit If an Obligor makes a Tax Payment and the relevant Finance Party determines that: (a) a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and (b) that Finance Party has obtained and utilised that Tax Credit in whole or in part, the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor. 15.5 Lender Status Confirmation (a) Each Lender which becomes a Party on the day on which this Agreement is entered into hereby confirms that it is an Irish Qualifying Lender (other than solely by reason of being an Irish Treaty Lender) by entering into this Agreement. (b) Each Lender which is not an Original Lender shall indicate, in the documentation which it executes on becoming a Party as a Lender, and for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls in: (i) in respect of UK Tax: (A) not a UK Qualifying Lender; (B) a UK Qualifying Lender (other than a UK Treaty Lender); or (C) a UK Treaty Lender; and (ii) in respect of Irish Tax: (A) not an Irish Qualifying Lender; (B) an Irish Qualifying Lender (other than an Irish Treaty Lender); or (C) an Irish Treaty Lender. For the avoidance of doubt, the documentation which a Lender executes on becoming a Party as a Lender shall not be invalidated by any failure of a Lender to comply with this paragraph (b). If such a Lender fails to indicate its status in accordance with this Clause 15.5 then that Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a UK Qualifying Lender or an Irish Qualifying Lender (as appropriate) until such time as it notifies the

61 Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Company). For the avoidance of doubt, the documentation which a Lender executes on becoming a Party as a Lender shall not be invalidated by any failure of a Lender to comply with this Clause 15.5. 15.6 Stamp Taxes The Company shall or shall procure that any other Obligor shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document. 15.7 VAT (a) All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply and, accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party). (b) If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration): (i) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and (ii) (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT. (c) Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

62 (d) Any reference in this Clause 15.7 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994) and in Ireland as the group member notified by the Revenue Commissioners of Ireland in accordance with section 15(1)(a) of the Value Added Tax Consolidation Act 2010 as being the member responsible for complying with the provisions of that Act in respect of the Group, or its equivalent under any similar legislation). (e) In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply. 15.8 FATCA Information (a) Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party: (i) confirm to that other Party whether it is: (A) a FATCA Exempt Party; or (B) not a FATCA Exempt Party; (ii) supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and (iii) supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime. (b) If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly. (c) Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of: (i) any law or regulation; (ii) any fiduciary duty; or (iii) any duty of confidentiality. (d) If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

63 15.9 FATCA Deduction (a) Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. (b) Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Company and the Agent and the Agent shall notify the other Finance Parties. 16. Increased Costs 16.1 Increased Costs (a) Subject to Clause 16.3 (Exceptions) the Company shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement. (b) In this Agreement: “Increased Costs” means: (i) a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital; (ii) an additional or increased cost; or (iii) a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or any Ancillary Commitment or funding or performing its obligations under any Finance Document. 16.2 Increased Cost Claims (a) A Finance Party intending to make a claim pursuant to Clause 16.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company. (b) Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs. Upon the request of the Company, each Finance Party shall provide such certificate (or a copy of it) to the Company as soon as reasonably practicable. 16.3 Exceptions (a) Clause 16.1 (Increased Costs) does not apply to the extent any Increased Cost is: (i) attributable to a Tax Deduction required by law to be made by an Obligor;

64 (ii) attributable to a FATCA Deduction required to be made by a Party; (iii) compensated for by Clause 15.3 (Tax Indemnity) (or would have been compensated for under Clause 15.3 (Tax Indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 15.3 (Tax Indemnity) applied); (iv) compensated for by an increased payment under Clause 15.6 (Stamp Taxes), or would have been so compensated for by an increased payment under Clause 15.6 (Stamp Taxes) but was not so compensated solely because one of the exclusions therein applied; (v) or relates to VAT and is compensated for by a payment under Clause 15.7 (VAT); (vi) is a payment of any Bank Levy at the relevant rate in force as at the date of this Agreement; or (vii) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation. (b) In this Clause 16.3, a reference to a “Tax Deduction” has the same meaning given to that term in Clause 15.1 (Definitions). 17. Other Indemnities 17.1 Currency Indemnity (a) If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of: (i) making or filing a claim or proof against that Obligor; (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum. (b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable. 17.2 Other Indemnities The Company shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of: (a) the occurrence of any Event of Default;

65 (b) a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 30 (Sharing among the Finance Parties); (c) funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or (d) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company. 17.3 Indemnity to the Agent (a) The Company shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of: (i) investigating any event which it reasonably believes is a Default; (ii) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; (iii) instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; or (iv) any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) in acting as Agent under the Finance Documents. (b) The Company shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent pursuant to Clause 31.10 (Disruption to Payment Systems, etc.) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent. 18. Mitigation by the Lenders 18.1 Mitigation (a) Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 9.1 (Illegality), Clause 15 (Tax Gross-Up and Indemnities) or Clause 16.1 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office. (b) Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents. 18.2 Limitation of Liability (a) The Company shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 18.1 (Mitigation).

66 (b) A Finance Party is not obliged to take any steps under Clause 18.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it. 19. Costs and Expenses 19.1 Transaction Expenses The Company shall promptly on demand pay the Agent and the Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of: (a) this Agreement and any other documents referred to in this Agreement; and (b) any other Finance Documents executed after the date of this Agreement. 19.2 Amendment Costs If: (a) an Obligor requests an amendment, waiver or consent; or (b) an amendment is required pursuant to Clause 31.9 (Change of Currency), the Company shall, within three Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement. 19.3 Enforcement Costs The Company shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document. Guarantee and Indemnity 19.4 Guarantee and Indemnity Each Guarantor irrevocably and unconditionally jointly and severally: (a) guarantees to each Finance Party punctual performance by each Borrower of all that Borrower’s obligations under the Finance Documents; (b) undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and (c) agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of a Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 19 if the amount claimed had been recoverable on the basis of a guarantee.

67 19.5 Continuing Guarantee This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part. Warning: This is an all sums guarantee in respect of all liabilities under the Finance Documents 19.6 Reinstatement If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration, examinership or otherwise, without limitation, then the liability of each Guarantor under this Clause 19 will continue or be reinstated as if the discharge, release or arrangement had not occurred. 19.7 Waiver of Defences The obligations of each Guarantor under this Clause 19 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 19 (without limitation and whether or not known to it or any Finance Party) including: (a) any time, waiver or consent granted to, or composition with, any Obligor or other person; (b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group; (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security; (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person; (e) any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any

68 extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security; (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; (g) any insolvency or similar proceedings; or (h) any reduction occurring in, or other arrangement being made relating to, the liabilities of any other Obligor to any Finance Party under the Finance Documents as a result of any arrangement or composition that has taken effect under section 542(3) of the Irish Companies Act. For the purposes of section 547 and 548 of the Irish Companies Act, each Guarantor hereby agrees with and to each Finance Party that the amount recoverable from each Guarantor by (or on behalf of) any Finance Party under Clause 19.4 (Guarantee and Indemnity) in respect of the debts of another Obligor that are reduced as a result of an arrangement or composition as aforesaid, will not be affected by the fact that such debts are the subject of such arrangement or composition. 19.8 Immediate Recourse Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 19. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary. 19.9 Appropriations Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may: (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and (b) hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 19. 19.10 Deferral of Guarantors’ Rights Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 19: (a) to be indemnified by an Obligor; (b) to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents; (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee

69 or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party; (d) to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 19.4 (Guarantee and Indemnity); (e) to exercise any right of set-off against any Obligor; and/or (f) to claim or prove as a creditor of any Obligor in competition with any Finance Party. If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 31 (Payment Mechanics). 19.11 Release of Guarantors’ Right of Contribution If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor: (a) that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and (b) each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor. 19.12 Additional Security This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party. 19.13 Guarantee Limitations This guarantee does not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006, section 82 of the Irish Companies Act or any equivalent and applicable provisions under the laws of the Original Jurisdiction of the relevant Guarantor and, with respect to any Additional Guarantor, is subject to any limitations set out in the Accession Letter applicable to such Additional Guarantor. 20. Representations Each Obligor makes the representations and warranties set out in this Clause 20 to each Finance Party on the date of this Agreement.

70 20.1 Status (a) It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation. (b) It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted in all material respects. (c) No Obligor is a “consumer” for the purposes of the Central Bank of Ireland’s Consumer Protection Code 2012 (as amended) or the Consumer Credit Act 1995 (as amended) of Ireland. 20.2 Binding Obligations The obligations expressed to be assumed by it in each Finance Document are, subject to the Legal Reservations, legal, valid, binding and enforceable obligations. 20.3 Non-Conflict with Other Obligations The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with: (a) any law or regulation applicable to it; (b) its or any of its Subsidiaries’ constitutional documents; or (c) any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries’ assets to an extent reasonably likely to have a Material Adverse Effect. 20.4 Power and Authority It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents. 20.5 Validity and Admissibility in Evidence Subject to the Legal Reservations, all Authorisations required or desirable: (a) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and (b) to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation, have been obtained or effected and are in full force and effect. 20.6 Governing Law and Enforcement (a) Subject to the Legal Reservations, the choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation. (b) Subject to the Legal Reservations, any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

71 20.7 Insolvency (a) No: (i) corporate action, legal proceedings or other procedure or step described in Clause 24.7 (Insolvency proceedings); or (ii) creditors’ process described in Clause 24.8 (Creditors’ process), has been taken or, to the best of the knowledge of the Company, threatened in relation to a member of the Group. (b) None of the circumstances described in Clause 24.6 (Insolvency) apply to a member of the Group. 20.8 Deduction of Tax It is not required to make any Tax Deduction (as defined in Clause 15.1 (Definitions)) from any payment it may make under any Finance Document to a Lender which is a UK Qualifying Lender or an Irish Qualifying Lender. 20.9 No Filing or Stamp Taxes Subject to the Legal Reservations, under the laws of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar Tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents. 20.10 No Default (a) No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation. (b) No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which might have a Material Adverse Effect. 20.11 No Misleading Information (a) Any factual information provided by any member of the Group for the purposes of the Information Memorandum was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated. (b) The financial projections contained in the Information Memorandum have been prepared on the basis of recent historical information and on the basis of reasonable assumptions as at the date it was provided or as at the date (if any) at which it is stated. (c) Nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in the information contained in the Information Memorandum being untrue or misleading in any material respect. 20.12 Financial Statements (a) Its Original Financial Statements were prepared in accordance with the Accounting Principles (excluding, for the avoidance of doubt, the application of IFRS 16) consistently

72 applied unless expressly disclosed to the Agent in writing to the contrary before the date of this Agreement. (b) Its Original Financial Statements fairly present its financial condition as at the end of the relevant financial year and its results of operations during the relevant financial year unless expressly disclosed to the Agent in writing to the contrary before the date of this Agreement. (c) Its most recent financial statements delivered pursuant to Clause 21.1 (Financial Statements): (i) have been prepared in accordance with the Accounting Principles as applied to the Original Financial Statements; and (ii) give a true and fair view of (if audited) or fairly represent (if unaudited) its consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate. 20.13 Pari Passu Ranking Subject to the Legal Reservations, its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally. 20.14 Security and Financial Indebtedness (a) Subject to the Legal Reservations, no Security or Quasi-Security exists over all or any of the present or future assets of any member of the Group other than as permitted by this Agreement. (b) Subject to the Legal Reservations, no member of the Group has any Financial Indebtedness outstanding other than as permitted by this Agreement. 20.15 No Proceedings (a) Subject to the Legal Reservations, no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect has or have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries. (b) Subject to the Legal Reservations, no judgment or order of a court, arbitral body or agency which might reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief) been made against it or any of its Subsidiaries. 20.16 Environmental Laws (a) Subject to the Legal Reservations, each member of the Group is in compliance with Clause 23.8 (Environmental compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect. (b) Subject to the Legal Reservations, no Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened

73 against any member of the Group where that claim has or is reasonably likely, if determined against that member of the Group, to have a Material Adverse Effect. 20.17 Taxation (a) It is not materially overdue in the filing of any Tax returns and it is not overdue in the payment of any amount in respect of Tax which failure to pay has or is reasonably likely to have a Material Adverse Effect. (b) No claims or investigations are being, or are reasonably likely to be, made or conducted against it with respect to Taxes which have or are reasonably likely to have a Material Adverse Effect. 20.18 Anti-Corruption Law Each member of the Group has conducted its businesses in compliance with applicable anti- corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws. 20.19 Anti-money laundering No member of the Group or any of their Affiliates: (a) is, to the Company’s knowledge, under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities or other money laundering predicate crimes under any applicable law; (b) has been, to the Company’s knowledge with respect to Affiliates of any member of the Group, assessed civil penalties under any Anti-Money Laundering Laws; or (c) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. 20.20 Sanctions (a) Neither it nor any other member of the Group nor any of their respective directors or officers or to the best of its knowledge and belief (having made due and careful enquiries and having taken reasonable measures to ensure compliance with Sanctions) any employees or any other person acting on behalf of any of the foregoing: (i) is a Restricted Party or acts directly or indirectly on behalf of a Restricted Party to the extent that being a Restricted Party or acting directly or indirectly on behalf of a Restricted Party would lead to non-compliance by any Finance Party or any of its Affiliates or any member of the Group with any Sanctions; (ii) is a Prohibited Party or acts directly or indirectly on behalf of a Prohibited Party; (iii) is subject to any claim, action, proceeding, (to the best of its knowledge and belief (having made all due and reasonably enquiries)) investigation, notice or demand with respect to Sanctions; or (iv) has engaged or is engaging, directly or indirectly knowingly (after due and careful enquiry), in any trade, business or other activities with or for the benefit of any Restricted Party.

74 20.21 Repetition The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on: (a) the date of each Utilisation Request and the first day of each Interest Period; and (b) in the case of an Additional Obligor, the day on which it becomes (or it is proposed that it becomes) an Additional Obligor. 21. Information Undertakings The undertakings in this Clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. 21.1 Financial Statements The Company shall supply to the Agent in sufficient copies for all the Lenders: (a) within 180 days after the end of each of its Financial Years: (i) if so requested by a Lender, the audited financial statements of each Obligor for that Financial Year; (ii) the audited financial statements of each of the Company, Pilgrim’s Pride Ltd., Pilgrim’s Food Masters Ireland Limited, Pilgrim’s Food Masters UK Limited, Rollover Limited and Oakhouse Foods Limited for that Financial Year; and (iii) the amalgamated financial statements of the Group for that Financial Year; and (b) within 60 days after the end of each Financial Quarter the consolidated unaudited financial statements of the Group for that Financial Quarter. 21.2 Compliance Certificate (a) The Company shall supply to the Agent, with each set of financial statements delivered pursuant to paragraph (b) of Clause 20.12 (Financial Statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 24.2 (Financial Covenants) as at the date as at which those financial statements were drawn up. (b) Each Compliance Certificate shall be signed by any Chief Financial Officer or the Director of Finance Services, Pilgrim’s Shared Services Limited, or in his/her absence, as delegated by such Chief Financial Officer or Director of Finance Services or Pilgrim’s Shared Services Limited, as applicable, to any other person. 21.3 Requirements as to Financial Statements (a) Each set of financial statements delivered by the Company pursuant to Clause 20.12 (Financial Statements) shall: (i) be certified by a director of the relevant company as fairly presenting its financial condition as at the date as at which those financial statements were drawn up; and

75 (ii) in the case of the consolidated financial statements of the Group, shall be accompanied by a statement by the directors of the Company comparing actual performance for the period to which the financial statements relate to the actual performance for the corresponding period in the preceding Financial Year of the Group. (b) The Company shall procure that each set of financial statements delivered pursuant to Clause 20.12 (Financial Statements) is prepared in accordance with the Accounting Principles. (c) The Company shall procure that each set of financial statements of an Obligor delivered pursuant to Clause 20.12 (Financial Statements) is prepared in accordance with the Accounting Principles, accounting practices and financial reference periods consistent with these applied in the preparation of the Original Financial Statements for that Obligor unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in the Accounting Principles, the accounting practices or reference periods and its auditors (or, if appropraite, the auditors of the Obligor) deliver to the Agent: (i) a description of any change necessary for those financial statements to reflect the Accounting Principles, accounting practices and reference periods upon which that Obligor’s Original Financial Statements were prepared; and (ii) sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 22 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor’s Original Financial Statements. Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared. (d) If the Company notifies the Agent of a change in the Accounting Principles in accordance with paragraph (c) above as a result of the adoption of IFRS16 and the Company or the Agent (acting on the instructions of the Lenders) determines (acting reasonably) that amendments are required to the financial covenant definitions set out in Clause 22 (Financial Covenants) (the “Relevant Provisions”) to ensure that the Company, and the Group, maintains the same level of headroom on those ratios or that the Lenders retain the same level of protection under those financial covenants, the Company and the Agent (acting on behalf of the Lenders) shall enter into negotiations in good faith with a view to agreeing any such amendments. For the avoidance of doubt, if the Company and the Lenders have not agreed on an acceptable amendment to the Relevant Provisions then the Relevant Provisions shall remain in place and the Company shall be required to restate their consolidated financial statements as if such new accounting principle did not apply. 21.4 Budget (a) The Company shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests), within 3 Business Days of the publication of the annual financial statements of Pilgrim’s Pride US, an annual Budget for that Financial Year. (b) If Pilgrim’s Pride US ceases to control the Company, the Company shall renegotiate with the Agent in good faith the period for delivery of the Budget set out in paragraph (a) above.

76 (c) The Company shall ensure that each Budget for a Financial Year includes a projected consolidated profit and loss, balance sheet and cash flow statement for the Group and has been approved by any Chief Financial Officer or the Director of Finance Services, Pilgrim’s Shared Services Limited or in his/her absence, as delegated by such Chief Financial Officer or Director of Finance Services, Pilgrim’s Shared Services Limited, as applicable. 21.5 Information: Miscellaneous The Company shall: (c) supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests): (i) all documents required by law to be dispatched by the Company to its shareholders (but only in respect of any matters outside the normal business or trading activities) at the same time as they are dispatched; (ii) all documents dispatched by the Company to its creditors generally (but only in respect of any matters outside of normal business or trading activities) at the same time as they are dispatched; (iii) as soon as reasonably practicable, upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect; (iv) as soon as reasonably practicable, upon becoming aware of them, the details of any material judgment of a court, arbitral body or agency which is made against any member of the Group, and which might have a Material Adverse Effect; and (v) as soon as reasonably practicable, such further information including the financial condition, business and operations of any member of the Group and the financial statements, Distribution Certificates, Compliance Certificates and Budgets delivered from time to time under this Agreement as any Finance Party (through the Agent) may reasonably request. (b) immediately, upon becoming aware, notify the Agent of any intention on the part of any officer or creditor of any Obligor incorporated in Ireland or any person to seek to have any Obligor incorporated in Ireland put under Court protection under the provisions of the Irish Companies Act. 21.6 Notification of Default (a) Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor). (b) Promptly upon a request by the Agent, the Company shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

77 21.7 Direct Electronic Delivery by Company The Company may satisfy its obligation under this Agreement to deliver any information in relation to a Lender by delivering that information directly to that Lender in accordance with Clause 33.5 (Electronic Communication) to the extent that Lender and the Agent agree to this method of delivery. 21.8 “Know your customer” Checks (a) If: (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; (ii) any change in the status of an Obligor (or of a Holding Company of an Obligor) after the date of this Agreement; or (iii) a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall as soon as reasonably practicable upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. (b) Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. (c) The Company shall, by not less than 10 Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 26 (Changes to the Obligors). (d) Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and

78 regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor. 22. Financial Covenants 22.1 Financial Definitions In this Agreement: “Borrowings” means, at any time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of any indebtedness of members of the Group for or in respect of: (a) moneys borrowed and debit balances at banks or other financial institutions but excluding any Permitted Shareholder Loan provided it is subject to a Subordination Deed; (b) any acceptances under any acceptance credit or bill discount facility (or dematerialised equivalent); (c) any note purchase facility or the issue of bonds, letters of credit, notes, debentures, loan stock or any similar instrument; (d) any Finance Lease; (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis and meet any requirements for de-recognition under the Accounting Principles); (f) any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of (i) an underlying liability of an entity which is not a member of the Group which liability would fall within one of the other paragraphs of this definition or (ii) any liabilities of any member of the Group relating to any post-retirement benefit scheme; (g) any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before the Termination Date or are otherwise classified as borrowings under the Accounting Principles; (h) any liabilities over £2,000,000 (two million pounds) under an advance or deferred purchase agreement if (i) one of the primary reasons behind the entry into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 120 days after the date of supply; (i) any amount raised under any other transaction (including any forward sale or purchase agreement, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under the Accounting Principles; and (j) (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above.

79 “EBITDA” means, for any period, the sum of: (a) Net Income (or net loss) for such period; plus (b) without duplication and solely to the extent deducted in determining Net Income (or net loss) for such period, the sum of: (i) Net Interest Charge for such period; (ii) provisions for Taxes based on income, profits or capital for such period, including, without limitation, state, foreign, franchise and similar Taxes, and US Tax Distributions made by the Group on a consolidated basis during such period; (iii) consolidated depreciation expense of the Group for such period; (iv) consolidated amortisation expense of the Group for such period; (v) consolidated Restructuring Charges of the Group for such period; (vi) any extraordinary, unusual or non-recurring non-cash charges, expenses or losses for such period (but excluding any non-cash charges, expenses or losses that relate to the write-down or write-off of inventory); (vii) the amount of loss or discount on sale of receivables, Securitisation Assets and related assets to any Securitisation Subsidiary in connection with a Qualified Securitisation Facility; and (viii) any expenses or charges (other than depreciation or amortisation expense) related to any permitted investment or Permitted Acquisition for such period, minus (c) without duplication and solely to the extent included in determining Net Income, the sum of: (i) any extraordinary, unusual or non-recurring income or gains which were included in the calculation of Net Income (or net loss) for such period; and (ii) cash expenditures incurred during such period, the effect of which is to reduce balance sheet provisions previously booked and treated as an extraordinary, unusual or non-recurring non-cash expense, in each case determined in accordance with GAAP for such period. “Finance Lease” means a lease or hire purchase contract which would, in accordance with the Accounting Principles in force prior to implementation of IFRS 16 (or the equivalent under other applicable Accounting Principles) have been treated as a finance or capital lease and any reference to a finance or capital lease means a finance or capital lease in accordance with the Accounting Principles in force prior to implementation of IFRS 16 (or the equivalent under other applicable Accounting Principles). “Financial Quarter” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

80 “Financial Year” means the annual accounting period of the Group ending on or about 31 December in each year. “Interest Cover” means the ratio of EBITDA to Net Interest Charge in respect of any Relevant Period. “Leverage” means, in respect of any Relevant Period, the ratio of Total Net Senior Debt on the last day of that Relevant Period to EBITDA in respect of that Relevant Period. “Net Income” means, for any period, the consolidated net income (or loss) of the Group, determined on a consolidated basis, provided that there shall be excluded: (a) the income (or deficit) of any person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Group; and (b) the income (or deficit) of any person (other than a Subsidiary) in which any member of the Group has an ownership interest, except to the extent that any such income is actually received by any member of the Group in the form of dividends or similar distributions. “Net Interest Charge” means, for any Relevant Period, the aggregate amount of the accrued interest, commission, fees, discounts, prepayment fees, commitment fees, premiums or other charges and other finance payments in respect of the Financial Indebtedness of the Group, whether paid or capitalised by any member of the Group in respect of that Relevant Period to any member of the Group (other than by another member of the Group) on any cash or cash equivalent investment and excluding any such charges capitalised on subordinated debt. “Quarter Date” means each of 31 March, 30 June, 30 September and 31 December. “Relevant Period” means each period of twelve months ending on or about the last day of the Financial Year and each period of twelve months ending on or about the last day of each Financial Quarter. “Restructuring Charges” means any asset impairment charges, lease termination costs, severance costs, facility shutdown costs, write-offs and write-downs of intangible assets and other related restructuring charges related to or associated with a permanent reduction in capacity, closure of plants or facilities, cut-backs or plant closures or a significant reconfiguration of a facility. “Total Net Senior Debt” means, at any time, the aggregate amount of all obligations of members of the Group for or in respect of Borrowings at that time but: (a) excluding any Borrowings owed to any member of the Group (b) excluding, to the extent they constitute Borrowings, any Additional Investment and any Shareholder Holding Company Loan; (c) including, in the case of Finance Leases only, their capitalised value; and (d) deducting the aggregate amount of Cash held by any of the Group at that time, and so that no amount shall be included or excluded more than once. 22.2 Financial Condition The Company shall ensure that: (a) Leverage. Leverage in respect of any Relevant Period shall not exceed 3.00:1; and

81 (b) Interest Cover. Interest Cover in respect of any Relevant Period shall be greater than 3.00:1. 22.3 Financial Testing The financial covenants set out in Clause 22.2 (Financial Condition) shall be calculated in accordance with the Accounting Principles and tested by reference to each of the financial statements delivered pursuant to paragraph (b) of Clause 20.12 (Financial Statements) and/or each Compliance Certificate delivered pursuant to Clause 21.2 (Compliance Certificate). 22.4 Cure rights (a) In the event that for a Relevant Period any financial covenant set out in Clause 22.2 (Financial Condition) would not be complied with, prior to the date falling twenty (20) Business Days after the date that is the earlier of (i) the date on which the Compliance Certificate in relation to such Relevant Period is delivered and (ii) the due date for delivery of the Compliance Certificate in relation to such Relevant Period, the Company shall have the right to cure any breach of Clause 22.2 (Financial Condition) with the proceeds from the issuance of shares in the Company or any other equity contribution (an “Additional Investment”) provided that, an Additional Investment that is made prior to the delivery of the relevant Compliance Certificate (including during the Relevant Period) shall only be treated as an Additional Investment for the purposes of this Clause 22.4 if the relevant Compliance Certificate confirms that an Additional Investment has been made and the amount of such Additional Investment and the Agent is provided with details of the potential breach of Clause 22.2 (Financial Condition) and the financial covenant recalculations. (b) If an Additional Investment is made, the financial covenants set out in Clause 22.2 (Financial Condition) shall be recalculated for the Relevant Period to which the Additional Investment relates by reference to such Additional Investment such that (i) Total Net Senior Debt on the last day of the Relevant Period shall be deemed to have been reduced by an amount equal to the Additional Investment (a “Net Debt Cure”) or (ii) EBITDA on the last day of the Relevant Period shall be deemed to have been increased by an amount equal to the Additional Investment (an “EBITDA Cure” and a Net Debt Cure and an EBITDA Cure, each a “Cure”). (c) Any Cure made in any Relevant Period will apply for the Relevant Period and the subsequent three Relevant Periods to the extent the cash of the Additional Investment remains on the balance sheet. (d) The Company may not exercise (i) any Net Debt Cure in respect of two consecutive Relevant Periods or more than four times during the life of the Facility and (ii) any EBITDA Cure more than once during the life of the Facility. (e) There will be no maximum amount on the Additional Investment, other than for an EBITDA Cure which cannot exceed the amount needed to remedy the breach. (f) There will be no requirement to use an Additional Investment in prepayment of the Facility. (g) If an Additional Investment is made after the end of a Relevant Period in accordance with paragraph (a) above, the calculation of the Margin (or any other ratio-based provision in this Agreement) for that Relevant Period shall not take into account such Additional Investment.

82 23. General Undertakings The undertakings in this Clause 23 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. 23.1 Authorisations Each Obligor shall promptly: (a) obtain, comply with and do all that is necessary to maintain in full force and effect; and (b) supply certified copies to the Agent of, any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document, if failure to do so would materially impair its ability to perform its obligations under the Finance Documents. 23.2 Compliance with Laws Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents. 23.3 Negative Pledge In this Clause 23.3, “Quasi-Security” means an arrangement or transaction described in paragraph (b) below. (a) No Obligor shall (and the Company shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets. (b) No Obligor shall (and the Company shall ensure that no other member of the Group will): (i) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group; (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms; (iii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or (iv) enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset. (c) Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi- Security, listed below: (i) in respect of paragraph (b)(ii) above, the Permitted ID Facilities provided the Obligors are in compliance with the terms of Clause 23.18 (Permitted ID Facilities);

83 (ii) any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances; (iii) any payment or close out netting or set-off arrangement pursuant to any hedging transaction entered into by a member of the Group for the purpose of: (A) hedging any risk to which any member of the Group is exposed in its ordinary course of trading; or (B) its interest rate or currency management operations which are carried out in the ordinary course of business and for non-speculative purposes only, excluding, in each case, any Security or Quasi-Security under a credit support arrangement in relation to a hedging transaction; (iv) any lien arising by operation of law and in the ordinary course of trading; (v) any Security or Quasi-Security over or affecting any asset acquired by a member of the Group after the date of this Agreement if: (A) the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Group; (B) the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group; and (C) the Security or Quasi-Security is removed or discharged within one month of the date of acquisition of such asset; (vi) any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security or Quasi-Security is created prior to the date on which that company becomes a member of the Group, if: (A) the Security or Quasi-Security was not created in contemplation of the acquisition of that company; (B) the principal amount secured has not increased in contemplation of or since the acquisition of that company; and (C) the Security or Quasi-Security is removed or discharged within one month of that company becoming a member of the Group; (vii) any Security or Quasi-Security entered into pursuant to any Finance Document; (viii) any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any member of the Group; (ix) any Security or Quasi-Security arising or created pursuant to any customary general business condition of any bank or financial institution (in relation to accounts and/or deposits held with such bank or financial institution) which is

84 required by law or is customarily required in the relevant jurisdiction with whom any member of the Group or any other Obligor maintains a banking relationship in the ordinary course of business, including in respect of paragraph (h) of Clause 23.15 (Financial Indebtedness); or (x) any Security or Quasi-Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security or Quasi-Security given by any member of the Group other than any permitted under paragraphs (i) to (vii) above) does not exceed the greater of £20,000,000 (twenty million pounds) (or its equivalent in another currency or currencies) and 10 per cent. of EBITDA in any Financial Year. 23.4 Disposals (a) No Obligor shall (and the Company shall ensure that no other member of the Group will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset. (b) Paragraph (a) above does not apply to any sale, lease, transfer or other disposal: (i) made in the ordinary course of trading of the disposing entity; (ii) of assets in exchange for other assets comparable or superior as to type, value and quality (other than an exchange of a non-cash asset for cash); or (iii) where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for any other sale, lease, transfer or other disposal, other than any permitted under paragraphs (i) to (ii) above) does not exceed the greater of £20,000,000 (twenty million pounds) (or its equivalent in another currency or currencies) and 10 per cent. of EBITDA in any Financial Year. 23.5 Taxation (a) Each Obligor shall pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that: (i) such payment is being contested in good faith; (ii) adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in the latest financial statements delivered to the Agent under Clause 21.1 (Financial Statements) or (iii) such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect. (b) No Obligor may change its residence for Tax Purposes. 23.6 Merger (a) No Obligor shall (and the Company shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger or corporate reconstruction. (b) Paragraph (a) above does not apply to any sale, lease, transfer or other disposal permitted pursuant to Clause 23.4 (Disposals).

85 23.7 Change of Business The Company shall procure that no substantial change is made to the general nature of the business of the Group (taken as a whole) from that carried on at the date of this Agreement. 23.8 Environmental Compliance Each Obligor shall (and the Company shall ensure that each member of the Group will): (a) comply with all Environmental Laws; (b) obtain, maintain and ensure compliance with all requisite Environmental Permits; (c) implement procedures to monitor compliance with and to prevent liability under any Environmental Law, where failure to do so has or is reasonably likely to have a Material Adverse Effect. 23.9 Environmental Claims Each Obligor shall (through the Company), promptly upon becoming aware of the same, inform the Agent in writing of: (a) any Environmental Claim against any member of the Group which is current, pending or threatened; and (b) any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group, where the claim, if determined against that member of the Group, has or is reasonably likely to have a Material Adverse Effect. 23.10 Anti-Corruption Law (a) No Obligor shall (and the Company shall ensure that no other member of the Group will) directly or indirectly use the proceeds of the Facility for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977, the Criminal Justice (Corruption Offences) Act 2018 of Ireland or other similar legislation in other jurisdictions. (b) Each Obligor shall (and the Company shall ensure that each other member of the Group will): (i) conduct its businesses in compliance with applicable anti-corruption laws; and (ii) maintain policies and procedures designed to promote and achieve compliance with such laws. 23.11 Pari Passu Ranking Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

86 23.12 Guarantors (a) Subject to paragraph (b) below, the Company shall ensure that, with effect (i) from the date of this Agreement and (ii) thereafter, at all times, subject to being tested on each date falling 60 days after the date of the delivery of the quarterly financial statements of the Company (and for the first time in respect of the quarterly financial statements of the Company required to be delivered for the Financial Quarter ending 31 December 2022), the aggregate of earnings before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA) and the consolidated gross assets of the Guarantors exceeds 85 per cent. of EBITDA (provided that, in each case, where a Guarantor has negative earnings before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA) its earnings before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA) shall be deemed to be zero for the purposes of the Guarantor Threshold Test) and the consolidated gross assets of the Group (the “Guarantor Threshold Test”). (b) The Company only needs to perform its obligations under paragraph (a) above if it is not unlawful for the relevant person to become a Guarantor and that person becoming a Guarantor would not result in personal liability for that person’s directors or other management. Each Obligor must use, and must procure that the relevant person uses, all reasonable endeavours lawfully available to avoid any such unlawfulness or personal liability. This includes agreeing to a limit on the amount guaranteed. The Agent may (but shall not be obliged to) agree to such a limit if, in its opinion, to do so would avoid the relevant unlawfulness or personal liability. 23.13 Sanctions (a) No Obligor shall (and the Company shall procure that no other member of the Group nor any of their respective directors, officers, employees or any other person acting on behalf of any of them will: (i) use, lend, contribute or otherwise make available the proceeds of any Utilisation or other transaction contemplated by a Finance Document directly or indirectly for the purpose of financing any trade, business or other activities with (A) any Restricted Party in as far as such financing would violate or otherwise be inconsistent with any Sanctions by that Obligor or any Finance Party (or any of its Affiliates), or (B) any Prohibited Party; and, (ii) use any revenue or benefit derived from any activity or dealing with a Restricted Party or a Prohibited Party in discharging any obligation due or owing to the Finance Parties (or any of their Affiliates) except, in case of a Restricted Party, only to the extent that activity or dealing that would violate or otherwise be inconsistent with any Sanctions. (b) Each Obligor shall (and the Company shall procure that each other member of the Group and (in the case of sub-paragraph (iii) below) each of their respective directors, officers, employees or any other person acting on behalf of any of them will): (i) procure that no proceeds from any activity or dealing with a Restricted Party or a Prohibited Party are credited to any bank account held with any Finance Party or any of its Affiliates in its name or in the name of any other member of the Group except, in case of a Restricted Party only, to the extent that crediting such bank account that would violate or otherwise be inconsistent with any Sanctions by that Obligor or any Finance Party or any of its Affiliates;

87 (ii) take all appropriate measures to ensure compliance with Sanctions; and (iii) (to the extent permitted by law and promptly upon becoming aware of them) supply to the Agent details of any claim, action, suit, proceedings or investigation against it or any other member of the Group with respect to Sanctions by any Sanctions Authority. 23.14 Acquisitions and Joint Ventures (a) Other than as provided in paragraph (b) no Obligor shall (and the Company shall ensure that no other member of the Group will) acquire a company or any shares or securities or a business or undertaking or enter into a Joint Venture. (b) A member of the Group may acquire all or any part of the issued share capital of a limited liability company, and/or enter into a Joint Venture but only if: (i) no Default is continuing on the closing date for the acquisition or would occur as a result of the acquisition or the entry into of that Joint Venture; (ii) the acquired company is incorporated or established, and carries on its principal business in, the European Union or the United Kingdom and is engaged in a business substantially the same as that carried on by the Group and/or the Joint Venture carries on its principal business in, the European Union or the United Kingdom and is engaged in a business substantially the same as that carried on by the Group; (i) the Company certifies (to the best of its knowledge and belief by reference to the facts and circumstances known to the Company at that time) to the Agent in a certificate to be delivered by no later than the date of completion of the acquisition (which shall be prima facie evidence of the matters therein) that unless such acquisition or participation in a Joint Venture is fully funded by cash on the balance sheet, the proceeds of the issuance of ordinary shares in the Company, a Permitted Shareholder Loan or a Loan advanced under the terms of this Agreement (or a combination of the foregoing) and, in the case of any Permitted Shareholder Loan such Permitted Shareholder Loan is the subject to the Subordinated Deed, Leverage (recalculated on a pro forma basis to take into account the proposed acquisition and the funding of the proposed acquisition) as if the relevant acquisition occurred on the first day of the Relevant Period expiring on the most recent Quarter Date as at the last Quarter Date would not have exceeded 3.00:1; and (iii) if, (on the basis that the latest financial statements of the Group delivered in accordance with this Agreement are adjusted to take account of such acquisition), any target company of an acquisition is a Material Subsidiary and/or the Company is unable to ensure compliance with Clause 23.12 (Guarantors), the company or companies the subject of the acquisition shall accede to this Agreement as Additional Guarantors within 60 days of the date of the acquisition but provided that the provisions of this paragraph (iii) shall not apply to any Joint Venture.

88 23.15 Financial Indebtedness No Obligor shall (and the Company shall ensure that no other member of the Group will) incur or allow to remain outstanding any Financial Indebtedness, other than: (a) Financial Indebtedness arising under the Finance Documents; (b) to the extent covered by a letter of credit, guarantee or indemnity issued under an Ancillary Facility (c) Financial Indebtedness arising under the Bilateral Facilities, provided that the Bilateral Facility Limit is not exceeded and to the extent that a Bilateral Facility is not provided by an Original Lender (or such Original Lender’s Affiliate) (a Third Party Bilateral Facility) the aggregate of such Financial Indebtedness under such Third Party Bilateral Facilities does not exceed the Third Party Bilateral Facility Limit; (d) Financial Indebtedness arising under a Permitted Shareholder Loan provided such Permitted Shareholder Loan is the subject of a Subordination Deed; (e) Financial Indebtedness arising under the Permitted ID Facilities provided the Obligors are in compliance with each of the conditions relating to the Permitted ID Facilities as set out in Clause 23.18 (Permitted ID Facilities); (f) Financial Indebtedness arising under a foreign exchange transaction for spot or forward delivery entered into in connection with protection against fluctuation in currency rates where that foreign exchange exposure arises in the ordinary course of trade (but not a foreign exchange transaction for investment or speculative purposes); (g) Financial Indebtedness arising under any BACs or similar payment facility utilised by a member of the Group in the ordinary course of its business; (h) Financial Indebtedness arising under any cash pooling, netting, set-off or other cash management arrangements entered into by any member of the Group or any other Obligor in the ordinary course of trading; (i) any Financial Indebtedness of a member of the Group permitted under Clause 23.16 (Loans or credit); or (j) the Company certifies (to the best of its knowledge and belief by reference to the facts and circumstances known to the Company at that time) to the Agent in a certificate to be delivered by no later than the date of the incurrence of such Financial Indebtedness that, Leverage (recalculated on a pro forma basis) as if the relevant Financial Indebtedness was incurred on the first day of the Relevant Period expiring on the most recent Quarter Date as at the last Quarter Date would not have exceeded 3.00:1. 23.16 Loans or credit No Obligor shall (and the Company shall ensure that no other member of the Group will) be a creditor in respect of any Financial Indebtedness, other than: (a) any trade credit extended by any member of the Group to its customers on normal commercial terms and in the ordinary course of its trading activities; (b) a loan made by a member of the Group to another member of the Group;

89 (c) a loan made by an Obligor to a Shareholder Holding Company provided that: (i) such Shareholder Holding Company is and will remain a direct or indirect shareholder of the Company; (ii) no loans may be made to any Affiliate or Subsidiary of such Shareholder Holding Company (other than where permitted by paragraph (b) above); (iii) the Distribution Conditions are satisfied in respect of such loan; and (iv) the loan (including any associated payment) is made within one month of delivery of the Distribution Certificate relating to that loan. 23.17 Dividends, share redemption and Permitted Shareholder Loan repayments (a) Except as permitted pursuant to paragraph (b) below, the Company shall not (and will ensure that no other member of the Group will) as from the date of this Agreement: (i) declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital); (ii) repay or distribute any dividend or share premium reserve; (iii) repay any Permitted Shareholder Loan (whether of principal or interest); or (iv) redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so, (together, the “Distribution Actions” and each a “Distribution Action”); (b) Paragraph (a) above does not apply if: (i) the Distribution Action is bona fide, at arm’s length and paid in return for benefits the relevant member of the Group is receiving from the recipient of such Distribution Action, and the Distribution Action is made by a member of the Group for the benefit of, another member of the Group and the aggregate amount of (i) such Distribution Action and (ii) any Management Charges (as defined below) paid in any Financial Year does not exceed £10,000,000 (ten million pounds) in any Financial Year; (ii) the Distribution Action is made by a member of the Group for the benefit of a Shareholder Holding Company (excluding, for the avoidance of doubt, any Distribution Action referred to in paragraph (a)(i) and (a)(ii) above) and the Distribution Conditions are satisfied in respect of such Distribution Action; or (iii) the Distribution Action is made to any direct or indirect member of an affiliated group that files a consolidated U.S. Federal tax return with such person, in accordance with a tax sharing agreement or any other tax sharing agreement or similar arrangement in each case in an amount not in excess of the amount that such person (or such person and its subsidiaries) would have been required to pay in respect of federal, state or local taxes, as the case may be, in respect of such year if such person had paid such taxes directly as a stand-alone taxpayer (or on behalf of a stand-alone group) (a “US Tax Distribution”).

90 23.18 Permitted ID Facilities The Company shall ensure that (and each other Obligor shall ensure that) all times: (a) debts and invoices which are or may become due and owing to Moy Park France and which are sold, assigned or transferred pursuant to the Permitted ID Facilities (the “Relevant Debtor Book”) are the only debts and invoices the subject of the Permitted ID Facilities; (b) the maximum amount drawn down under, or otherwise utilised under the Permitted ID Facilities does not exceed £10,000,000 (ten million pounds); and (c) Moy Park France maintain credit and bad debt insurance with insurer of market standing (having a rating of BBB+ or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or Baal or higher by Moody’s Investors Service Limited in respect of at least 90% of the Relevant Debtor Book (which such insurance terms may be amended from time to time with prior written consent of the Agent (acting on the instructions of the Lenders)). 23.19 Management and other charges (a) Provided that no Event of Default has occurred and is continuing, the Company may (and each other member of the Group may) pay any management, advisory or other fee to or to the order of a Shareholder Holding Company (in each case “Management Charges”) which, when aggregated with the amount of all Distribution Actions taken in accordance with paragraph (b)(ii) of Clause 23.17 is not in excess of £10,000,000 (ten million pounds) in any Financial Year. (b) Paragraph (a) above does not apply to any payment made to any Shareholder Holding Company by any member of the Group which is in respect of payment for any charge levied in respect of the provision of shared services and facilities including, without limitation, specific project costs and expenses, product and services licensing fees and costs, group wide insurance, IT, financial, insurance and all other bona fide establishment or administrative costs and overheads, in each case which are to be recharged (in whole or in part) to one or more members of the Group (provided such fee or payment may not be made while an Event of Default has occurred and is continuing). 23.20 Condition Subsequent The Company shall deliver to the Agent (or ensure that another member of the Group shall deliver), by no later than 30 September 2022, the Original Financial Statements. 23.21 ESG The Company and the Agent (acting on the instructions of the Lenders) agree to use their reasonable endeavours to agree on an ESG margin ratchet, subject to ESG criteria and KPIs within 12 months of the date of this Agreement. 24. Events of Default Each of the events or circumstances set out in this Clause 24 is an Event of Default (save for Clause 24.13 (Acceleration)).

91 24.1 Non-Payment An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless: (a) its failure to pay is caused by: (i) administrative or technical error; or (ii) a Disruption Event; and (b) payment is made within 5 Business Days of its due date. 24.2 Financial Covenants Any requirement of Clause 24.2 (Financial Covenants) is not satisfied (subject to the expiry of the cure period referred to in Clause 22.4 (Cure rights)). 24.3 Other Obligations (a) An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 24.1 (Non-Payment) and Clause 22 (Financial Covenants)). (b) No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 10 Business Days of the earlier of (A) the Agent giving notice to the Company and (B) the Company becoming aware of the failure to comply. 24.4 Misrepresentation (a) Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made. (b) No Event of Default under paragraph (a) will occur if the failure to comply is capable of remedy and is remedied within 10 Business Days of the earlier of (A) the Agent giving notice to the Company and (B) the Company becoming aware of the failure to comply. 24.5 Cross Default (a) Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period. (b) Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described). (c) Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described). (d) Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

92 (e) No Event of Default will occur under this Clause 24.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than £7,000,000 (seven million pounds) (or its equivalent in any other currency or currencies). 24.6 Insolvency (a) A member of the Group: (i) is unable or admits inability to pay its debts as they fall due; (ii) suspends making payments on any of its debts; or (iii) by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness. (b) The value of the assets of any member of the Group is less than its liabilities (taking into account contingent and prospective liabilities). (c) A moratorium is declared in respect of any indebtedness of any member of the Group. 24.7 Insolvency Proceedings Any corporate action, legal proceedings or other procedure or step is taken in relation to: (a) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, examinership or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group other than a solvent liquidation or reorganisation of any member of the Group which is not an Obligor; (b) a composition, compromise, assignment or arrangement with any creditor of any member of the Group; (c) the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), receiver, administrative receiver, administrator, examiner, compulsory manager or other similar officer in respect of any member of the Group or any of its assets; or (d) enforcement of any Security over any assets of any member of the Group, whether the liability secured by that Security exceeds £7,000,000 (seven million pounds), or any analogous procedure or step is taken in any jurisdiction. This Clause 24.7 shall not apply to: (e) any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 10 Business Days of commencement; and (f) the solvent liquidation of any member of the Group which is not an Obligor so long as any payments or assets distributed (after applicable creditor payments) as a result of such liquidation are distributed to other members of the Group.

93 24.8 Creditors’ Process Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a member of the Group having an aggregate value of £7,000,000 (seven million pounds), and is not discharged within 10 Business Days. 24.9 Expropriation The authority or ability of any member of the Group to conduct its business sis limited to wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any member of the Group or any of its assets. 24.10 Litigation Any litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency are started or threatened, or any judgment or order of a court, arbitral body or agency is made, in relation to the Finance Documents or the transactions contemplated in the Finance Documents or against any member of the Group or its assets which has or is reasonably likely to have a Material Adverse Effect. 24.11 Unlawfulness It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents. 24.12 Repudiation An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document. 24.13 Material Adverse Change Any event or circumstance occurs which the Majority Lenders reasonably believe has or is reasonably likely to have a Material Adverse Effect. 24.14 Acceleration On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Company: (a) cancel the Available Commitment of each Lender whereupon each such Available Commitment shall immediately be cancelled and the Facility shall immediately cease to be available for further utilisation; (b) declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; (c) declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; (d) declare all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities to be immediately due and payable, at which time they shall become immediately due and payable; and/or

94 (e) declare that all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders. 24.15 Defaulting Lenders (a) Unless otherwise agreed in writing by the Company or permitted by paragraph (c) below and notwithstanding anything to the contrary in any Finance Document, no fees, interest or other amounts shall be payable (and, for the avoidance of doubt, no Default or Event of Default shall occur and no default interest shall accrue as a result of any failure by a member of the Group to pay any amount that would otherwise be due and payable (a “Relevant Amount”)) in respect of any commitment or participation of Sanctioned Lender whilst that Lender is a Sanctioned Lender. (b) Notwithstanding paragraph (a) above, interest (other than default interest) and (subject to paragraph (c) of Clause 14.1 (Commitment Fee)) fees in respect of the participation of any Sanctioned Lender in any outstanding Loan shall continue to accrue (but, for the avoidance of doubt, shall not be payable unless permitted to be paid in accordance with paragraph (c) of this Clause 24.15) unless the Company determines (acting on the basis of independent specialist advice where appropriate) that it would be contrary to, or in breach of, applicable Sanctions (or would result in any member of the Group or Finance Party being in breach of Sanctions) for such interest or fees to accrue (a “Relevant Fee/Interest Determination”), in which case such interest or fees shall cease to accrue from the date on which the Company notifies the Agent in writing of such Relevant Fee/Interest Determination. (c) If a Lender ceases to be a Sanctioned Lender or the Company determines (acting on the basis of independent specialist advice where appropriate) and notifies the Agent of such determination in writing that it would not be contrary to, or in breach of, applicable Sanctions (and would not result in any member of the Group or Finance Party being in breach of Sanctions) for such payment of a Relevant Amount to be made (a “Relevant Payment Determination”), the Company shall pay to that Lender any Relevant Amounts which remain unpaid by the date falling 30 Business Days after the date on which such Lender ceased to be a Sanctioned Lender or the date of receipt by the Agent of notice of the Relevant Payment Determination (as applicable). (d) The Company shall notify the Agent promptly of any Relevant Payment Determination or Relevant Fee/Interest Determination made under this Clause 24.15 and the Agent shall promptly notify the Lenders upon receipt. 25. Changes to the Lenders 25.1 Assignments and Transfers by the Lenders Subject to this Clause 25, a Lender (the “Existing Lender”) may: (a) assign any of its rights; or (b) transfer by novation any of its rights and obligations, to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other

95 financial assets (the “New Lender”), provided that in no circumstances may an assignment or transfer be made to a Sanctioned Lender and to the extent that such assignment or transfer is executed (or purported to be executed) while the lender was a Sanctioned Lender, it shall be ineffective for all purposes under the Finance Documents 25.2 Company Consent (a) The consent of the Company is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is: (i) to another Lender or an Affiliate of any Lender; or (ii) made at a time when an Event of Default is continuing. (b) The consent of the Company to an assignment or transfer must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by the Company within that time. 25.3 Other Conditions of Assignment or Transfer (a) An assignment will only be effective on: (i) receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it had been an Original Lender; and (ii) performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender. (b) A transfer will only be effective if the procedure set out in Clause 25.6 (Procedure for Transfer) is complied with. (c) If: (i) a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 15 (Tax Gross-Up and Indemnities) or Clause 16.1 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This paragraph (c) shall not apply: (iii) in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Facility; or

96 (iv) in relation to Clause 15.2 (Tax Gross-Up), to a UK Treaty Lender that has included a confirmation of its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (h)(ii)(B) of Clause 15.2 (Tax Gross-Up) if the Obligor making the payment has not made a Borrower DTTP Filing in respect of that Treaty Lender. (d) Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender. 25.4 Assignment or Transfer Fee The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of £3,000 (three thousand pounds), unless the transfer is made by an Existing Lender to an Affiliate or Related Fund of that Existing Lender. 25.5 Limitation of Responsibility of Existing Lenders (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for: (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents; (ii) the financial condition of any Obligor; (iii) the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document, and any representations or warranties implied by law are excluded. (b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it: (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force. (c) Nothing in any Finance Document obliges an Existing Lender to: (i) accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 25; or

97 (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise. 25.6 Procedure for Transfer (a) Subject to the conditions set out in Clause 25.2 (Company Consent) and Clause 25.3 (Other Conditions of Assignment or Transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate. (b) The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender. (c) Subject to Clause 25.10 (Pro Rata Interest Settlement), on the Transfer Date: (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”); (ii) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender; (iii) the Agent, the Arranger, the New Lender, other Lenders and any relevant Ancillary Lender shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger, the Existing Lender and any relevant Ancillary Lender shall each be released from further obligations to each other under the Finance Documents; and (iv) the New Lender shall become a Party as a “Lender.” 25.7 Procedure for Assignment (a) Subject to the conditions set out in Clause 25.2 (Company Consent) and Clause 25.3 (Other Conditions of Assignment or Transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

98 (b) The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender. (c) Subject to Clause 25.10 (Pro Rata Interest Settlement), on the Transfer Date: (i) the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement; (ii) the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement; and (iii) the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations. (d) Lenders may utilise procedures other than those set out in this Clause 25.7 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 25.6 (Procedure for Transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 25.2 (Company Consent) and Clause 25.3 (Other Conditions of Assignment or Transfer). 25.8 Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement or an Increase Confirmation, send to the Company a copy of that Transfer Certificate, Assignment Agreement or Increase Confirmation. 25.9 Security Over Lenders’ Rights In addition to the other rights provided to Lenders under this Clause 25, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation: (a) any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and (b) any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall: (i) release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or (ii) require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

99 25.10 Pro Rata Interest Settlement (a) If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 25.6 (Procedure for Transfer) or any assignment pursuant to Clause 25.7 (Procedure for Assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period): (i) any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period; and (ii) the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt: (A) when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and (B) the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 25.10, have been payable to it on that date, but after deduction of the Accrued Amounts. (b) In this Clause 25.10 references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees. (c) An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 25.10 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents. 26. Changes to the Obligors 26.1 Assignments and Transfer by Obligors No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents. 26.2 Additional Borrowers (a) Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 21.8 (“Know your customer” Checks), the Company may request that any of its Material Subsidiaries becomes an Additional Borrower. That Subsidiary shall become an Additional Borrower if: (i) all the Lenders approve the addition of that Subsidiary; (ii) the Company delivers to the Agent a duly completed and executed Accession Letter; (iii) the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

100 (iv) the Agent has received all of the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent. (b) The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent). (c) Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (b) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification. 26.3 Resignation of a Borrower (a) The Company may request that a Borrower (other than the Company) ceases to be a Borrower by delivering to the Agent a Resignation Letter. (b) The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if: (i) no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); and (ii) the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents, whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents. 26.4 Additional Guarantors (a) Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 21.8 (“Know your customer” Checks), the Company may request that any of its Material Subsidiaries become an Additional Guarantor. That Subsidiary shall become an Additional Guarantor if: (i) the Company delivers to the Agent a duly completed and executed Accession Letter; and (ii) the Agent has received all of the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent. (b) The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent). (c) Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (b) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

101 26.5 Repetition of Representations Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing. 26.6 Resignation of a Guarantor (a) The Company may request that a Guarantor (other than the Company) ceases to be a Guarantor by delivering to the Agent a Resignation Letter. (b) The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if: (i) no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); and (ii) all the Lenders have consented to the Company’s request. 27. Restriction on Debt Purchase Transactions The Company shall not, and shall procure that no other member of the Group or any of its Affiliates shall, enter into any Debt Purchase Transaction or beneficially own all or any part of the share capital of a company that is a Lender or a party to a Debt Purchase Transaction. 28. Role of the Agent and the Arranger 28.1 Appointment of the Agent (a) Each of the Arranger and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents. (b) Each of the Arranger and the Lenders authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions. 28.2 Instructions (a) The Agent shall: (i) unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by: (A) all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and (B) in all other cases, the Majority Lenders; and (ii) not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

102 (b) The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested. (c) Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties. (d) The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions. (e) In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders. (f) The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. 28.3 Duties of the Agent (a) The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature. (b) Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party. (c) Without prejudice to Clause 25.8 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company), paragraph (b) above shall not apply to any Transfer Certificate, any Assignment Agreement or any Increase Confirmation. (d) Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party. (e) If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties. (f) If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arranger) under this Agreement, it shall promptly notify the other Finance Parties. (g) The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

103 28.4 Role of the Arranger Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document. 28.5 No Fiduciary Duties (a) Nothing in any Finance Document constitutes the Agent or the Arranger as a trustee or fiduciary of any other person. (b) Neither the Agent nor the Arranger or any Ancillary Lender shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account. 28.6 Business with the Group The Agent, the Arranger and each Ancillary Lender may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group. 28.7 Rights and Discretions (a) The Agent may: (i) rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised; (ii) assume that: (A) any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and (B) unless it has received notice of revocation, that those instructions have not been revoked; and (iii) rely on a certificate from any person: (A) as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or (B) to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate. (b) The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that: (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 24.1 (Non-Payment)); (ii) any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and (iii) any notice or request made by the Company (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

104 (c) The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts. (d) Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be necessary. (e) The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying. (f) The Agent may act in relation to the Finance Documents through its officers, employees and agents. (g) Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement. (h) Without prejudice to the generality of paragraph (g) above, the Agent: (i) may disclose; and (ii) on the written request of the Company or the Majority Lenders shall, as soon as reasonably practicable, disclose, the identity of a Defaulting Lender to the Company and to the other Finance Parties. (i) The Agent may act in relation to the Finance Documents through its officers, employees and agents and the Agent shall not: (i) be liable for any error of judgment made by such person; or (ii) be bound to supervise, or be in any way responsible for, any loss incurred by reason of misconduct, omission or default on the part of any such person, unless such error or such loss was directly caused by the Agent’s gross negligence or wilful misconduct. (j) Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality. (k) Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

105 28.8 Responsibility for Documentation Neither the Agent nor the Arranger or any Ancillary Lender is responsible or liable for: (a) the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, an Ancillary Lender, an Obligor or any other person in or in connection with any Finance Document or the Information Memorandum or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or (c) any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise. 28.9 No Duty to Monitor The Agent shall not be bound to enquire: (a) whether or not any Default has occurred; (b) as to the performance, default or any breach by any Party of its obligations under any Finance Document; or (c) whether any other event specified in any Finance Document has occurred. 28.10 Exclusion of Liability (a) Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent), the Agent or any Ancillary Lender will not be liable for: (i) any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct; (ii) exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, other than by reason of its gross negligence or wilful misconduct; or (iii) without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of: (A) any act, event or circumstance not reasonably within its control; or

106 (B) the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action. (b) No Party (other than the Agent or an Ancillary Lender) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or any Ancillary Lender or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent or any Ancillary Lender may rely on this paragraph (b) subject to Clause 1.4 (Third Party Rights) and the provisions of the Third Parties Act. (c) The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose. (d) Nothing in this Agreement shall oblige the Agent or the Arranger to carry out: (i) any “know your customer” or other checks in relation to any person; or (ii) any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or for any Affiliate of any Lender, on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger. (e) Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages. 28.11 Lenders’ Indemnity to the Agent Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or

107 wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 31.10 (Disruption to Payment Systems Etc.), notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document). 28.12 Resignation of the Agent (a) The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom or Ireland as successor by giving notice to the Lenders and the Company. (b) Alternatively the Agent may resign by giving 30 days’ notice to the Lenders and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent. (c) If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Company) may appoint a successor Agent (acting through an office in the United Kingdom or Ireland). (d) If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 27 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent’s normal fee rates and those amendments will bind the Parties. (e) The retiring Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. The Company shall, within three Business Days of demand, reimburse the retiring Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance. (f) The Agent’s resignation notice shall only take effect upon the appointment of a successor. (g) Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 17.3 (Indemnity to the Agent) and this Clause 27 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party. (h) After consultation with the Company, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above. (i) The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to

108 paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either: (i) the Agent fails to respond to a request under Clause 15.8 (FATCA Information) and the Company or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; (ii) the information supplied by the Agent pursuant to Clause 15.8 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or (iii) the Agent notifies the Company and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; and (in each case) the Company or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Company or that Lender, by notice to the Agent, requires it to resign. 28.13 Confidentiality (a) In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments. (b) If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it. 28.14 Relationship with the Lenders (a) Subject to Clause 25.10 (Pro Rata Interest Settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office: (i) entitled to or liable for any payment due under any Finance Document on that day; and (ii) entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement. (b) Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 33.5 (Electronic Communication)) electronic mail address and/or any other

109 information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 33.2 (Addresses) and paragraph (a)(ii) of Clause 33.5 (Electronic Communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender. 28.15 Credit Appraisal by the Lenders and Ancillary Lenders Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender and Ancillary Lender confirms to the Agent and the Arranger and each Ancillary Lender that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to: (a) the financial condition, status and nature of each member of the Group; (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; (c) whether that Lender or Ancillary Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and (d) the adequacy, accuracy or completeness of the Information Memorandum and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document. 28.16 Deduction from Amounts Payable by the Agent If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted. 29. Conduct of Business by the Finance Parties No provision of this Agreement will: (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit; (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

110 (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax. 30. Sharing among the Finance Parties 30.1 Payments to Finance Parties (a) If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 31 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then: (i) the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent; (ii) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 31 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and (iii) the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 31.5 (Partial Payments). (b) Paragraph (a) above shall not apply to any amount received or recovered by an Ancillary Lender in respect of any cash cover provided for the benefit of that Ancillary Lender. 30.2 Redistribution of Payments The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 31.5 (Partial Payments) towards the obligations of that Obligor to the Sharing Finance Parties. 30.3 Recovering Finance Party’s Rights On a distribution by the Agent under Clause 30.2 (Redistribution of Payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor. 30.4 Reversal of Redistribution If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then: (a) each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

111 (b) as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor. 30.5 Exceptions (a) This Clause 30 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor. (b) A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if: (i) it notified that other Finance Party of the legal or arbitration proceedings; and (ii) that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings. 30.6 Ancillary Lenders (a) This Clause 30.6 shall not apply to any receipt or recovery by a Lender in its capacity as an Ancillary Lender at any time prior to the Agent exercising any of its rights under Clause 24.13 (Acceleration). (b) Following the exercise by the Agent of any of its rights under Clause 24.13 (Acceleration), this Clause 30 shall apply to all receipts or recoveries by Ancillary Lenders except to the extent that the receipt or recovery represents a reduction of the Gross Outstandings of a Multi-account Overdraft to or towards an amount equal to its Net Outstandings. 31. Payment Mechanics 31.1 Payments to the Agent (a) On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, excluding a payment under the terms of an Ancillary Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment. (b) Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Agent) and with such bank as the Agent, in each case, specifies. 31.2 Distributions by the Agent Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 31.3 (Distributions to an Obligor) and Clause 31.4 (Clawback and Pre-Funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice

112 with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London, as specified by that Party). 31.3 Distributions to an Obligor The Agent may (with the consent of the Obligor or in accordance with Clause 32 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied. 31.4 Clawback and Pre-Funding (a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum. (b) Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds. (c) If the Agent has notified the Lenders that it is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower: (i) the Agent shall notify the Company of that Lender’s identity and the Borrower to whom that sum was made available shall on demand refund it to the Agent; and (ii) the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender. 31.5 Partial Payments (a) If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order: (i) first, in or towards payment pro rata of any unpaid amount owing to the Agent under the Finance Documents; (ii) secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement; (iii) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

113 (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents. (b) The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (a)(iv) above. (c) Paragraphs (a) and (b) above will override any appropriation made by an Obligor. 31.6 No Set-Off by Obligors All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim. 31.7 Business Days (a) Any payment under any Finance Document which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). (b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date. 31.8 Currency of Account (a) Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document. (b) A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated, pursuant to this Agreement, on its due date. (c) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued. (d) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred. (e) Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency. 31.9 Change of Currency (a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then: (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency

114 or currency unit into the other, rounded up or down by the Agent (acting reasonably). (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency. 31.10 Disruption to Payment Systems Etc. If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Company that a Disruption Event has occurred: (a) the Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances; (b) the Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes; (c) the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances; (d) any such changes agreed upon by the Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 37 (Amendments and Waivers); (e) the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 31.10; and (f) the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above. 32. Set-Off (a) A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. (b) Any credit balances taken into account by an Ancillary Lender when operating a net limit in respect of any overdraft under an Ancillary Facility shall on enforcement of the Finance Documents be applied first in reduction of the overdraft provided under that Ancillary Facility in accordance with its terms.

115 33. Notices 33.1 Communications in Writing Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter. 33.2 Addresses The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is: (a) in the case of the Company, that identified with its name below: Moy Park Europe (Holdings) Limited, The Food Park, 39 Seagoe Industrial Estate, Craigavon, Co Armagh, BT63 5QE; (b) in the case of each Lender, each Ancillary Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and (c) in the case of the Agent, that identified with its name below: The Governor and Company of the Bank of Ireland, Baggot Plaza (Floor 3A), 27-33 Baggot Street Upper, Dublin 4 Attn. Cormac McAuley / Sheila Quinn (Cormac.mcauley@boi.com / sheila.quinn@boi.com) or any substitute address or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice. 33.3 Delivery (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective: (i) if by way of fax, when received in legible form; or (ii) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; and, if a particular department or officer is specified as part of its address details provided under Clause 33.2 (Addresses), if addressed to that department or officer. (b) Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s signature below (or any substitute department or officer as the Agent shall specify for this purpose). (c) All notices from or to an Obligor shall be sent through the Agent. (d) Any communication or document made or delivered to the Company in accordance with this Clause 33 will be deemed to have been made or delivered to each of the Obligors.

116 (e) Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5:00 p.m. in the place of receipt shall be deemed only to become effective on the following day. 33.4 Notification of Address and Fax Number Promptly upon changing its address or fax number, the Agent shall notify the other Parties. 33.5 Electronic Communication (a) Any communication or document to be made or delivered by one Party to another under or in connection with the Finance Documents may be made or delivered by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties: (i) notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and (ii) notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice. (b) Any such electronic communication or delivery as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication or delivery. (c) Any such electronic communication or document as specified in paragraph (a) above made or delivered by one Party to another will be effective only when actually received (or made available) in readable form and in the case of any electronic communication or document made or delivered by a Party to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose. (d) Any electronic communication or document which becomes effective, in accordance with paragraph (c) above, after 5:00 p.m. in the place in which the Party to whom the relevant communication or document is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day. (e) Any reference in a Finance Document to a communication being sent or received or a document being delivered shall be construed to include that communication or document being made available in accordance with this Clause 33.5. 33.6 English Language (a) Any notice given under or in connection with any Finance Document must be in English. (b) All other documents provided under or in connection with any Finance Document must be: (i) in English; or (ii) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

117 34. Calculations and Certificates 34.1 Accounts In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate. 34.2 Certificates and Determinations Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates. 34.3 Day Count Convention and Interest Calculation (a) Any interest, commission or fee accruing under a Finance Document will accrue from day to day and the amount of any such interest, commission or fee is calculated: (i) on the basis of the actual number of days elapsed and a year of 365 days (or, in any case where the practice in the Relevant Market differs, in accordance with that market practice); and (ii) subject to paragraph (b) below, without rounding. (b) The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by an Obligor under a Finance Document shall be rounded to 2 decimal places. 35. Partial Invalidity If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired. 36. Remedies and Waivers No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law. 37. Amendments and Waivers 37.1 Required Consents (a) Subject to Clause 37.2 (All Lender Matters) and Clause 37.3 (Other Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

118 (b) The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 37. (c) Paragraph (c) of Clause 25.10 (Pro Rata Interest Settlement) shall apply to this Clause 37. 37.2 All Lender Matters Subject to Clause 37.4 (Changes to Reference Rates) an amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to: (a) the definition of “Majority Lenders” in Clause 1.1 (Definitions); (b) an extension to the date of payment of any amount under the Finance Documents; (c) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable; (d) a change in currency of payment of any amount under the Finance Documents; (e) an increase in any Commitment, an extension of the Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the Facility; (f) a change to the Borrowers or Guarantors other than in accordance with Clause 26 (Changes to the Obligors); (g) any provision which expressly requires the consent of all the Lenders; (h) Clause 2.3 (Finance Parties’ Rights and Obligations), Clause 5.1 (Delivery of a Utilisation Request), Clause 9.1 (Illegality), Clause 9.2 (Change of Control), Clause 9.8 (Application of Prepayments), Clause 25 (Changes to the Lenders), Clause 26 (Changes to the Obligors), Clause 30 (Sharing among the Finance Parties), this Clause 37, Clause 42 (Governing Law) or Clause 43.1 (Jurisdiction); or (i) the nature or scope of the guarantee and indemnity granted under Clause 19.4 (Guarantee and Indemnity), shall not be made without the prior consent of all the Lenders. 37.3 Other Exceptions An amendment or waiver which relates to the rights or obligations of the Agent, the Arranger or any Ancillary Lender (each in their capacity as such) may not be effected without the consent of the Agent, the Arranger or that Ancillary Lender, as the case may be. 37.4 Changes to Reference Rates (a) Subject to Clause 37.3 (Other Exceptions), if a Published Rate Replacement Event has occurred in relation to any Published Rate for a currency which can be selected for a Loan, any amendment or waiver which relates to: (i) providing for the use of a Replacement Reference Rate in relation to that currency in place of that Published Rate; and

119 (ii) (A) aligning any provision of any Finance Document to the use of that Replacement Reference Rate; (B) enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement); (C) implementing market conventions applicable to that Replacement Reference Rate; (D) providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or (E) adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Obligors. (b) An amendment or waiver that relates to, or has the effect of, aligning the means of calculation of interest on a Compounded Rate Loan in any currency under this Agreement to any recommendation of a Relevant Nominating Body which: (i) relates to the use of the RFR for that currency on a compounded basis in the international or any relevant domestic syndicated loan markets; and (ii) is issued on or after the date of this Agreement, may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Obligors. (c) If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) or paragraph (b) above within ten (10) Business Days (or such longer time period in relation to any request which the Company and the Agent may agree) of that request being made: (i) its Commitment(s) shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and (ii) its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request. (d) In this Clause 37.4:

120 “Published Rate” means: (a) a Screen Rate; or (b) an RFR. “Published Rate Replacement Event” means, in relation to a Published Rate: (a) the methodology, formula or other means of determining that Published Rate has, in the opinion of the Agent (acting on the instructions of the Majority Lenders) and the Obligors materially changed; (b) (i) (A) the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or (B) information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate; (ii) the administrator of that Published Rate publicly announces that it has ceased or will cease to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate; (iii) the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued; or (iv) the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used; or (v) the supervisor of the administrator of that Primary Term Rate makes a public announcement or publishes information stating that that Primary Term Rate for that Quoted Tenor is no longer, or as of a specified future date will no longer be, representative of the underlying market or economic reality that it is intended to measure and that representativeness will not be restored (as determined by such supervisor); or (c) the administrator of that Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that that Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either: (i) the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Agent (acting on the instructions of the Majority Lenders) and the Obligors) temporary; or

121 (ii) that Published Rate is calculated in accordance with any such policy or arrangement for a period no less than the period specified as the “Published Rate Contingency Period” in the Reference Rate Terms relating to that Published Rate; or (d) in the opinion of the Agent (acting on the instructions of the Majority Lenders) and the Obligors, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement. “Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board. “Replacement Reference Rate” means a reference rate which is: (a) formally designated, nominated or recommended as the replacement for a Published Rate by: (i) the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate); or (ii) any Relevant Nominating Body, (iii) and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Reference Rate” will be the replacement under paragraph (ii) above; (b) in the opinion of the Agent (acting on the instructions of the Majority Lenders) and the Obligors, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Published Rate; or (c) in the opinion of the Agent (acting on the instructions of the Majority Lenders) and the Obligors, an appropriate successor to a Published Rate. 38. Confidential Information 38.1 Confidentiality Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 38.2 (Disclosure of Confidential Information) and Clause 38.3 (Disclosure to Numbering Service Providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information. 38.2 Disclosure of Confidential Information Any Finance Party may disclose: (a) to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be

122 price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information; (b) to any person: (i) to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent, and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers; (ii) with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers; (iii) appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of Clause 28.14 (Relationship with the Lenders)); (iv) who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above; (v) to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation; (vi) to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes; (vii) to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 25.9 (Security over Lenders’ Rights); (viii) who is a Party; or (ix) with the consent of the Company; in each case, such Confidential Information as that Finance Party shall consider appropriate if: (A) in relation to paragraphs (b)(i) (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and

123 is subject to professional obligations to maintain the confidentiality of the Confidential Information; (B) in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; (C) in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; and (c) to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party; and (d) to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information. 38.3 Disclosure to Numbering Service Providers (a) Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information: (i) names of Obligors; (ii) country of domicile of Obligors; (iii) place of incorporation of Obligors; (iv) date of this Agreement; (v) Clause 42 (Governing Law); (vi) the names of the Agent and the Arranger; (vii) date of each amendment and restatement of this Agreement; (viii) amounts of, and names of, the Facility (and any tranches);

124 (ix) amount of Total Commitments; (x) currencies of the Facility; (xi) type of Facility; (xii) ranking of Facility; (xiii) Termination Date for the Facility; (xiv) changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above; and (xv) such other information agreed between such Finance Party and the Company, to enable such numbering service provider to provide its usual syndicated loan numbering identification services. (b) The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider. (c) The Company represents that none of the information set out in paragraphs (a)(i) to (a)(xv) above is, nor will at any time be, unpublished price-sensitive information. (d) The Agent shall notify the Company and the other Finance Parties of: (i) the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facility and/or one or more Obligors; and (ii) the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider. 38.4 Entire Agreement This Clause 38 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information. 38.5 Inside information Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose. 38.6 Notification of Disclosure Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company: (a) of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 38.2 (Disclosure of Confidential Information) except where

125 such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and (b) upon becoming aware that Confidential Information has been disclosed in breach of this Clause 38. 38.7 Continuing Obligations The obligations in this Clause 38 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of: (a) the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and (b) the date on which such Finance Party otherwise ceases to be a Finance Party. 39. Confidentiality of Funding Rates 39.1 Confidentiality and Disclosure (a) The Agent and each Obligor agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b) and (c) below. (b) The Agent may disclose: (i) any Funding Rate to the relevant Borrower pursuant to Clause 11.5 (Notifications); and (ii) any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender. (c) The Agent and each Obligor may disclose any Funding Rate to: (i) any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it; (ii) any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so

126 inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; (iii) any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price- sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and (iv) any person with the consent of the relevant Lender. 39.2 Related Obligations (a) The Agent and each Obligor acknowledge that each Funding Rate is or may be price- sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate for any unlawful purpose. (b) The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender: (i) of the circumstances of any disclosure made pursuant to paragraph (c)(i) of Clause 39.1 (Confidentiality and Disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and (ii) upon becoming aware that any information has been disclosed in breach of this Clause 39. 39.3 No Event of Default No Event of Default will occur under Clause 24.3 (Other Obligations) by reason only of an Obligor’s failure to comply with this Clause 39. 40. Bail-In 40.1 Contractual Recognition of Bail-In Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail- In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of: (a) any Bail-In Action in relation to any such liability, including (without limitation): (i) a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability; (ii) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

127 (iii) a cancellation of any such liability; and (b) a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability. 40.2 Bail-In Definitions In this Clause 40: “Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms. “Bail-In Action” means the exercise of any Write-down and Conversion Powers. “Bail-In Legislation” means: (a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; (b) in relation to the United Kingdom, the UK Bail-In Legislation; and (c) in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation. “EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway. “EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time. “Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers. “UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings). “Write-down and Conversion Powers” means: (a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; (b) in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

128 (c) in relation to any other applicable Bail-In Legislation: (i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and (ii) any similar or analogous powers under that Bail-In Legislation. 41. Counterparts Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document. 42. Governing Law This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. 43. Enforcement 43.1 Jurisdiction (a) The courts of England have exclusive jurisdiction to decide any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or the consequences of its nullity or any non-contractual obligations arising out of or in connection with this Agreement) (a “Dispute”). (b) The Parties agree that the courts of England are the most appropriate and convenient courts to decide Disputes and accordingly no Party will argue to the contrary. 43.2 Service of Process Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales): (a) irrevocably appoints Pilgrim’s Pride Ltd. as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and (b) agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned. 44. Electronic signature For the avoidance of doubt, each Party agrees that this Agreement may be signed by any other Party by electronic signature (whatever form the electronic signature takes) and that this method of

129 signature is as conclusive of such party’s intention to be bound by this Agreement as if signed by such party’s manuscript signature. This Agreement has been entered into on the date stated at the beginning of this Agreement.

130 Schedule 1 The Original Parties Part 1 The Original Obligors Name of Original Borrower Registration number (or equivalent, if any) Northern Ireland Moy Park Limited NI004842 England and Wales Pilgrim’s Pride Ltd. 00608077 Pilgrim’s Food Masters UK Limited 13352340 Republic of Ireland Pilgrim’s Food Masters Ireland Limited 87159 Name of Original Guarantor Registration number (or equivalent, if any) Northern Ireland Moy Park Limited NI004842 Moy Park Holdings (Europe) Limited NI070325 Consumer Foods Van Sales Limited NI678671 England and Wales Onix Investments UK Ltd 10934285 Rollover Limited 02606878 Oakhouse Foods Limited 04226390 Attleborough Foods Limited 13352332 Noon Products Limited 02166664 Spurway Foods Limited 02739017 Pilgrim’s Pride Ltd. 00608077 Pilgrim’s Food Masters UK Limited 13352340 Republic of Ireland Pilgrim’s Food Masters Ireland Limited 87159 Rye Valley Foods Limited 115669

131 Name of Original Guarantor Registration number (or equivalent, if any) Consumer Foods Van Sales (Ireland) Limited 661948

1 Part 2 The Original Lenders Name of Original Lender Commitment Treaty Passport scheme reference number and jurisdiction of tax residence (if applicable) The Governor and Company of the Bank of Ireland £70,000,000 12/G/57971/DTTP Ireland Barclays Bank PLC £40,000,000 N/A. National Westminster Bank Plc (Trading as Ulster Bank) £40,000,000 N/A.

2 Schedule 2 Conditions Precedent Part 1 Conditions Precedent to Initial Utilisation 1. Original Obligors (a) A copy of the constitutional documents of each Original Obligor. (b) A copy of a resolution of the board of directors of each Original Obligor: (i) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party; (ii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and (iv) in case of an Original Obligor other than the Company, authorising the Company to act as its agent in connection with the Finance Documents pursuant to Clause 2.4 (Obligors’ Agent). (c) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above. (d) A copy of a resolution signed by all the holders of the issued shares in each Original Guarantor (other than an Original Guarantor incorporated in Ireland), approving the terms of, and the transactions contemplated by, the Finance Documents to which the Original Guarantor is a party. (e) A certificate of the Company (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Original Obligor to be exceeded. (f) In respect of an Irish Obligor, either (i) evidence that such Irish Obligor has carried out a Summary Approval Procedure (as defined in section 202 of the Companies Act 2014 of Ireland) to the extent this is required under section 82 and/or section 239 of the Companies Act 2014 of Ireland (as applicable) in order to enable it to enter into the Finance Documents to which it is a party or (ii) a certificate of such Irish Obligor certifying that entry into the Finance Documents to which it is a party will not breach section 82 and section 239 of the Companies Act 2014 of Ireland. (g) A certificate of an authorised signatory of the relevant Original Obligor certifying that each copy document relating to it specified in this Part 1 of Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement. 2. Finance Documents (a) This Agreement executed by the Company and each other Original Obligor.

3 (b) Each Fee Letter executed by the Company. (c) The Subordination Deed executed by the Company. 3. Legal Opinions (a) A legal opinion of Pinsent Masons LLP (London), legal advisers to the Arranger and the Agent in England, substantially in the form distributed to the Original Lenders prior to signing this Agreement. (b) A legal opinion of Pinsent Masons LLP (Belfast), legal advisers to the Arranger and the Agent in Northern Ireland, substantially in the form distributed to the Original Lenders prior to signing this Agreement. (c) A legal opinion of Elliott Duffy Garrett, legal advisers to the Company in Northern Ireland, substantially in the form distributed to the Original Lenders prior to signing this Agreement. (d) A legal opinion of Pinsent Masons (Ireland) legal advisers to the Arranger and the Agent in Ireland, substantially in the form distributed to the Original Lenders prior to the signing of this Agreement. (e) A legal opinion of A&L Goodbody LLP, legal advisers to the Company in Ireland, substantially in the form distributed to the Original Lenders prior to signing this Agreement. 4. Other Documents and Evidence (a) Evidence that any process agent referred to in Clause 43.2 (Service of Process), if not an Original Obligor, has accepted its appointment. (b) The consolidated annual financial statements of the Group for the Financial Year ending 31 December 2021. (c) The Budget. (d) Evidence that the fees, costs and expenses then due from the Company pursuant to Clause 14 (Fees) and Clause 19 (Costs and Expenses) have been paid or will be paid by the first Utilisation Date. (e) Evidence that any existing Financial Indebtedness of the Group (other than any Permitted Financial Indebtedness) has been repaid and cancelled. (f) Evidence that the Agent and each of the Arranger have completed all necessary “know your customer” and “anti-money laundering” checks. (g) Notices of cancellation of the existing facility agreement originally dated 2 June 2018 as amended and restated from time to time between (among others) (1) the Company, (2) The Governor and Company of the Bank of Ireland (as arranger), (2) Barclays Bank PLC and the Governor and Company of the Bank of Ireland (as Original Lenders) and (3) The Governor and the Company of the Bank of Ireland (as Agent).

4 Part 2 Conditions Precedent Required to be Delivered by an Additional Obligor 1. An Accession Letter, duly executed by the Additional Obligor and the Company. 2. A copy of the constitutional documents of the Additional Obligor. 3. If the proposed Additional Obligor is incorporated under the laws of France, an original copy, or a genuine and true copy of the original, of a K-bis (extrait K-bis) and a solvency certificate (certificate de non faillite) not more than 15 days old. 4. A copy of a resolution of the board of directors of the Additional Obligor: (a) approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter; (b) authorising a specified person or persons to execute the Accession Letter on its behalf; (c) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents; and (d) authorising the Company to act as its agent in accordance with Clause 2.4 (Obligors’ Agent) in relation to the Finance Documents. 5. In the case of an Additional Borrower incorporated in France or acting from France, a countersigned copy of the effective global rate letter provided by the Agent to such Additional Borrower. 6. A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above. 7. A copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party. 8. A certificate of the Additional Obligor (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded. 9. In respect of an Additional Obligor, incorporated in Ireland either (i) evidence that such Additional Obligor has carried out a Summary Approval Procedure (as defined in section 202 of the Companies Act 2014 of Ireland) to the extent this is required under section 82 and/or section 239 of the Companies Act 2014 of Ireland (as applicable) in order to enable it to enter into the Finance Documents to which it is a party or (ii) a certificate of such Additional Obligor certifying that entry into the Finance Documents to which it is a party will not breach section 82 and section 239 of the Companies Act 2014 of Ireland. 10. A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part 2 of Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter. 11. If available, the latest audited financial statements of the Additional Obligor. 12. A legal opinion of Pinsent Masons LLP, legal advisers to the Arranger and the Agent in England.

5 13. If the Additional Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Arranger and the Agent in the jurisdiction in which the Additional Obligor is incorporated. 14. If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause 43.2 (Service of Process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

6 Schedule 3 Utilisation Request From: [Borrower] To: [Agent] Dated: Dear Sirs Moy Park Europe (Holdings) Limited – £150,000,000 Facility Agreement dated [●] 2022 (the “Agreement”) 1. We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request. 2. We wish to borrow a Loan on the following terms: Proposed Utilisation Date: [●] (or, if that is not a Business Day, the next Business Day) Currency of Loan: [●] Amount: [●] or, if less, the Available Facility Interest Period: [●] 3. We confirm that each condition specified in Clause 4.2 (Further Conditions Precedent) of the Agreement is satisfied on the date of this Utilisation Request. 4. [This Loan is to be made in [whole]/[part] for the purpose of refinancing [identify maturing Loan]/[The proceeds of this Loan should be credited to [account]] /[The proceeds of this Loan should be credited to [account].] 5. This Utilisation Request is irrevocable. Yours faithfully [●] _____________________________________ authorised signatory for [name of relevant Borrower] To:[Insert full name of current Agent] for itself and each of the other parties to the Facility Agreement referred to below. From: [Acceding Ancillary Lender]

7 Schedule 4 Form of Ancillary Lender Accession Undertaking To: [Insert full name of current Agent] for itself and each of the other parties to the Facility Agreement referred to below. From: [Acceding Ancillary Lender] This Undertaking is made on [date] by [insert full name of new Ancillary Lender] (the “Acceding Ancillary Lender”) in relation to the facility agreement (the “Facility Agreement”) dated [●] 2022 between, among others, Moy Park Holdings (Europe) Limited as company, [●] as arranger and [The Governor and Company of the Bank of Ireland] as agent. Terms defined in the Facility Agreement shall, unless otherwise defined in this Undertaking, bear the same meanings when used in this Undertaking. The Acceding Ancillary Lender is an Affiliate of a Lender and wishes to become a provider of an Ancillary Facility. In consideration of the Acceding Ancillary Lender being accepted as an Ancillary Lender for the purposes of the Facility Agreement, the Acceding Ancillary Lender confirms, for the benefit of the parties to the Facility Agreement, that, as from [date], it intends to be party to the Facility Agreement as an Ancillary Lender, and undertakes to perform all the obligations expressed in the Facility Agreement to be assumed by a Finance Party (as defined in the Facility Agreement) and agrees that it shall be bound by all the provisions of the Facility Agreement, as if it had been an original party to the Facility Agreement as an Ancillary Lender. This Undertaking and any non-contractual obligations arising out of or in connection with it are governed by the laws of Northern Ireland. This Undertaking has been entered into on the date stated above. Acceding Ancillary Lender [insert full name of Acceding Ancillary Lender] By: Address: Fax: Accepted by the Agent for and on behalf of [Insert full name of current Agent] _____________________________________ Date:

8 Schedule 5 Form of Transfer Certificate To: The Governor and Company of the Bank of Ireland as Agent From: [The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”) Dated: Moy Park Europe (Holdings) Limited – £150,000,000 Facility Agreement dated [●] 2022 (the “Agreement”) 1. We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate. 2. We refer to Clause 25.6 (Procedure for Transfer) of the Agreement: (a) The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation, and in accordance with Clause 25.6 (Procedure for Transfer) of the Agreement, all of the Existing Lender’s rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment and participations in Loans under the Agreement as specified in the Schedule. (b) The proposed Transfer Date is [●]. (c) The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 33.2 (Addresses) of the Agreement are set out in the Schedule. 3. The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 25.5 (Limitation of Responsibility of Existing Lenders) of the Agreement. 4. The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is: (a) in respect of UK Tax: (i) [not a UK Qualifying Lender; (ii) [a UK Qualifying Lender (other than a UK Treaty Lender]; or (iii) [a UK Treaty Lender] 1. (b) in respect of Irish Tax: (i) [not an Irish Qualifying Lender]; (ii) [an Irish Qualifying Lender (other than an Irish Treaty Lender]; or (iii) [an Irish Treaty Lender]2. 1 Delete as applicable. Each New Lender is required to confirm which of these three categories it falls within. 2 Delete as applicable. Each New Lender is required to confirm which of these three categories it falls within.

9 5. [The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either: (a) a company resident in the United Kingdom for United Kingdom tax purposes; (b) a partnership each member of which is: (i) a company so resident in the United Kingdom; or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]3 6. [The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [●]) and is tax resident in [●]4, so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax, and requests that the Company notify: (a) each Borrower which is a Party as a Borrower as at the Transfer Date; and (b) each Additional Borrower which becomes an Additional Borrower after the Transfer Date, that it wishes that scheme to apply to the Agreement.]5 [5/7.] This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate. [6/8.] This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law. [7/9.]. This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate. 3 Include if New Lender comes within paragraph (a)(ii) of the definition of “Qualifying Lender” in Clause 13.1 (Definitions). 4 Insert jurisdiction of tax residence. 5 Include if New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.

10 The Schedule Commitment/rights and obligations to be transferred [Insert relevant details] [Facility Office address, fax number and attention details for notices and account details for payments,] [Existing Lender] _____________________________________ By: [New Lender] _____________________________________ By: This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [●]. Agent The Governor and Company of the Bank of Ireland _____________________________________ By:

11 Schedule 6 Form of Assignment Agreement To:[The Governor and Company of the Bank of Ireland as Agent and [●] as Company, for and on behalf of each Obligor From: [the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”) Dated: Moy Park Europe (Holdings) Limited - £150,000,000 Facility Agreement dated [●] 2022 (the “Agreement”) 1. We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement. 2. We refer to Clause 25.6 (Procedure for Assignment) of the Agreement: (a) The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment and participations in Loans under the Agreement as specified in the Schedule. (b) The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment and participations in Loans under the Agreement specified in the Schedule. (c) The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above. 3. The proposed Transfer Date is [●]. 4. On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender. 5. The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 33.2 (Addresses) of the Agreement are set out in the Schedule. 6. The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 25.5 (Limitation of Responsibility of Existing Lenders) of the Agreement. 7. The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is: (a) in respect of UK Tax: (i) [not a UK Qualifying Lender; (ii) [a UK Qualifying Lender (other than a UK Treaty Lender]; or (iii) [a UK Treaty Lender] 6. 6 Delete as applicable. Each New Lender is required to confirm which of these three categories it falls within.

12 (b) in respect of Irish Tax: (i) [not an Irish Qualifying Lender]; (ii) [an Irish Qualifying Lender (other than an Irish Treaty Lender]; or (iii) [an Irish Treaty Lender]7. 8. [The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either: (a) a company resident in the United Kingdom for United Kingdom tax purposes; (b) a partnership each member of which is: (i) a company so resident in the United Kingdom; or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]8 9. [The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [●]) and is tax resident in [●]9, so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax, and requests that the Company notify: (a) each Borrower which is a Party as a Borrower as at the Transfer Date; and (b) each Additional Borrower which becomes an Additional Borrower after the Transfer Date, that it wishes that scheme to apply to the Agreement.]10 [8/10.]. This Assignment Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 25.8 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Company) of the Agreement, to the Company (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement. [9/11.]. This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement. [10/12.] This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. 7 Delete as applicable. Each New Lender is required to confirm which of these three categories it falls within. 8 Include only if New Lender is a UK Non-Bank Lender - i.e. falls within paragraph (a)(ii) of the definition of “Qualifying Lender” in Clause 13.1 (Definitions). 9 Insert jurisdiction of tax residence. 10 Include if New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.

13 [11/13.] This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement. The Schedule Rights to be Assigned and Obligations to be Released and Undertaken [Insert relevant details] [Facility Office address, fax number and attention details for notices and account details for payments] [Existing Lender] _____________________________________ By: [New Lender] _____________________________________ By: This Assignment Agreement is accepted by the Agent and the Transfer Date is confirmed as [●]. Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party. Agent The Governor and Company of the Bank of Ireland _____________________________________ By:

14 Schedule 7 Form of Accession Letter To: The Governor and Company of the Bank of Ireland as Agent From: [Subsidiary] and Moy Park Europe (Holdings) Limited Dated: Dear Sirs Moy Park Europe (Holdings) Limited – £150,000,000 Facility Agreement dated [●] 2022 (the “Agreement”) 1. We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter. 2. [Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Agreement as an Additional [Borrower]/[Guarantor] pursuant to [Clause 26.2 (Additional Borrowers)]/[Clause 26.4 (Additional Guarantors)] of the Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction]. 3. [Customary guarantee limitations to be added if relevant for Additional Guarantor’s jurisdiction]. 4. [The Company confirms that no Default is continuing or would occur as a result of [Subsidiary] becoming an Additional Borrower.]11 5. [Subsidiary’s] administrative details are as follows: Address: Fax No: Attention: 6. This Accession Letter and any non-contractual obligations arising out of or in connection with it are governed by English law. [This Accession Letter is entered into by deed.] Moy Park Europe (Holdings) Limited _____________________________________ [●] [Subsidiary] _____________________________________ [●] 11 Include in the case of an Additional Borrower.

15 Schedule 8 Form of Resignation Letter To: The Governor and Company of the Bank of Ireland as Agent From: [resigning Obligor] and Moy Park Europe (Holdings) Limited Dated: Dear Sirs Moy Park Europe (Holdings) Limited – £150,000,000 Facility Agreement dated [●] 2022 (the “Agreement”) 1. We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter. 2. Pursuant to [Clause 26.3 (Resignation of a Borrower)]/[Clause 26.6 (Resignation of a Guarantor)] of the Agreement, we request that [resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor] under the Agreement. 3. We confirm that: (a) no Default is continuing or would result from the acceptance of this request; and (b) [the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents]* 4. This Resignation Letter and any non-contractual obligations arising out of or in connection with it are governed by English law. Moy Park Europe (Holdings) Limited _____________________________________ By: [Subsidiary] _____________________________________ By: * In respect of resignation of a Borrower only.

16 Schedule 9 Form of Compliance Certificate To: The Governor and Company of the Bank of Ireland as Agent From: Moy Park Europe (Holdings) Limited Dated: Dear Sirs Moy Park Europe (Holdings) Limited – £150,000,000 Facility Agreement dated [●] 2022 (the “Agreement”) 1. We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate. 2. We confirm that: [Insert details of covenants to be certified] 3. [We confirm that no Default is continuing.]* Signed: _____________________________________ Director of [Moy Park Europe (Holdings) Limited] _____________________________________ Director of [Moy Park Europe (Holdings) Limited] [Insert applicable certification language]** _____________________________________ [for and on behalf of [name of auditors of the Company]]*** * If this statement cannot be made, the Compliance Certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it. ** To be agreed with the Company’s auditors and the Lenders prior to signing the Agreement. *** Only applicable if the Compliance Certificate accompanies the audited financial statements and is to be signed by the auditors. To be agreed with the Company’s auditors prior to signing the Agreement.

17 Schedule 10 LMA Form of Confidentiality Undertaking THIS MASTER CONFIDENTIALITY UNDERTAKING is dated [●] and made between: (1) [●]; and (2) [●]. Either party (in this capacity the “Purchaser”) may from time to time consider acquiring an interest from the other party (in this capacity the “Seller”) in certain Agreements which, subject to the Agreements, may be by way of novation, assignment, the entering into, whether directly or indirectly, of a sub-participation or any other transaction under which payments are to be made or may be made by reference to one or more relevant Finance Documents and/or one or more relevant Obligors or by way of investing in or otherwise financing, directly or indirectly, any such novation, assignment, sub-participation or other transaction (each an “Acquisition”). In consideration of the Seller agreeing to make available to the Purchaser certain information in relation to each Acquisition it is agreed as follows: 1. Confidentiality Undertaking The Purchaser undertakes in relation to each Acquisition made or which may be made by it (a) to keep all Confidential Information which the Seller supplies to the Purchaser in relation to that Acquisition confidential and not to disclose it to anyone, save to the extent permitted by paragraph 2 below and to ensure that all Confidential Information which the Seller supplies to the Purchaser in relation to that Acquisition is protected with security measures and a degree of care that would apply to the Purchaser's own confidential information and (b) until that Acquisition is completed, to use the Confidential Information which the Seller supplies to the Purchaser in relation to that Acquisition only for the Permitted Purpose. 2. Permitted Disclosure The Purchaser may disclose in relation to each Acquisition made or which may be made by it: 2.1 to any of its Affiliates and any of its or their officers, directors, employees, professional advisers and auditors such Confidential Information as the Purchaser shall consider appropriate if any person to whom such Confidential Information is to be given pursuant to this paragraph 2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to such Confidential Information; 2.2 subject to the requirements of the relevant Agreement, to any person: to (or through) whom the Purchaser assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations which it may acquire under that Agreement such Confidential Information which the Seller supplies to the Purchaser in relation to that Acquisition as the Purchaser shall consider appropriate if the person to whom such Confidential Information is to be given pursuant to this sub- paragraph 2.2 of paragraph 2.1 has delivered a letter to the Purchaser in equivalent form to this undertaking; (a) with (or through) whom the Purchaser enters into (or may potentially enter into) any sub- participation in relation to, or any other transaction under which payments are to be made or may be made by reference to that Agreement or any relevant Obligor such Confidential Information which the Seller supplies to the Purchaser in relation to that Acquisition as the Purchaser shall consider appropriate if the person to whom such Confidential Information

18 is to be given pursuant to this sub-paragraph 2.2 of paragraph 2.1 has delivered a letter to the Purchaser in equivalent form to this undertaking; (b) to whom information is required or requested to be disclosed by any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation such Confidential Information which the Seller supplies to the Purchaser in relation to that Acquisition as the Purchaser shall consider appropriate; and 2.3 notwithstanding paragraphs 2.1 and 2.2 above, Confidential Information to such persons to whom, and on the same terms as, a Finance Party is permitted to disclose such Confidential Information under the Agreement to which that Acquisition relates, as if such permissions were set out in full in this undertaking for the purposes of that Acquisition and as if references in those permissions to Finance Party were references to the Purchaser for the purposes of that Acquisition. 3. Notification of Disclosure The Purchaser agrees in relation to each Acquisition made or which may be made by it (to the extent permitted by law and regulation) to inform the Seller: 3.1 of the circumstances of any disclosure of Confidential Information made pursuant to sub-paragraph (b) of paragraph 2.1 above except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and 3.2 upon becoming aware that Confidential Information relating to that Acquisition has been disclosed in breach of this undertaking. 4. Return of Copies If the Purchaser does not enter into an Acquisition and the Seller so requests in writing, the Purchaser shall return or destroy all Confidential Information supplied to the Purchaser by the Seller in relation to that Acquisition and destroy or permanently erase (to the extent technically practicable) all copies of such Confidential Information made by the Purchaser and use its reasonable endeavours to ensure that anyone to whom the Purchaser has supplied any such Confidential Information destroys or permanently erases (to the extent technically practicable) such Confidential Information and any copies made by them, in each case save to the extent that the Purchaser or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under sub-paragraph (b) of paragraph 2.2 above. 5. Continuing Obligations The obligations in this undertaking are continuing and, in particular, shall survive and remain binding on the Purchaser in relation to each Acquisition made or which may be made by it until (a) if the Purchaser becomes a party to the Agreement to which that Acquisition relates as a lender of record, the date on which the Purchaser becomes such a party to such Agreement; (b) if the Purchaser enters into that Acquisition but it does not result in the Purchaser becoming a party to the Agreement to which that Acquisition relates as a lender of record, the date falling twelve months after the date on which all of the Purchaser's rights and obligations contained in the documentation entered into to implement that Acquisition have terminated; or (c) in any other case the date falling twelve months after the date of the Purchaser's final receipt (in whatever manner) of any Confidential Information in relation to that Acquisition.

19 6. No Representation; Consequences of Breach, etc. The Purchaser acknowledges and agrees that, in relation to each Acquisition made or which may be made by it: 6.1 neither the Seller, nor any member of the relevant Group nor any of the Seller's or the relevant Group’s respective officers, employees or advisers (each a “Relevant Person”) (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information supplied by the Seller to the Purchaser in relation to that Acquisition or any other information supplied by the Seller to the Purchaser in relation to that Acquisition or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information supplied by the Seller to the Purchaser in relation to that Acquisition or any other information supplied by the Seller to the Purchaser in relation to that Acquisition or be otherwise liable to the Purchaser or any other person in respect of the Confidential Information supplied by the Seller to the Purchaser in relation to that Acquisition or any such information; and 6.2 the Seller or members of the relevant Group may be irreparably harmed by the breach of the terms of this undertaking and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this undertaking by the Purchaser. 7. Entire Agreement: No Waiver; Amendments, etc. 7.1 This undertaking constitutes the entire agreement between the Seller and the Purchaser in relation to the Purchaser's obligations regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information. 7.2 No failure to exercise, nor any delay in exercising any right or remedy under this undertaking will operate as a waiver of any such right or remedy or constitute an election to affirm this undertaking. No election to affirm this undertaking will be effective unless it is in writing. No single or partial exercise of any right or remedy will prevent any further or other exercise or the exercise of any other right or remedy under this undertaking. 7.3 The terms of this undertaking and the Purchaser's obligations under this undertaking may only be amended or modified by written agreement between the parties. 8. Inside Information The Purchaser acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Purchaser undertakes not to use any Confidential Information for any unlawful purpose. 9. Nature of Undertakings The undertakings given by the Purchaser in this undertaking are given to the Seller and are also given for the benefit of the relevant Company and each other member of the relevant Group. 10. Third Party Rights 10.1 Subject to this paragraph 10 and to paragraphs 6 and 9, a person who is not a party to this undertaking has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this undertaking.

20 10.2 The Relevant Persons may enjoy the benefit of the terms of paragraphs 6 and 9 subject to and in accordance with this paragraph 10 and the provisions of the Third Parties Act. 10.3 Notwithstanding any provisions of this undertaking, the parties to this undertaking do not require the consent of any Relevant Person to rescind or vary this undertaking at any time. 11. Governing Law and Jurisdiction 11.1 This undertaking and any non-contractual obligations arising out of or in connection with it (including any non-contractual obligations arising out of the negotiation of any Acquisition) are governed by English law. 11.2 The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this undertaking (including a dispute relating to any non-contractual obligation arising out of or in connection with either this undertaking or the negotiation of any Acquisition). 12. Bail-in It is agreed that, notwithstanding any other term of any agreement, arrangement or understanding between the Seller and the Purchaser, each of the Seller and Purchaser acknowledges and accepts that any liability either of them may have to the other under or in connection with this undertaking may be subject to Bail- In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of: 12.1 any Bail-In Action in relation to any such liability, including (without limitation): 12.2 a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability; 12.3 a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and 12.4 a cancellation of any such liability; and 12.5 a variation of any term of this undertaking to the extent necessary to give effect to any Bail-In Action in relation to any such liability. 13. Definitions and Construction In this undertaking terms defined in the relevant Agreement (as defined below) shall, unless the context otherwise requires, have the same meaning and: “Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms (as amended or re-enacted). “Agreement” means any credit agreement in which the Seller has an interest and which requires the Seller to obtain from the Purchaser an undertaking in or substantially in the form of this undertaking as a condition to permitting disclosure by the Seller of certain information to the Purchaser. “Bail-In Action” means the exercise of any Write-down and Conversion Powers. “Bail-In Legislation” means: (a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

21 (b) in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation. “Company” means, in relation to each Acquisition, the principal company party to the relevant Agreement. “Confidential Information” means, in relation to each Acquisition, all information relating to the relevant Company, any relevant Obligor, the relevant Group, the relevant Finance Documents, the Facility and/or that Acquisition which is received by the Purchaser in relation to the relevant Finance Documents or the Facility from the Seller or any of its affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that: (a) is or becomes public information other than as a direct or indirect result of any breach by the Purchaser of this undertaking; or (b) is identified in writing at the time of delivery as non-confidential by the Seller or its advisers; or (c) is known by the Purchaser before the date the information is disclosed to the Purchaser by the Seller or any of its affiliates or advisers or is lawfully obtained by the Purchaser after that date, from a source which is, as far as the Purchaser is aware, unconnected with the relevant Group and which, in either case, as far as the Purchaser is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality. “EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway. “EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time. “Group” means, in relation to each Acquisition, the relevant Company and its subsidiaries for the time being (as such term is defined in the Companies Act 2006). “Permitted Purpose” means, in relation to each Acquisition, considering and evaluating whether to enter into that Acquisition. “Resolution Authority” means anybody which has authority to exercise any Write-down and Conversion Powers. “Write-down and Conversion Powers” means: (a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; (b) in relation to any other applicable Bail-In Legislation: (i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability

22 into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and (ii) any similar or analogous powers under that Bail-In Legislation. Any reference to a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation. This undertaking has been entered into on the date stated at the beginning of this undertaking

23 Schedule 11 Timetables12 Loans in euro/USD Loans in Sterling Loans in other currencies Agent notifies the Company if a currency is approved as an Optional Currency in accordance with Clause 4.3 (Conditions Relating to Optional Currencies) - - U-4 Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) U-3 9.30 a.m. U-1 9.30 a.m. U-3 9.30 a.m. Agent determines (in relation to a Utilisation) the Base Currency Amount of the Loan, if required under Clause 5.4 (Lenders’ Participation) and notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ Participation) U-3 Noon U-1 Noon U-3 Noon Agent receives a notification from a Lender under Clause 6.2 (Unavailability of a Currency) 9.30 a.m. on the day which is two Business Days before the first day of the Interest Period for the relevant Loan. - 9.30 a.m. on the day which is two Business Days before the first day of the Interest Period for the relevant Loan. Agent gives notice in accordance with Clause 6.2 (Unavailability of a Currency) 5.30 p.m. on the day which is two Business Days before the first day of the Interest Period for the relevant Loan. - 5.30 p.m. on the day which is two Business Days before the first day of the Interest Period for the relevant Loan. “U” = date of utilisation “U-X” = Business Days prior to date of utilisation 12 NTD: Agent/Lenders to confirm if this works for them.

24 Schedule 12 Form of Increase Confirmation To: The Governor and Company of the Bank of Ireland as Agent and [●] as Company, for and on behalf of each Obligor From: [the Increase Lender] (the “Increase Lender”) Dated: Moy Park Europe (Holdings) Limited – £150,000,000 Facility Agreement dated [●] 2022 (the “Agreement”) 1. We refer to the Agreement. This is an Increase Confirmation. Terms defined in the Agreement have the same meaning in this Increase Confirmation unless given a different meaning in this Increase Confirmation. 2. We refer to Clause 2.2 (Increase) of the Agreement. 3. The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the “Relevant Commitment”) as if it had been an Original Lender under the Agreement in respect of the Relevant Commitment. 4. The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the “Increase Date”) is [●]. 5. On the Increase Date, the Increase Lender becomes party to the Finance Documents as a Lender. 6. The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 33.2 (Addresses) of the Agreement are set out in the Schedule. 7. The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (i) of Clause 2.2 (Increase) of the Agreement. 8. The Increase Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is: (a) in respect of UK Tax: (i) [not a UK Qualifying Lender; (ii) [a UK Qualifying Lender (other than a UK Treaty Lender]; or (iii) [a UK Treaty Lender] 13. (b) in respect of Irish Tax: (i) [not an Irish Qualifying Lender]; (ii) [an Irish Qualifying Lender (other than an Irish Treaty Lender]; or (iii) [an Irish Treaty Lender]14. 13 Delete as applicable. Each Increase Lender is required to confirm which of these three categories it falls within. 14 Delete as applicable. Each Increase Lender is required to confirm which of these three categories it falls within.

25 9. [The Increase Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either: (a) a company resident in the United Kingdom for United Kingdom tax purposes; (b) a partnership each member of which is: (i) a company so resident in the United Kingdom; or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]15 10. [The Increase Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [●]) and is tax resident in [●]*, so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and requests that the Company notify: (a) each Borrower which is a Party as a Borrower as at the Increase Date; and (b) each Additional Borrower which becomes an Additional Borrower after the Increase Date, that it wishes the scheme to apply to the Agreement.]** [9/11.]. This Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Increase Confirmation. [10/12.]. This Increase Confirmation and any non-contractual obligations arising out of or in connection with it are governed by English law. [11/13.]. This Increase Confirmation has been entered into on the date stated at the beginning of this Increase Confirmation. 15 Include only if Increase Lender is a UK Non-Bank Lender i.e. falls within paragraph (a)(ii) of the definition of “Qualifying Lender” in Clause 13.1 (Definitions). * Insert jurisdiction of tax residence. ** This confirmation must be included if the Increase Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.

26 The Schedule Relevant Commitment/rights and obligations to be assumed by the Increase Lender [Insert relevant details] [Facility Office address, fax number and attention details for notices and account details for payments] [Increase Lender] _____________________________________ By: This Increase Confirmation is accepted by the Agent and the Increase Date is confirmed as [●]. Agent The Governor and Company of the Bank of Ireland _____________________________________ By:

27 Schedule 13 Reference Rate Terms Part 1 US Dollars CURRENCY: US Dollars. Cost of funds as a fallback Cost of funds will apply as a fallback. Definitions Additional Business Days: An RFR Banking Day. Break Costs: None specified. Business Day Conventions (definition of “Month” and Clause 12.2 (Non- Business Days)): (a) If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period: (i) subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; (ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and (iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end. (b) If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not). Central Bank Rate: (a) The short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or (b) if that target is not a single figure, the arithmetic mean of:

28 (i) the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York; and (ii) the lower bound of that target range. Central Bank Rate Adjustment: In relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the mean (calculated by the Agent, or by any other Finance Party which agrees to do so in place of the Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which the RFR was available, excluding the days with the highest (and, if there is more than one highest spread, only one of those highest spreads) and lowest spreads (or, if there is more than one lowest spread, only one of those lowest spreads) to the Central Bank Rate. Central Bank Rate Spread: In relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Agent (or by any other Finance Party which agrees to do so in place of the Agent) between: (a) the RFR for that RFR Banking Day; and (b) the Central Bank Rate prevailing at close of business on that RFR Banking Day. Credit Adjustment Spread: None. Daily Rate: The “Daily Rate” for any RFR Banking Day is: (a) the RFR for that RFR Banking Day; or (b) if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of: (i) the Central Bank Rate for that RFR Banking Day; and (ii) the applicable Central Bank Rate Adjustment; or (c) if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of: (i) the most recent Central Bank Rate for a day which is no more than five RFR Banking Days before that RFR Banking Day; and

29 (ii) the applicable Central Bank Rate Adjustment, rounded, in either case, to four decimal places and if, in either case, the aggregate of that rate and the applicable Credit Adjustment Spread is less than zero, the Daily Rate shall be deemed to be such a rate that the aggregate of the Daily Rate and the applicable Credit Adjustment Spread is zero. Lookback Period: Five RFR Banking Days. Market Disruption Rate: The percentage rate per annum which is the aggregate of: (a) the Cumulative Compounded RFR Rate for the Interest Period of the relevant Loan; and (b) the applicable Credit Adjustment Spread (if any). Relevant Market: The market for overnight cash borrowing collateralised by US Government securities. Reporting Day: The Business Day which follows the day which is the Lookback Period prior to the last day of the Interest Period. RFR: The secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate). RFR Banking Day: Any day other than: (a) a Saturday or Sunday; and (b) a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities. Interest Periods Periods capable of selection as Interest Periods (paragraph (b) of Clause 12.1 (Selection of Interest Periods)): 1, 3 or 6 Months. Reporting Times Deadline for Lenders to report market disruption in accordance with Clause 13.3 (Market Disruption) Close of business in London on the Reporting Day for the relevant Loan.

30 Deadline for Lenders to report their cost of funds in accordance with Clause 13.4 (Cost of Funds) Close of business on the date falling five Business Days after the Reporting 13.4 for the relevant Loan (or, if earlier, on the date falling five Business Days before the date on which interest is due to be paid in respect of the Interest Period for that Loan).

31 Part 2 Sterling CURRENCY: Sterling. Cost of funds as a fallback Cost of funds will apply as a fallback. Definitions Additional Business Days: An RFR Banking Day. Break Costs: None specified. Business Day Conventions (definition of “Month” and Clause 12.2 (Non-Business Days)): (a) If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period: (i) subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; (ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and (iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end. (b) If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not). Central Bank Rate: The Bank of England’s Bank Rate as published by the Bank of England from time to time. Central Bank Rate Adjustment: In relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the 20 per cent. trimmed arithmetic mean (calculated by the Agent (or by any other Finance Party which agrees to do so in place of the Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which the RFR is available.

32 Central Bank Rate Spread: In relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Agent (or by any other Finance Party which agrees to do so in place of the Agent) between: (a) the RFR for that RFR Banking Day; and (b) the Central Bank Rate prevailing at close of business on that RFR Banking Day. Credit Adjustment Spread: None. Daily Rate: The “Daily Rate” for any RFR Banking Day is: (a) the RFR for that RFR Banking Day; or (b) if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of: (i) the Central Bank Rate for that RFR Banking Day; and (ii) the applicable Central Bank Rate Adjustment ; or (c) if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of: (i) the most recent Central Bank Rate for a day which is no more than five (5) RFR Banking Days before that RFR Banking Day; and (ii) the applicable Central Bank Rate Adjustment, rounded, in either case, to four decimal places and if, in any case, the aggregate of that rate and the applicable Credit Adjustment Spread is less than zero, the Daily Rate shall be deemed to be such a rate that the aggregate of the Daily Rate and the applicable Credit Adjustment Spread is zero. Lookback Period: Five RFR Banking Days. Market Disruption Rate: The percentage rate per annum which is the aggregate of: (a) The Cumulative Compounded RFR Rate for the Interest Period of the relevant Loan; and (b) the applicable Credit Adjustment Spread (if any). Relevant Market: The sterling wholesale market.

33 Reporting Day: The day which is the Lookback Period prior to the last day of the Interest Period or, if that day is not a Business Day, the immediately following Business Day. RFR: The SONIA (sterling overnight index average) reference rate displayed on the relevant screen of any authorised distributor of that reference rate. RFR Banking Day: A day (other than a Saturday or Sunday) on which banks are open for general business in London. Published Rate Contingency Period 30 days Interest Periods Periods capable of selection as Interest Periods (paragraph (b) of Clause 11.1 (Selection of Interest Periods)): 1, 3 or 6 months. Reporting Times Deadline for Lenders to report market disruption in accordance with Clause 13.3 (Market Disruption) Close of business in London on the Reporting Day for the relevant Loan. Deadline for Lenders to report their cost of funds in accordance with Clause 13.4 (Cost of Funds) Close of business on the date falling five (5) Business Days after the Reporting Day for the relevant Loan (or, if earlier, on the date falling five (5) Business Days before the date on which interest is due to be paid in respect of the Interest Period for that Loan).

Schedule 14 Daily Non-Cumulative Compounded RFR Rate

The "**Daily Non-Cumulative Compounded RFR Rate**" for any RFR Banking Day "i" during an Interest Period for a Compounded Rate Loan is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose) calculated as set out below:

$$(UCCDR_i - UCCDR_{i-1}) \times \frac{dcc}{n_i}$$

where:

"**$UCCDR_i$**" means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day "**i**";

"**$UCCDR_{i-1}$**" means, in relation to that RFR Banking Day "**i**," the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Interest Period;

"**dcc**" means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number;

"**n_i**" means the number of calendar days from, and including, that RFR Banking Day "**i**" up to, but excluding, the following RFR Banking Day; and

the "**Unannualised Cumulative Compounded Daily Rate**" for any RFR Banking Day (the "**Cumulated RFR Banking Day**") during that Interest Period is the result of the below calculation (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose):

$$ACCDR \times \frac{tn_i}{dcc}$$

where:

"**ACCDR**" means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day;

"**tn_i**" means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period;

"**Cumulation Period**" means the period from, and including, the first RFR Banking Day of that Interest Period to, and including, that Cumulated RFR Banking Day;

"**dcc**" has the meaning given to that term above; and

the "**Annualised Cumulative Compounded Daily Rate**" for that Cumulated RFR Banking Day is the percentage rate per annum (rounded to four decimal places) calculated as set out below:

34

$$\left[\prod_{i=1}^{d_0}\left(1+\frac{DailyRate_{i-LP} \times n_i}{dcc}\right)-1\right] \times \frac{dcc}{tn_i}$$

where:

"**d_0**" means the number of RFR Banking Days in the Cumulation Period;

"**Cumulation Period**" has the meaning given to that term above;

"**i**" means a series of whole numbers from one to d_0, each representing the relevant RFR Banking Day in chronological order in the Cumulation Period;

"**$DailyRate_{i-LP}$**" means, for any RFR Banking Day "**i**" in the Cumulation Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day "**i**";

"**n_i**" means, for any RFR Banking Day "**i**" in the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day "**i**" up to, but excluding, the following RFR Banking Day;

"**dcc**" has the meaning given to that term above; and

"**tn_i**" has the meaning given to that term above.

35

Schedule 15 Cumulative Compounded RFR Rate

The "**Cumulative Compounded RFR Rate**" for any Interest Period for a Compounded Rate Loan is the percentage rate per annum (rounded to the same number of decimal places as is specified in the definition of "**Annualised Cumulative Compounded Daily Rate**" in Schedule 14(*Daily Non-Cumulative Compounded RFR Rate*)) calculated as set out below:

$$\left[\prod_{i=1}^{d_0}\left(1+\frac{DailyRate_{i-LP} \times n_i}{dcc}\right)-1\right] \times \frac{dcc}{d}$$

where:

"$\mathbf{d_0}$" means the number of RFR Banking Days during the Interest Period;

"**i**" means a series of whole numbers from one to d_0, each representing the relevant RFR Banking Day in chronological order during the Interest Period;

"$\mathbf{DailyRate_{i\text{-}LP}}$" means for any RFR Banking Day "**i**" during the Interest Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day "**i**";

"$\mathbf{n_i}$" means, for any RFR Banking Day "**i**," the number of calendar days from, and including, that RFR Banking Day "**i**" up to, but excluding, the following RFR Banking Day;

"**dcc**" means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number; and

"**d**" means the number of calendar days during that Interest Period.

36

[Project Bull – Signature page to the Revolving Facility Agreement] EXECUTION PAGES THE COMPANY MOY PARK (EUROPE) HOLDINGS LIMITED _/s/ Matthew Galvanoni____________ Name: Matthew Galvanoni Title: Authorised Signatory Address: 39 Seagoe Industrial Estate, Craigavon, County Armagh, BT63 5QE Email: garth.mcmurray@moypark.com Attention: Garth McMurray

[Project Bull – Signature page to the Revolving Facility Agreement] THE ORIGINAL BORROWERS MOY PARK LIMITED _/s/ Matthew Galvanoni______________ Name: Matthew Galvanoni Title: Authorised Signatory Address: 39 Seagoe Industrial Estate, Craigavon, County Armagh, BT63 5QE Email: garth.mcmurray@moypark.com Attention: Garth McMurray PILGRIM’S PRIDE LTD. _/s/ Matthew Galvanoni______________ Name: Matthew Galvanoni Title: Authorised Signatory Address: 39 Seagoe Industrial Estate, Craigavon, County Armagh, BT63 5QE Email: garth.mcmurray@moypark.com Attention: Garth McMurray

[Project Bull – Signature page to the Revolving Facility Agreement] PILGRIM’S FOOD MASTERS UK LIMITED _/s/ Matthew Galvanoni______________ Name: Matthew Galvanoni Title: Authorised Signatory Address: 39 Seagoe Industrial Estate, Craigavon, County Armagh, BT63 5QE Email: garth.mcmurray@moypark.com Attention: Garth McMurray PILGRIM’S FOOD MASTERS IRELAND LIMITED _/s/ Matthew Galvanoni______________ Name: Matthew Galvanoni Title: Authorised Signatory Address: 39 Seagoe Industrial Estate, Craigavon, County Armagh, BT63 5QE Email: garth.mcmurray@moypark.com Attention: Garth McMurray

[Project Bull – Signature page to the Revolving Facility Agreement] THE ORIGINAL GUARANTORS MOY PARK LIMITED _/s/ Matthew Galvanoni______________ Name: Matthew Galvanoni Title: Authorised Signatory Address: 39 Seagoe Industrial Estate, Craigavon, County Armagh, BT63 5QE Email: garth.mcmurray@moypark.com Attention: Garth McMurray MOY PARK HOLDINGS (EUROPE) LTD. _/s/ Matthew Galvanoni______________ Name: Matthew Galvanoni Title: Authorised Signatory Address: 39 Seagoe Industrial Estate, Craigavon, County Armagh, BT63 5QE Email: garth.mcmurray@moypark.com Attention: Garth McMurray

[Project Bull – Signature page to the Revolving Facility Agreement] CONSUMER FOODS VAN SALES LIMITED _/s/ Matthew Galvanoni______________ Name: Matthew Galvanoni Title: Authorised Signatory Address: 39 Seagoe Industrial Estate, Craigavon, County Armagh, BT63 5QE Email: garth.mcmurray@moypark.com Attention: Garth McMurray ONIX INVESTMENTS UK LTD. _/s/ Matthew Galvanoni______________ Name: Matthew Galvanoni Title: Authorised Signatory Address: 39 Seagoe Industrial Estate, Craigavon, County Armagh, BT63 5QE Email: garth.mcmurray@moypark.com Attention: Garth McMurray

[Project Bull – Signature page to the Revolving Facility Agreement] ROLLOVER LIMITED _/s/ Matthew Galvanoni______________ Name: Matthew Galvanoni Title: Authorised Signatory Address: 39 Seagoe Industrial Estate, Craigavon, County Armagh, BT63 5QE Email: garth.mcmurray@moypark.com Attention: Garth McMurray OAKHOUSE FOODS LIMITED _/s/ Matthew Galvanoni______________ Name: Matthew Galvanoni Title: Authorised Signatory Address: 39 Seagoe Industrial Estate, Craigavon, County Armagh, BT63 5QE Email: garth.mcmurray@moypark.com Attention: Garth McMurray

[Project Bull – Signature page to the Revolving Facility Agreement] ATTLEBOROUGH FOODS LIMITED _/s/ Matthew Galvanoni______________ Name: Matthew Galvanoni Title: Authorised Signatory Address: 39 Seagoe Industrial Estate, Craigavon, County Armagh, BT63 5QE Email: garth.mcmurray@moypark.com Attention: Garth McMurray NOON PRODUCTS LIMITED _/s/ Matthew Galvanoni______________ Name: Matthew Galvanoni Title: Authorised Signatory Address: 39 Seagoe Industrial Estate, Craigavon, County Armagh, BT63 5QE Email: garth.mcmurray@moypark.com Attention: Garth McMurray

[Project Bull – Signature page to the Revolving Facility Agreement] SPURWAY FOODS LIMITED _/s/ Matthew Galvanoni______________ Name: Matthew Galvanoni Title: Authorised Signatory Address: 39 Seagoe Industrial Estate, Craigavon, County Armagh, BT63 5QE Email: garth.mcmurray@moypark.com Attention: Garth McMurray PILGRIM’S PRIDE LTD. _/s/ Matthew Galvanoni______________ Name: Matthew Galvanoni Title: Authorised Signatory Address: 39 Seagoe Industrial Estate, Craigavon, County Armagh, BT63 5QE Email: garth.mcmurray@moypark.com Attention: Garth McMurray

[Project Bull – Signature page to the Revolving Facility Agreement] PILGRIM’S FOOD MASTERS UK LIMITED _/s/ Matthew Galvanoni________ _____ Name: Matthew Galvanoni Title: Authorised Signatory Address: 39 Seagoe Industrial Estate, Craigavon, County Armagh, BT63 5QE Email: garth.mcmurray@moypark.com Attention: Garth McMurray Warning: This is an all sums guarantee in respect of all liabilities under the Finance Documents

[Project Bull – Signature page to the Revolving Facility Agreement] PILGRIM’S FOOD MASTERS IRELAND LIMITED _/s/ Matthew Galvanoni______________ Name: Matthew Galvanoni Title: Authorised Signatory Address: 39 Seagoe Industrial Estate, Craigavon, County Armagh, BT63 5QE Email: garth.mcmurray@moypark.com Attention: Garth McMurray RYE VALLEY FOODS LIMITED _/s/ Matthew Galvanoni______________ Name: Matthew Galvanoni Title: Authorised Signatory Address: 39 Seagoe Industrial Estate, Craigavon, County Armagh, BT63 5QE Email: garth.mcmurray@moypark.com Attention: Garth McMurray

[Project Bull – Signature page to the Revolving Facility Agreement] CONSUMER FOODS VAN SALES (IRELAND) LIMITED _/s/ Matthew Galvanoni______________ Name: Matthew Galvanoni Title: Authorised Signatory Address: 39 Seagoe Industrial Estate, Craigavon, County Armagh, BT63 5QE Email: garth.mcmurray@moypark.com Attention: Garth McMurray

[Project Bull – Signature page to the Revolving Facility Agreement] THE ARRANGER THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND _/s/ Paul Magee_________________ ___ Name: Paul Magee Title: Director, Corporate Banking NI _/s/ Charlotte McCann__________ ____ Name: Charlotte McCann Title: Associate Director, Corporate Banking NI Address: 7th Floor, 1 Donegall Square South, Belfast, BT1 5LR Email: paul.magee@boi.com / charlotte.mccann@boi.com Attention: Paul Magee / Charlotte McCann

[Project Bull – Signature page to the Revolving Facility Agreement]

[Project Bull – Signature page to the Revolving Facility Agreement] THE ORIGINAL LENDERS THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND _/s/ Paul Magee_____________________ Name: Paul Magee Title: Director, Corporate Banking NI _/s/ Charlotte McCann_____________ _ Name: Charlotte McCann Title: Associate Director, Corporate Banking NI Address: 7th Floor, 1 Donegall Square South, Belfast, BT1 5LR Email: paul.magee@boi.com / charlotte.mccann@boi.com Attention: Paul Magee / Charlotte McCann

[Project Bull – Signature page to the Revolving Facility Agreement] BARCLAYS BANK PLC _/s/ Yasmin Nabi_____________________ Name: Yasmin Nabi Title: Relationship Director _/s/ Graeme MacLaughlin__________________________________ Name: Graeme MacLaughlin Title: Relationship Director Address: 1 Churchill Place, London, E14 5HP Email: graeme.maclaughlin@barclays.com Attention: Graeme MacLaughlin

[Project Bull – Signature page to the Revolving Facility Agreement] NATIONAL WESTMINSTER BANK PLC (TRADING AS ULSTER BANK) _/s/ Kenton Hilman_________________ _ Name: Kenton Hilman Title: Head of Corporate and Property _/s/ Damien Long____________________ Name: Damien Long Title: Relationship Director Address: Ulster Bank, 11-16 Donegal Square East, Belfast, BT1 5UB Email: Damien.long@ulsterbank.com Attention: Damien Long

[Project Bull – Signature page to the Revolving Facility Agreement] THE AGENT THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND _/s/ Sheila Quinn___________ ________ Name: Sheila Quinn Title: Authorised Signatory _/s/ Cormac McAuley_________________ Name: Cormac McAuley Title: Authorised Signatory Address: Baggot Plaza (Floor 3A), 27 – 33 Baggot Street Upper, Dublin 4, Ireland Email: Sheila.Quinn@boi.com / Cormac.McAuley@boi.com Attention: Sheila Quinn / Cormac McAuley